                                                                    EXHIBIT 25.1

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders of Jacuzzi Brands, Inc.

We have audited the consolidated balance sheets of USI Global Corporation (the "Company") (a wholly-owned subsidiary of Jacuzzi Brands, Inc.) as of September 30, 2003 and 2002, and the related consolidated statements of operations, cash flows, and changes in stockholder's equity for each of the three years in the period ended September 30, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of USI Global Corporation at September 30, 2003 and 2002, and the consolidated results of its operations and its cash flows for each of the three years in the period ended September 30, 2003, in conformity with accounting principles generally accepted in the United States.

As discussed in Note 1, the Company restated its 2001 and 2002 consolidated financial statements to treat approximately $17.4 million of costs, which had previously been expensed, as additional purchase price in connection with the re-acquisition of Rexair, Inc. in fiscal 2001. The Company also restated its 2001 and 2002 consolidated financial statements for the reallocation of the purchase price in the re-acquisition of Rexair, Inc., among identifiable intangible assets, goodwill and deferred tax liabilities and for the change in designation of the distributor network to a finite-lived intangible asset with a 40-year estimated life.

As discussed in Note 2 to the consolidated financial statements, the Company changed its method of accounting for goodwill and other intangible assets in 2002.



                                         /s/Ernst & Young LLP

West Palm Beach, Florida
November 21, 2003

                             USI GLOBAL CORPORATION

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                  (IN MILLIONS)

                                                                                        FOR THE FISCAL YEARS ENDED SEPTEMBER 30
                                                                                        2003             2002             2001
                                                                                                      (RESTATED)       (RESTATED)
                                                                                       ------         ----------       ----------
Net sales ...................................................................          $750.7           $648.0          $ 583.7
Operating costs and expenses:
 Cost of products sold ......................................................           525.5            437.6            409.4
 Selling, general and administrative expenses ...............................           169.3            150.0            137.9
 Management fees ............................................................             5.6             13.0             13.1
 Impairment, restructuring and other charges ................................             7.9              0.8             60.8
                                                                                       ------           ------          -------
   Operating income (loss) ..................................................            42.4             46.6            (37.5)
Interest income from affiliates .............................................            33.6             51.3             44.5
Interest expense to affiliates ..............................................            (2.1)            (1.2)            (2.7)
Other intercompany expense with affiliates, net .............................            (0.4)              --               --
Interest expense ............................................................           (26.2)           (38.3)           (44.0)
Interest income .............................................................             1.4              1.2              1.5
Equity losses of investee ...................................................              --               --             (1.4)
Other expense, net ..........................................................           (14.8)            (7.4)            (5.4)
                                                                                       ------           ------          -------
Income (loss) before income taxes, discontinued operations
 and cumulative effect of accounting change .................................            33.9             52.2            (45.0)
(Provision) benefit for income taxes ........................................           (12.7)            18.2             (7.2)
                                                                                       ------           ------          -------
 Income (loss) from continuing operations ...................................            21.2             70.4            (52.2)
Discontinued operations:
 (Loss) income from operations (net of income tax benefit
  (provisions) of $1.1 in 2003, ($0.7) in 2002 and ($38.7) in 2001 ..........            (1.3)             1.8            (40.5)
 (Loss) gain on disposals (net of income tax benefit of
  $6.5 in 2003 and $10.2 in 2001) ...........................................           (39.9)             8.4           (194.1)
                                                                                       ------           ------          -------
 (Loss) income from discontinued operations .................................           (41.2)            10.2           (234.6)
Cumulative effect of accounting change, net of taxes of $0.8 ................              --               --             (0.7)
                                                                                       ------           ------          -------
Net (loss) income ...........................................................           (20.0)            80.6           (287.5)
Dividend on preferred stock .................................................           (61.6)           (61.6)           (61.6)
                                                                                       ------           ------          -------
(Loss) income applicable to common shares ...................................          $(81.6)          $ 19.0          $(349.1)
                                                                                       ======           ======          =======

                             See accompanying notes.

                             USI GLOBAL CORPORATION
                           CONSOLIDATED BALANCE SHEETS
                        (IN MILLIONS, EXCEPT SHARE DATA)

                                                                                             AT SEPTEMBER 30,
                                                                                         2003               2002
                                                                                                         (RESTATED)
                                                                                       --------          ----------
                                 ASSETS
Current assets:
 Cash and cash equivalents ...................................................         $   26.8           $   26.7
 Restricted cash collateral accounts .........................................               --               44.7
 Trade receivables, net of allowances of $7.4 in 2003 and
  and $5.7 in 2002 ............................................................           153.3              130.6
 Inventories .................................................................             91.8               89.4
 Deferred income taxes .......................................................             40.5               26.4
 Assets held for sale ........................................................             13.4              241.4
 Other current assets ........................................................             18.7                9.7
                                                                                       --------           --------
    Total current assets ........................................................         344.5              568.9
Property, plant and equipment, net ..........................................              89.5               82.1
Due from affiliates .........................................................             254.1                 --
Goodwill ....................................................................             248.2              247.2
Other intangibles, net ......................................................              60.8               62.0
Notes receivable from affiliates ............................................             472.7              952.8
Other non-current assets ....................................................              27.9               16.0
                                                                                       --------           --------
TOTAL ASSETS ................................................................          $1,477.7           $1,929.0
                                                                                       ========           ========

                  LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
 Notes payable ...............................................................         $   23.5           $   15.3
 Current maturities of long-term debt ........................................             23.9               76.7
 Trade accounts payable ......................................................             80.9               70.4
 Liabilities associated with assets held for sale ............................              7.8               78.5
 Accrued expenses and other current liabilities ..............................             86.2               76.3
 Notes payable to Parent .....................................................             58.1               23.6
                                                                                       --------           --------
   Total current liabilities ...................................................          280.4              340.8
Long-term debt ..............................................................             445.0              268.1
Deferred income taxes .......................................................              31.9               32.9
Other liabilities ...........................................................              66.6               56.5
Due to affiliates ...........................................................                --              554.6
                                                                                       --------           --------
   Total liabilities ...........................................................          823.9            1,252.9
                                                                                       --------           --------
Commitments and contingencies
Stockholder's equity:
 Preferred stock (par value $0.01 per share, authorized 1,000
  shares; issued and outstanding 1,000 shares) ................................              --                 --
 Common stock (par value $0.01 per share, authorized 200
  shares; issued and outstanding 100 shares) ..................................              --                 --
 Additional paid in capital ..................................................          1,007.2              975.9
 Accumulated deficit .........................................................           (343.5)            (261.9)
 Accumulated other comprehensive loss ........................................             (9.9)             (37.9)
                                                                                       --------           --------
   Total stockholder's equity ..................................................          653.8              676.1
                                                                                       --------           --------
TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY ..................................          $1,477.7           $1,929.0
                                                                                       ========           ========

                             See accompanying notes

                             USI GLOBAL CORPORATION
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (IN MILLIONS)

                                                                                       FOR THE FISCAL YEARS ENDED SEPTEMBER 30,
                                                                                        2003             2002             2001
                                                                                                      (RESTATED)       (RESTATED)
                                                                                       ------         ----------       ----------
OPERATING ACTIVITIES:
 Income (loss) from continuing operations ....................................         $ 21.2           $ 70.4           $(52.2)
 Adjustments to reconcile income (loss) from continuing operations to net cash provided by operating activities of continuing operations:
   Depreciation and amortization .............................................           13.3             13.4             16.3
   Amortization of debt issuance costs and other financing costs .............            1.7              4.3              0.7
   Charges for debt restructuring and refinancing costs ......................           11.4               --               --
   Benefit for deferred income taxes .........................................           (7.8)           (32.2)           (10.7)
   Provision for doubtful accounts ...........................................            5.1              2.9              2.3
   Gain on sale of excess real estate ........................................           (3.5)            (0.8)              --
   Equity in losses of investee ..............................................             --               --              1.4
   Loss on sale of property, plant and equipment .............................            0.3              1.8               --
   Impairment, restructuring and other charges ...............................            3.1               --             60.8
Changes in operating assets and liabilities, excluding the effects of acquisitions and dispositions:
  Trade receivables ..........................................................          (17.7)            (0.4)            24.2
  Inventories ................................................................            0.5             (5.8)            (2.1)
  Other current assets .......................................................           (6.3)             1.6              2.6
  Other assets ...............................................................            1.4              1.7             (2.5)
  Trade accounts payable .....................................................            6.1             11.0             (1.0)
  Accrued expenses and other current liabilities .............................           (7.0)             2.8             (8.8)
  Other liabilities ..........................................................           (8.7)             5.0             (7.0)
                                                                                       ------           ------           ------
   Net cash provided by operating activities of continuing operations ........           13.1             75.7             24.0
                                                                                       ------           ------           ------
(Loss) income from discontinued operations ..................................           (41.2)            10.2           (234.6)
Adjustments to reconcile (loss) income from discontinued operations to net cash (used in) provided by discontinued operations:
  Loss (gain) on disposal of discontinued operations ........................            39.9             (8.4)           194.1
  Impairments and other charges .............................................              --               --             61.6
  Other (increases) decreases in net assets held for sale ...................            (3.4)            30.6             44.8
                                                                                       ------           ------           ------
   Net cash (used in) provided by discontinued operations ...................            (4.7)            32.4             65.9
                                                                                       ------           ------           ------
NET CASH PROVIDED BY OPERATING ACTIVITIES ...................................             8.4            108.1             89.9
                                                                                       ------           ------           ------
INVESTING ACTIVITIES:
 Proceeds from sale of businesses ...........................................           120.5            357.0               --
 Purchases of property, plant and equipment .................................           (16.1)           (12.6)           (15.1)
 Proceeds from sale of excess real estate ...................................            11.1              0.5               --
 Proceeds from sale of property, plant and equipment ........................             0.1               --              0.9
 Repayments from (loans to) affiliates ......................................           509.4           (271.1)            27.6
                                                                                       ------           ------           ------
NET CASH PROVIDED BY INVESTING ACTIVITIES ...................................           625.0             73.8             13.4
                                                                                       ------           ------           ------
FINANCING ACTIVITIES:
 Proceeds from long-term debt ...............................................              --              5.3            247.9
 Repayment of long-term debt ................................................          (220.9)          (371.7)          (246.5)
 Redemption of Senior Notes .................................................          (125.0)              --               --
 Payment of debt issuance and other financing costs .........................           (11.3)              --               --
 Proceeds from (repayment of) notes payable, net ............................             7.2              2.7             (2.1)
 Proceeds from (repayment of) notes payable to affiliates, net ..............            34.5             (6.0)             3.0
 Contribution from Parent ...................................................            31.3               --               --
 Net transfers with Affiliates ..............................................          (354.6)           167.4            (65.9)
                                                                                       ------           ------           ------
NET CASH USED IN FINANCING ACTIVITIES .......................................          (638.8)          (202.3)           (63.6)
                                                                                       ------           ------           ------
 Effect of exchange rate changes on cash and cash equivalents ...............             5.5             (4.7)            (6.0)
                                                                                       ------           ------           ------
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS ............................             0.1            (25.1)            33.7
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR ..............................            26.7             51.8             18.1
                                                                                       ------           ------           ------
CASH AND CASH EQUIVALENTS AT END OF YEAR ....................................          $ 26.8           $ 26.7           $ 51.8
                                                                                       ======           ======           ======

                             See accompanying notes.

                             USI GLOBAL CORPORATION

            CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDER'S EQUITY

              FISCAL YEARS ENDED SEPTEMBER 30, 2003, 2002 AND 2001
                                  (IN MILLIONS)

                                                                                               ACCUMULATED    COMPRE-
                                                                 ADDITIONAL     RETAINED         OTHER        HENSIVE
                                           COMMON    PREFERRED     PAID-IN      EARNINGS     COMPREHENSIVE    INCOME
                                           STOCK       STOCK       CAPITAL     (DEFICIT)     INCOME (LOSS)     (LOSS)        TOTAL
                                           ------    ---------   ----------     --------     -------------    --------      -------
Balance at September 30, 2000 .......      $  --     $  --       $  975.9       $   68.2     $  (43.6)                      $1,000.5
                                           -----     -----       --------       --------     --------                        -------
Net loss (Restated) .................                                             (287.5)                     $(287.5)      $(287.5)
Dividend on preferred stock .........                                              (61.6)                                     (61.6)
Translation adjustment ..............                                                               18.5         18.5          18.5
Minimum pension liability
 adjustment, net of tax .............                                                                1.3          1.3           1.3
Fair value of derivatives
 adjustment, net of tax .............                                                               (1.4)        (1.4)         (1.4)
                                                                                                              -------
Other comprehensive income ..........                                                                            18.4
                                                                                                              -------
Total comprehensive loss ............                                                                         $(269.1)
                                           -----       -----      --------      --------        --------      =======       -------
Balance at September 30, 2001
 (Restated) .........................         --          --         975.9        (280.9)          (25.2)                     669.8
                                           -----       -----      --------      --------        --------                    -------

Net income (Restated) ...............                                               80.6                      $  80.6          80.6
Dividend on preferred stock .........                                              (61.6)                                     (61.6)
Translation adjustment ..............                                                               (0.9)        (0.9)         (0.9)
Minimum pension liability
 adjustment, net of tax .............                                                              (13.2)       (13.2)        (13.2)
Fair value of derivatives
 adjustment, net of tax .............                                                                1.4          1.4           1.4
                                                                                                              -------
Other comprehensive loss ............                                                                           (12.7)
                                                                                                              -------
Total comprehensive income ..........                                                                         $  67.9
                                           -----       -----      --------      --------        --------      =======       -------
Balance at September 30, 2002
 (Restated) .........................         --          --         975.9        (261.9)          (37.9)                     676.1
                                           -----       -----      --------      --------        --------                    -------
Net loss ............................                                              (20.0)                     $ (20.0)        (20.0)
Dividend on preferred stock .........                                              (61.6)                                     (61.6)
Contributions from Parent ...........                                 31.3                                                     31.3
Net unrealized gain on investment,
  net of tax ........................                                                               12.8         12.8          12.8
Translation adjustment ..............                                                               17.9         17.9          17.9
Minimum pension liability
 adjustment, net of tax .............                                                               (2.7)        (2.7)         (2.7)
                                                                                                              -------
Other comprehensive income ..........                                                                            28.0
                                                                                                              -------
Total comprehensive income ..........                                                                         $   8.0
                                           -----       -----      --------      --------        --------      =======       -------
Balance at September 30, 2003 .......      $  --       $  --      $1,007.2      $ (343.5)       $   (9.9)                   $ 653.8
                                           =====       =====      ========      ========        ========                    =======

                             See accompanying notes

                             USI GLOBAL CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1--BASIS OF PRESENTATION

         The accompanying consolidated financial statements include the consolidated operations of USI Global Corporation ("we" or "Global"). Global was incorporated in the state of Delaware on February 9, 1999. Jacuzzi Brands, Inc. ("JBI" or the "Parent"), formerly known as U.S. Industries, Inc., acquired all of the issued and outstanding common stock of Global on February 9, 1999, when JBI contributed a nominal amount of cash to Global. Subsequent thereto, on April 30, 1999, JBI contributed to Global all of the stock of Dual-Lite Inc. ("Dual-Lite") and True Temper Hardware Company ("True Temper"), each a wholly-owned subsidiary of JBI. Contemporaneously, USI American Holdings ("USIAH"), an indirect wholly-owned subsidiary of JBI, contributed to Global all of its assets and liabilities, including the outstanding capital stock of JUSI Holdings, Inc. ("JUSI") in exchange for all of the outstanding preferred stock of Global representing approximately ninety-one percent of the voting stock of Global. Promptly following its receipt, Global contributed the stock of Dual-Lite and True Temper to JUSI.

         Each share of our common stock and our preferred stock, which are both owned by JBI or its wholly owned subsidiaries, entitles the holder to one vote. The preferred stock has a stated value of $1.1 billion and a yield of 5.6%. The preferred stock has a maturity date of June 30, 2024 at which time it can be redeemed at our option. All preferred dividends will be paid only to the extent declared and will accumulate on a cumulative basis (without interest), to the extent not declared or paid. As of September 30, 2003, we had $272.1 million of accrued and unpaid dividends accumulated on our preferred stock. The preferred stock will have a liquidation value of the stated value plus accrued and unpaid dividends. The preferred stock has no conversion rights, but will rank prior to our common stock and all our other classes and series of equity securities as to dividends rights and rights on liquidation, winding down or dissolution of Global.

         Our principal operating subsidiaries are Jacuzzi, Inc.; Rexair, Inc.; Jacuzzi Europe, S.P.A. and Spring Ram plc. These entities manufacture and distribute a full line of whirlpool baths, spas, kitchen and bathroom sinks, shower enclosures and premium vacuum cleaners. These entities operate in the United States and throughout Europe and South America.

         JBI and certain subsidiaries of JBI (referred to herein as "Affiliates") have provided certain corporate general and administrative services to us including legal, finance, tax, risk management and employee benefits. A portion of the related costs has been allocated to us based on the percentage of our sales to the consolidated sales of JBI as management fees. Our management believes such amounts are reasonable; however, they may not be indicative of our ongoing costs as a separate entity.

         We operate on a 52- or 53-week fiscal year ending on the Saturday nearest to September 30. The fiscal year periods presented in our consolidated financial statements consisted of the 52 weeks ending on September 27, 2003, September 28, 2002, and September 29, 2001, but are presented as of September 30 in each of those years for convenience. Prior to the adoption of FASB Interpretation No. 46, "Consolidation of Variable Interest Entities" on February 1, 2003, businesses over which we had the ability to exercise significant influence, but are not consolidated into our results, were accounted for using the equity method. In March 2000, we completed the disposition of a majority equity interest in our Diversified businesses to Strategic Industries LLC ("Strategic Industries"). We accounted for our retained interest in Strategic Industries under the equity method of accounting from March 2000 until January 2002, when we sold all remaining interests in that company. We eliminate inter-company balances and transactions when consolidating the account balances of the subsidiaries.

         Any potential variable interest entity ("VIE") created after January 31, 2003 in which we hold a variable interest has been assessed to determine whether the VIE should be consolidated into our results based on criteria established by the Financial Accounting Standard Board ("FASB") Interpretation Number 46, Consolidation of Variable Interest Entities ("FIN 46"). As of September 30, 2003, we do not hold any variable interest in any VIEs. See further discussion under New Accounting Pronouncements in NOTE 2.

         Certain amounts have been reclassified in our prior year consolidated financial statements to conform them to the presentation used in the current year.

                             USI GLOBAL CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1--BASIS OF PRESENTATION (CONTINUED)

RESTATEMENT

         In October 2003, we completed a review of the accounting for the Rexair re-acquisition in response to comments received from the staff of the Securities and Exchange Commission arising as a result of their normal periodic review of our filings. As a result of this review, we changed the accounting for the August 2001 re-acquisition of Rexair and the related amortization expense. As a result, we capitalized as goodwill $17.4 million in transaction costs that had been previously expensed in our fiscal 2001 results. These transaction costs were deferred in connection with the March 2000 sale of our interest in Rexair to Strategic Industries and were charged to operations upon the re-acquisition of Rexair in August 2001.

         We also revised the amount allocated to the Rexair distributor network in connection with the 2001 re-acquisition. We originally recorded the distributor network as an indefinite-lived intangible asset with a carrying value of $64 million. We reassigned a value of $36 million to the distributor network, recognized the distributor network as a finite-lived asset, and will amortize it on a straight-line basis over 40 years. We also recorded a deferred tax liability of $24.7 million for purchased intangibles, increasing the excess purchase price, and thus goodwill, by the same amount. The deferred tax liability will be reversed, and a deferred tax benefit will be recognized, over the amortization period of the intangible assets. We restated our results for fiscal 2002 and 2001 as a result of these changes.

         The revised allocation of the purchase price as of September 30, 2002 is as follows:

                                                              REXAIR SEGMENT
                                             ----------------------------------------------
                                              ORIGINAL        REVISED
                                             ALLOCATION     ALLOCATION     AMORTIZABLE LIFE
                                             ----------     ----------     ----------------
                                                   (IN MILLIONS)
         Distributor network                  $ 64.0          $  36.0         40 years
         Trade name                              8.8             24.7         Indefinite
         Patent                                  0.9              2.6         10 years
         Goodwill                                 --             52.5         Indefinite
                                              ------          -------
                                              $ 73.7          $ 115.8
                                              ======          =======

NOTE 2--ACCOUNTING POLICIES

         Use of Estimates: Generally accepted accounting principals require us to make estimates and assumptions that affect amounts reported in our financial statements and accompanying notes. Actual results could differ from those estimates.

         Foreign Currency Translation: Our subsidiaries outside of the U. S. record transactions using their local currency as their functional currency. In accordance with Statement of Financial Accounting Standards ("SFAS") No. 52, Foreign Currency Translation, the assets and liabilities of our foreign subsidiaries are translated into U.S. dollars using the exchange rates in effect at the balance sheet dates. Revenues, expenses and cash flow items are translated at average daily exchange rates for the period. The gains and losses resulting from the changes in exchange rates from year to year have been reported in other comprehensive income.

         Cash and Cash Equivalents: We consider all highly liquid investments with original maturities of three months or less to be cash equivalents. Except for certain cash balances we own, cash accounts have been controlled on a centralized basis by JBI, which sweeps our cash receipts and funds cash disbursements. The net results of cash transactions between us or on our behalf, including intercompany advances, are included in our consolidated balance sheets as due from Parent and Affiliates.

                             USI GLOBAL CORPORATION

NOTE 2--ACCOUNTING POLICIES (CONTINUED)

         Restricted Cash Collateral Accounts: At September 30, 2002, we held restricted cash, which was comprised of escrow deposits required under the terms of the debt facilities for the benefit of the holders of our senior notes. These debt facilities were refinanced on July 15, 2003, and the restricted cash was used in the redemption of the senior notes (see NOTE 7).

         Trade Receivables and Concentration of Credit Risk: We record an allowance for doubtful accounts, reducing our receivables balance to an amount we estimate is collectible from our customers.

         We operate in the U.S., Europe and, to a lesser extent, in other regions of the world. We perform periodic credit evaluations of our customers' financial condition and generally do not require collateral. We encounter a certain amount of credit risk as a result of a concentration of receivables among a few significant customers. Credit losses have not been significant and have been within management's expectations.

         Income Taxes: Deferred tax assets and liabilities represent the tax effects, based on current law, of any temporary differences in the timing of when revenues and expenses are recognized for tax purposes and when they are recognized for financial statement purposes. The deferred tax assets are reviewed periodically for recoverability and valuation allowances are provided as necessary.

         Our United States earnings are included in the consolidated federal income tax return filed by JBI. We provided for income taxes in the accompanying consolidated financial statements as if we were a stand-alone entity and filed separate income tax returns from JBI. Federal taxes currently payable have been included in amounts due to affiliates. Income taxes paid to state, local and foreign jurisdictions during fiscal 2003, 2002 and 2001 were $28.0 million, $14.8 million and $14.1 million, respectively.

         Inventories: Our inventories are stated at the lower of cost or market value. We use the first-in-first-out (FIFO) method for determining the cost of our inventories. The FIFO method approximates replacement cost. Our inventories are categorized as follows:

                                                    AT SEPTEMBER 30,
                                                 -----------------------
                                                  2003             2002
                                                 ------          -------
                                                      (IN MILLIONS)
         Finished products..................     $ 46.3          $  44.1
         In-process products................        7.4              6.3
         Raw materials......................       38.1             39.0
                                                 ------          -------
                                                 $ 91.8          $  89.4
                                                 ======          =======

         Other Current Assets and Other Non-current Assets: Included in other current assets is a $3.5 million note, and included in other non-current assets is a $5.0 million note, both of which we received from the buyer when we sold our swimming pool & equipment business in May 2003. The $5.0 million, 6% note is convertible, at our option, into 598,802 shares of the buyer's common stock anytime after March 31, 2004 and through the due date of March 31, 2009. The market value of the note issuer's common stock on September 27, 2003 was $10.15 per share. The value of the $3.5 million, 8% note is subject to adjustment after calculation of the final purchase price.

         Also included in other non-current assets is an equity investment in the common shares of the buyer of Spear & Jackson, Inc. of $22.0 million. We are subject to restrictions on the voting and disposition of the common shares and have no involvement in the management or operations of the buyer. The investment was recorded at its fair value of $1.0 million at September 30, 2002 based on an independent valuation. At that date, the investment was accounted for under the cost method due to restrictions on our ability to sell the shares before September 2004. As of September 30, 2003, the investment is classified as available for sale in accordance with SFAS No. 115 and has been adjusted to its market value at that date.

                             USI GLOBAL CORPORATION

NOTE 2--ACCOUNTING POLICIES (CONTINUED)

         Property, Plant and Equipment: We record our property, plant and equipment at cost. We record depreciation and amortization in a manner that recognizes the cost of our depreciable assets in operations over their estimated useful lives using the straight-line method. We estimate the useful lives of our depreciable assets to be 20-50 years for buildings and 1-15 years for machinery, equipment and furniture. Leasehold improvements are amortized over the shorter of the terms of the underlying leases, including probable renewal periods, or the estimated useful lives of the improvements.

         Property, plant and equipment consisted of:

                                                        AT SEPTEMBER 30,
                                                     ---------------------
                                                      2003           2002
                                                         (IN MILLIONS)
                                                     -----           -----
         Land and buildings .................        $48.6           $46.8
         Machinery, equipment and furniture..         98.6            80.6
         Accumulated depreciation ...........        (57.7)          (45.3)
                                                     -----           -----
                                                     $89.5           $82.1
                                                     =====           =====

         Depreciation and Amortization: Depreciation and amortization consisted of:

                                                                             FOR THE FISCAL YEARS ENDED
                                                                                    SEPTEMBER 30,
                                                                         2003           2002          2001
                                                                                     (RESTATED)    (RESTATED)
                                                                        -----        ----------    ----------
                                                                                    (IN MILLIONS)
         Depreciation ........................................          $12.1          $12.2          $ 8.6
         Amortization of intangible assets and goodwill ......            1.2            1.2            7.7
                                                                        -----          -----          -----
                                                                        $13.3          $13.4          $16.3
                                                                        =====          =====          =====

         Goodwill and Other Intangible Assets: We adopted SFAS No. 142, Goodwill and Other Intangible Assets on October 1, 2001. Upon the adoption of SFAS No. 142, goodwill and intangible assets deemed to have indefinite lives are no longer amortized, but are subject to annual impairment tests. Finite-lived intangible assets are amortized over their useful lives and are subject to impairment evaluation under SFAS No. 144.

         We test our goodwill and indefinite-lived intangible assets for impairment at the reporting unit level utilizing a two-step methodology. The initial step requires us to determine the fair value of each reporting unit and of each indefinite-lived intangible asset and compare it to the carrying value, including goodwill and other intangible assets, of such reporting unit or of such intangible asset. If the fair value exceeds the carrying value, no impairment loss is recognized and the second step, which is a calculation of the impairment, is not performed. However, if the carrying value of the intangible asset exceeds its fair value, an impairment charge equal to the difference in the values should be recorded. We perform an impairment test annually, unless an event occurs earlier in the year that requires us to perform an interim test.

         Goodwill by reporting unit is as follows:

                                                        AT SEPTEMBER 30,
                                                      2003           2002
                                                                   (RESTATED)
                                                     ------        ----------
                                                         (IN MILLIONS)
         Bath Products ....................          $195.7         $194.7
         Rexair ...........................            52.5           52.5
                                                     ------         ------
                                                     $248.2         $247.2
                                                     ======         ======

         The goodwill balances were allocated to each reporting unit in April 2003 based on their relative fair values, as determined by a third party at the time we redefined our business segments. An interim impairment test was performed in accordance with SFAS No. 142 when the segments were redefined. No impairment was indicated as a result of such test.

                             USI GLOBAL CORPORATION

NOTE 2--ACCOUNTING POLICIES (CONTINUED)

         In connection with the re-acquisition of Rexair in August 2001, we recorded as goodwill the amount of the purchase price that remained after allocating it to tangible assets and liabilities and identified intangible assets. See Note 1 for a discussion of the restated allocation of Rexair's purchase price.

         In connection with our decision to dispose of our swimming pool, pool equipment, hearth and water systems businesses, which were included in our previously defined Bath & Plumbing segment, we performed an interim impairment test in March 2003 for the remaining goodwill within that reporting unit in accordance with SFAS No. 142. No impairment was indicated as a result of such test.

         We perform our annual impairment test of our goodwill and indefinite-lived intangible assets in the fourth quarter of each fiscal year. In 2003 and 2002, the fair values of each of our reporting units exceeded their respective carrying values. Consequently, no impairment of our goodwill was indicated. In 2003 and 2002, the fair value of our indefinite-lived intangible assets exceeded their carrying values, thus no impairment was indicated.

         Identifiable intangible assets, which are included in the Rexair segment, are comprised of:

                                                                                      (RESTATED)
                                                     SEPTEMBER 30, 2003           SEPTEMBER 30, 2002
                                                  ------------------------     -------------------------
                                                   GROSS                        GROSS
                                                  CARRYING    ACCUMULATED      CARRYING      ACCUMULATED
                                                   AMOUNT     AMORTIZATION      AMOUNT      AMORTIZATION
                                                  ---------   ------------     --------     ------------
                                                                         (IN MILLIONS)
Finite-lived intangible assets                    $  38.6        $  2.5         $  38.6        $  1.3
Indefinite-lived intangible asset                    24.7            --            24.7            --
                                                  -------        ------         -------        ------
   Total identifiable intangible assets           $  63.3        $  2.5         $  63.3        $  1.3
                                                  =======        ======         =======        ======

         Finite-lived intangible assets include patented technology of $2.6 million and a distributor network of $36.0 million, which are being amortized over their useful lives of 10 years and 40 years, respectively. Amortization expense should be approximately $1.2 million per year through fiscal 2011 and $0.9 million per year thereafter through 2041. The indefinite-lived intangible asset consists of a trade name.

         The following table presents a reconciliation of our reported net loss for the fiscal year ended September 30, 2001 to our adjusted net loss as if SFAS No. 142 had been applied that year (in millions).

                                                               (RESTATED)
                                                               ----------
         Reported net loss                                     $  (287.5)
         Add back: Goodwill amortization - after tax                 8.3
                                                               ---------
           Adjusted net loss                                   $  (279.2)
                                                               =========

         Accrued Expenses and Other Current Liabilities: Accrued expenses and other current liabilities consisted of the following:

                                                        AT SEPTEMBER 30,
                                                     --------------------
                                                      2003           2002
                                                     -----          -----
                                                         (IN MILLIONS)
         Compensation related .............          $16.4          $12.6
         Insurance ........................            4.0            3.9
         Customer incentives ..............           15.1            7.0
         Interest .........................            8.5            4.4
         Warranty .........................           17.8           10.8
         Other ............................           24.4           37.6
                                                     -----          -----
                                                     $86.2          $76.3
                                                     =====          =====

                             USI GLOBAL CORPORATION

NOTE 2--ACCOUNTING POLICIES (CONTINUED)

         We record a reserve for future warranty costs based on current unit sales, historical experience and management's judgment regarding anticipated rates of warranty claims and cost per claim. The adequacy of the recorded warranty reserves is assessed each quarter and adjustments are made as necessary. The specific terms and conditions of the warranties vary depending on the products sold and the countries in which we do business. Changes in our warranty reserves, a portion of which are classified as long-term on our consolidated balance sheets, during 2003 and 2002 are as follows:

                                                      2003            2002
                                                     -----           -----
                                                         (IN MILLIONS)
         Beginning balance ................          $11.2           $ 8.2
          Warranty accrual ................           18.0            14.7
          Cash payments ...................          (11.3)          (11.2)
          Translation .....................            0.4            (0.5)
                                                     -----           -----
         Ending balance ...................          $18.3           $11.2
                                                     =====           =====

         Fair Value of Financial Instruments: SFAS No. 107, Disclosure about Fair Value of Financial Instruments, requires that we disclose the fair value of our financial instruments when it is practical to estimate. We have determined the estimated fair values of our financial instruments, which are either recognized in our consolidated balance sheets or disclosed within these notes, using available market information and appropriate valuation methodologies. However, considerable judgment is required in interpreting market data to develop estimates of fair value. Accordingly, the estimates presented are not necessarily indicative of the amounts we could realize in a current market exchange.

         Short-term Assets and Liabilities: The fair values of our cash and cash equivalents, trade receivables and trade accounts payable approximate their carrying values because of their short-term nature.

         Long-term Debt: The fair values of our senior notes were determined by reference to quoted market prices. The fair value of our remaining debt is determined by discounting the cash flows using current interest rates for financial instruments with similar characteristics and maturities. The fair value of our remaining debt approximates its carrying value as of September 30, 2003 and 2002.

         There were no other significant differences as of September 30, 2003 and September 30, 2002 between the carrying value and fair value of our financial instruments except as disclosed below:

                                                                           AT SEPTEMBER 30,
                                                      -------------------------------------------------------
                                                                2003                           2002
                                                      -----------------------         -----------------------
                                                      CARRYING          FAIR          CARRYING          FAIR
                                                       AMOUNT           VALUE          AMOUNT           VALUE
                                                      --------         ------         --------         ------
                                                                           (IN MILLIONS)
         9.625% Senior Notes ................          $380.0          $394.3         $     --         $   --
         7.25% Senior Notes .................              --              --            124.1          107.5
         Notes receivable from affiliates ...           472.7           453.4            952.8          870.0
                                                       ------          ------         --------         ------
                                                       $852.7          $847.7         $1,076.9         $977.5
                                                       ======          ======         ========         ======

         Revenue Recognition: We recognize revenue when all of the following criteria are met: persuasive evidence of the arrangement exists; delivery has occurred and we have no remaining obligations; prices are fixed or determinable; and collectibility is probable. We make shipments to approved customers based on orders placed. Prices are fixed when the customer places the order. An approved customer is one that has been subjected to our credit evaluation. We record revenue when title passes, which is either at the time of shipment or upon delivery to the customer. The passage of title is dependent on the arrangements made with each customer. Provisions are made for sales returns and allowances at the time of sale.

                             USI GLOBAL CORPORATION

NOTE 2--ACCOUNTING POLICIES (CONTINUED)

         Management uses significant judgment in estimating sales returns, considering numerous factors such as current overall and industry-specific economic conditions and historical sales return rates. Although we consider our sales return reserves to be adequate and proper, changes in historical customer patterns could require adjustments to the reserves. We also record reductions to our revenues for customer and distributor programs and incentive offerings including special pricing agreements, promotions and other volume-based incentives. We may take actions to increase customer incentive offerings possibly resulting in an incremental reduction of revenue at the time the incentive is offered.

         We adopted Emerging Issues Task Force ("EITF") 01-09, Accounting for Consideration Given by a Vendor to a Customer (Including a Reseller of the Vendor's Products), in 2002. As required by this guidance, we account for sales incentives, such as discounts, rebates and volume incentives, as a reduction of revenue at the later of 1) the date that the related revenue is recognized or 2) the date when the sales incentive is offered. In the case of volume incentives, we recognize the reduction of revenue ratably over the period of the underlying transactions that result in progress by the customer toward earning the incentive. We record free product given to customers as a sales incentive in cost of products sold.

         Accounting Change: In December 1999, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin ("SAB") No. 101, Revenue Recognition in Financial Statements, which, along with other guidance, clarified the SEC's views on various revenue recognition and reporting matters. As a result, we changed the method of accounting for certain sales transactions. Historically, we recognized revenue upon shipment of products to the customer because, even though some products were shipped FOB destination, we used a common carrier and thus gave up substantially all the risks of ownership. Under the new accounting method adopted retroactive to October 1, 2000, we recognize revenue when title passes. The net effect of the accounting change was not material to the results for the year ended September 30, 2001.

         Net sales for the year ended September 30, 2001 includes $3.8 million of net sales that, prior to the accounting change, had been recognized through September 30, 2000. The pro forma amounts, had the new revenue recognition method been applied retroactively to prior periods, were not materially different from the amounts shown in our consolidated statement of income for the year ended September 30, 2000. Therefore, these amounts have not been presented.

         Shipping and Handling Fees and Costs: We classify amounts charged to our customers for shipping and handling as revenues, while shipping and handling costs are recorded as cost of products sold.

         Other Expense, net: Other expenses, net were $14.8 million, $7.4 million and $5.4 million in 2003, 2002 and 2001, respectively. Included in 2003 were expenses of $11.4 million related to a redemption premium paid to the holders of the 7.25% Senior Notes, as well as the write off of unamortized costs associated with these notes. Included in all three years are costs related to continuing obligations associated with our Keller Ladder operations disposed of in October 1999.

         Advertising Costs: Advertising costs are charged to expense when incurred. Advertising expense totaled $20.5 million, $15.9 million and $23.6 million in 2003, 2002 and 2001, respectively.

         Research and Development Costs: Research and development costs are expensed as incurred. Such amounts totaled $4.3 million, $2.8 million and $3.7 million in 2003, 2002 and 2001, respectively.

         Derivative Financial Instruments: We report all derivative instruments on the balance sheet at fair value and establish criteria for designation and assessment of the effectiveness of hedging relationships in accordance with SFAS No. 133. In 2002, we hedged a portion of our variable-rate debt by entering into an interest rate swap in which we agreed to exchange, at specified intervals, the calculated difference between fixed and variable interest amounts on $90 million of our debt. The swap, which was designated a cash flow hedge, matured on June 30, 2002. We recorded additional interest expense of $1.4 million during 2002 related to this contract. We have not entered into any derivative instruments since the swap expired.

                             USI GLOBAL CORPORATION

NOTE 2--ACCOUNTING POLICIES (CONTINUED)

         Stock-based Compensation: We do not have stock-based compensation plans separate from JBI; however, we do participate in JBI's stock-based compensation plans. Consistent with JBI, we account for participation in these plans in accordance with Accounting Principles Board Opinion No. 25 ("APB 25"), Accounting for Stock Issued to Employees, and related Interpretations in measuring compensation costs for our stock options and disclose pro-forma net income as if compensation costs had been determined consistent with SFAS No. 123, Accounting for Stock-Based Compensation. The pro forma effects on net income had compensation cost for awards of stock-based compensation been determined using the fair value method prescribed by SFAS No. 123 were not materially different from the amounts presented in our consolidated statements of operations for the years ended September 30, 2003, 2002 and 2001; therefore, these amounts have not been presented.

        Certain key employees of Global participate in stock incentive plans of JBI that provide for awards of restricted stock and options to purchase JBI common stock at prices equal to the fair value of the underlying shares at the date of the grant. We recognized compensation expense of $0.1 million in fiscal 2003 for vesting restricted stock awards.

        Comprehensive Income (Loss): Comprehensive income (loss) represents the change in stockholder's equity from transactions and other events and circumstances arising from non-stockholder sources. Our comprehensive income
(loss) consists of net (loss) income, foreign currency translation adjustments, minimum pension liability adjustments, and unrealized gain on investment and unrealized gains and losses on derivatives established as cash flow hedges, net of applicable income taxes.

         Accumulated other comprehensive loss consists of the following (in millions):

                                                                  MINIMUM                                           ACCUMULATED
                                                 FOREIGN          PENSION         UNREALIZED       FAIR VALUE          OTHER
                                                CURRENCY         LIABILITY          GAIN ON      OF DERIVATIVES    COMPREHENSIVE
                                              TRANSLATION       ADJUSTMENT(1)    INVESTMENT(2)     ADJUSTMENT       INCOME (LOSS)
                                              -----------       -------------    -------------   --------------    --------------
September 30, 2000 ........................     $ (42.2)          $  (1.4)          $    --          $    --           $ (43.6)
Fiscal 2001 change ........................        18.5               1.3                --             (1.4)             18.4
                                                -------           -------           -------          -------           -------
September 30, 2001 ........................       (23.7)             (0.1)               --             (1.4)            (25.2)
Fiscal 2002 change ........................        (0.9)            (13.2)               --              1.4             (12.7)
                                                -------           -------           -------          -------           -------
September 30, 2002 ........................       (24.6)            (13.3)               --               --             (37.9)
Fiscal 2003 change ........................        17.9              (2.7)             12.8               --              28.0
                                                -------           -------           -------          -------           -------
September 30, 2003 ........................     $  (6.7)          $ (16.0)          $  12.8          $    --           $  (9.9)
                                                =======           =======           =======          =======           =======

(1) The minimum pension liability adjustment is net of an estimated tax benefit of $8.6 million, $7.1 million and $0.1 million in 2003, 2002 and 2001, respectively.

(2) The unrealized gain on investment is net of an estimated tax provision of $8.2 million.

     New Accounting Pronouncements: In December 2002, the FASB issued Statement No. 148, Accounting for Stock-Based Compensation - Transition and Disclosure - an amendment of FASB Statement No. 123. This Statement provides alternative methods of transition for an entity that voluntarily changes to the fair value based method of accounting for stock-based employee compensation. Those methods include the Prospective Method, the Modified Prospective Method or the Retroactive Restatement Method. The Statement also amends Accounting Principles Board ("APB") Opinion No. 28, Interim Financial Reporting, to require disclosure about the effects on reported net income of an entity's accounting policy decisions with respect to stock-based employee compensation in interim financial information.

         We do not plan to adopt SFAS No. 123 under the guidelines set forth in SFAS No. 148. We cannot determine, with any accuracy, the effect the adoption of the fair value method of accounting for stock-based compensation would have on our future operating results since the amount to be recorded as compensation expense is dependent on a number of unknown variables including the number of JBI options that will be granted during the year, the volatility of JBI's stock in the future and the option price at the time of the grant.

                             USI GLOBAL CORPORATION

NOTE 2--ACCOUNTING POLICIES (CONTINUED)

         In January 2003, the FASB issued FIN 46. This interpretation of Accounting Research Bulletin No. 51, Consolidated Financial Statements, addresses consolidation by business enterprises of variable interest entities. Under current practice, two enterprises generally have been included in consolidated financial statements because one enterprise controls the other through voting interests. FIN 46 defines the concept of "variable interests" and requires existing unconsolidated variable interest entities to be consolidated by their primary beneficiaries if the entities do not effectively disperse risks among the parties involved. This interpretation applies immediately to variable interest entities created after January 31, 2003. It applies as of the end of the first fiscal year or interim period ending after December 15, 2003, to variable interest entities in which an enterprise holds variable interest that it acquired before February 1, 2003. The interpretation may be applied prospectively with a cumulative-effect adjustment as of the beginning of the first year restated. We do not have any special purpose entities. We are in the process of evaluating our interests to determine if they meet the characteristics of interests that would qualify as variable interest entities based on the Interpretation.

         In April 2003, the FASB issued Statement No. 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities. This Statement amends and clarifies financial accounting and reporting for derivative instruments and for hedging activities under SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. Effective October 1, 2000, we adopted SFAS No. 133, as amended, which requires that all derivative instruments be reported on the balance sheet at fair value and establishes criteria for designation and effectiveness of hedging relationships. The adoption of this new guidance did not have an impact on our financial position or results of operations.

         In May 2003, the FASB issued Statement No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument within its scope as a liability (or an asset in some circumstances). Many of those instruments were previously classified as equity. This Statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of this statement did not have an impact our financial position or results of operations.

NOTE 3--ACQUISITION OF BUSINESS

         In connection with our sale of a 75% interest in Rexair to Strategic Industries in March 2000, JBI guaranteed Rexair's $200 million credit facility ("Rexair Guarantee"). This guarantee required JBI to maintain certain credit rating levels. In response to a downgrade of its credit ratings in March 2001, JBI obtained waivers of the ratings default from Rexair's lenders while it pursued the re-acquisition of Rexair from Strategic Industries and the restructuring of its debt. On August 15, 2001, we re-acquired the 75% equity interest in Rexair previously sold to Strategic Industries. The purchase consideration included the return to Strategic Industries of $27.4 million in face value of Strategic Industries notes and the assumption of borrowings outstanding under Rexair's $200 million credit facility.

         In connection with the re-acquisition, we reduced our basis in Rexair by our previously deferred gain of $69.6 million and our previously recorded share of Rexair's net liabilities of $29.3 million and increased our basis by $17.4 million in deferred transaction costs related to the original sale of Rexair in March 2000. The allocation of the purchase consideration (adjusted by the deferred gain, the carrying value of the retained liabilities and the deferred transaction costs) to the assets acquired and liabilities assumed resulted in goodwill of $52.5 million and other intangible assets of approximately $63.3 million. Finite-lived intangible assets include patented technology of $2.6 million and a distributor network of $36.0 million and are being amortized over their useful lives of 10 years and 40 years, respectively. The balance of the intangible assets is related to a trade name, which has an indefinite life. The results of Rexair have been included in the Rexair segment from the date of re-acquisition. We accounted for Rexair under the equity method of accounting during the time period from March 24, 2000 to August 15, 2001 when we held only a 25% interest.

NOTE 4--DISPOSITIONS AND DISCONTINUED OPERATIONS

         On December 28, 2001, JBI's Board of Directors approved a formal disposal plan for the sale of five businesses (four of which were subsidiaries of Global) --Ames True Temper, Lighting Corporation of America, Spear & Jackson and SiTeco (the "2001 Disposal Plan"). In connection with the disposal plan, we recorded a charge in 2001 of $194.1 million, net of tax, which represented the difference between the historical net carrying value and the estimated net realizable value of the four businesses.

                             USI GLOBAL CORPORATION

NOTE 4--DISPOSITIONS AND DISCONTINUED OPERATIONS (CONTINUED)

In 2002, we recorded a gain on the disposal of discontinued operations of $8.4 million, net of tax, as we re-evaluated our estimated net loss on these businesses.

         In February 2003, JBI's Board of Directors adopted a formal disposal plan to dispose of our swimming pool & equipment, hearth and water systems businesses (the "2003 Disposal Plan"). In connection with the disposal plan we recorded a charge in 2003 of $39.9 million, net of tax, which represents the difference between the historical net carrying value (including allocated goodwill of $7.2 million) and the estimated net realizable value of these businesses.

         Each of these disposal plans qualified for treatment as discontinued operations. The assets and liabilities of these businesses are included in assets held for sale and liabilities associated with assets held for sale, respectively, for all periods presented through their respective sale date. Thus, included in these balances at September 30, 2003 are the assets and liabilities of our water systems business, and included in these balances at September 30, 2002 are the assets and liabilities of SiTeco and our swimming pools & equipment, hearth and water systems businesses.

         The major classes of assets and liabilities classified as held for sale are as follows:

                                                                       SEPTEMBER 30,      SEPTEMBER 30,
                                                                           2003               2002
                                                                       -------------      -------------
                                                                                (IN MILLIONS)
         Cash                                                            $    --            $   16.7
         Trade receivables, net                                              5.0                65.7
         Inventories                                                         6.3                52.8
         Other current assets                                                0.1                 5.5
         Property, plant and equipment, net                                  2.0                67.0
         Other assets                                                         --                14.4
         Goodwill                                                             --                19.3
                                                                         -------            --------
             Assets held for sale                                        $  13.4            $  241.4
                                                                         =======            ========


         Trade accounts payable                                          $   2.6            $   16.1
         Other current liabilities                                           4.1                28.3
         Other liabilities                                                   1.1                34.1
                                                                         -------            --------
             Liabilities associated with assets held for sale            $   7.8            $   78.5
                                                                         =======            ========

         Included in assets held for sale under the classification of property, plant and equipment are properties being held for sale of $2.0 million at September 30, 2003 and $3.6 million at September 30, 2002. These properties are currently being marketed for sale and meet all of the criteria for classification as held for sale at September 30, 2003 as required by SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. The properties are recorded at the lower of their carrying value or fair value less cost to sell.

         We sold Ames True Temper in January 2002, Lighting Corporation of America in April 2002, Selkirk in June 2002, Spear & Jackson in September 2002 and SiTeco in October 2002. We sold the swimming pool & equipment business in May 2003, the hearth business in June 2003 and the water systems business in October 2003.

         The estimated 2002 operating income of the businesses in the 2001 Disposal Plan were included in our expected loss on disposal of $185.7 million, net of tax, which was recorded in 2001 and adjusted in 2002 in accordance with APB No. 30. The expected operating income of the businesses in the 2003 Disposal Plan was not included in our loss on disposal of $39.9 million, net of tax. Instead, the results of operations were recorded as income (loss) from discontinued operations in the period in which they occurred in accordance with SFAS No. 144.

                             USI GLOBAL CORPORATION

NOTE 4--DISPOSITIONS AND DISCONTINUED OPERATIONS (CONTINUED)

         Summarized results of the discontinued operations through the dates of sale are as follows:

                                                                FOR FISCAL YEARS ENDED SEPTEMBER 30,
                                                              ---------------------------------------
                                                                2003          2002            2001
                                                              -------       --------       ----------
                                                                           (IN MILLIONS)
Net sales                                                     $  66.9       $  731.6       $  1,343.9
Operating (loss) income                                          (0.7)          33.7              7.4

         Included in operating income (loss) is a goodwill impairment charge totaling $61.6 million in fiscal 2001. In June 2001, we evaluated the recoverability of the goodwill based on a fair value methodology, leading us to record the charge at that time.

         In accordance with EITF 87-24, we allocated $1.0 million of interest expense to discontinued operations in fiscal 2003. Amounts allocated reflect the interest expense on the estimated amount of debt that will be repaid as a result of the 2003 Disposal Plan transactions.

NOTE 5-- IMPAIRMENT, RESTRUCTURING AND OTHER CHARGES

         The principal components of impairment, restructuring and other charges are:

                                                               FOR FISCAL YEARS ENDED SEPTEMBER 30,
                                                               ------------------------------------
                                                                2003            2002           2001
                                                               -----           -----          -----
                                                                           (IN MILLIONS)
Impairment of goodwill ..............................          $  --           $  --          $60.8
Impairment of other assets ..........................            3.1              --             --
Lease obligations and other commitments .............            0.5              --             --
Severance and related costs .........................            4.3             0.8             --
                                                               -----           -----          -----
  Total .............................................          $ 7.9           $ 0.8          $60.8
                                                               =====           =====          =====

Cash charges ........................................          $ 4.8           $ 0.8          $  --
Non-cash charges ....................................            3.1              --           60.8
                                                               -----           -----          -----
  Total .............................................          $ 7.9           $ 0.8          $60.8
                                                               =====           =====          =====

         Below is a summary of the charges we incurred in 2003 associated with initiatives we launched in 2003. Charges are recorded when a liability is incurred in accordance with SFAS No. 146 or other applicable guidance.

                                                                                     IMPAIRMENT,
                                                                                    RESTRUCTURING      PLANT
                                                                                    AND SEVERANCE     CLOSURE
                                                                                       CHARGES          COSTS           TOTAL
                                                                                    -------------     -------          ------
BATH PRODUCTS:
Closure of Plant City, FL manufacturing plant ...............................          $   --          $  3.9          $  3.9
Consolidation of administrative functions....................................             0.4              --             0.4
                                                                                       ------          ------          ------
  Sub-total Bath Products segment ...........................................             0.4             3.9             4.3
                                                                                       ------          ------          ------
CORPORATE/OTHER:
Corporate Headquarters restructuring ........................................             3.6              --             3.6
                                                                                       ------          ------          ------
  Total .....................................................................          $  4.0          $  3.9          $  7.9
                                                                                       ======          ======          ======

                             USI GLOBAL CORPORATION

NOTE 5--IMPAIRMENT, RESTRUCTURING AND OTHER CHARGES (CONTINUED)

         JBI's management approved a plan to close our Plant City, FL plant, which was closed in November 2003. During fiscal 2003, we recorded a $3.9 million charge associated with the closure of this facility. As a result of the decision to close the plant, we performed a recoverability test of the long-lived assets and determined that an impairment charge of $3.1 million was required to reduce the carrying value of the property, plant and equipment to their estimated fair value. The estimated fair value of the plant was determined based on the value of comparable plants in the area plus the value of the equipment that was transferred to our Chino facility. Approximately 120 employees were terminated as a result of this plant closing.

         In fiscal 2003, JBI's management approved the consolidation of a number of administrative functions into a shared services operations center. These functions are presently being performed by our domestic whirlpool bath, spa and sanitary bath operations in multiple locations. We incurred severance charges of $0.4 million in 2003 associated with this initiative. Approximately 44 employees will be terminated as a result of this plan.

         In April 2003, JBI's management initiated a restructuring and consolidation of the corporate headquarters that included a number of management changes and the relocation and consolidation of the Jacuzzi headquarters in Walnut Creek, California into JBI's principal offices in West Palm Beach, Florida. This resulted in the termination of seventeen employees from California, all of whom have been terminated as of September 2003. Charges of $3.6 million were recorded during fiscal 2003 related to the closure of the Walnut Creek office. These charges consist primarily of employee severance and lease expenses.

         In the latter half of 2002, we recorded severance charges of $0.8 million in our Bath Products segment. These charges relate to Jacuzzi management changes.

         Operating results at a number of our subsidiaries declined during 2001. In the third quarter of 2001, we evaluated the recoverability of the goodwill of these subsidiaries based on a fair value methodology. This evaluation indicated that the carrying value of the goodwill of certain of our subsidiaries was impaired. As a result, we recorded goodwill impairment charges totaling $60.8 million in the Bath Products segment in fiscal 2001.

         As of September 30, 2003, we had remaining accruals of $4.4 million for restructuring costs. The activity in the restructuring liability accounts is as follows:

                                                                                     LEASE AND
                                                                                      CONTRACT       SEVERANCE
                                                                                      RELATED       AND RELATED          TOTAL
                                                                                        COSTS           COSTS            COSTS
                                                                                     ---------      -----------         ------
                                                                                                    (IN MILLIONS)
Balance at September 30, 2001 ...............................................          $   --          $   --           $   --
 2002 activity:
  Fiscal 2002 charges .......................................................              --             0.8              0.8
  Cash payments .............................................................              --            (0.8)            (0.8)
                                                                                       ------          ------           ------
Balance at September 30, 2002 ...............................................              --              --               --
 2003 activity:
  Fiscal 2003 charges .......................................................             0.5             4.3              4.8
  Cash payments .............................................................              --            (0.4)            (0.4)
                                                                                       ------          ------           ------
Balance at September 30, 2003 ...............................................          $  0.5          $  3.9           $  4.4
                                                                                       ======          ======           ======

         Approximately $3.4 million of the reserves are included in the balance sheet caption "Accrued expenses and other current liabilities," while the remaining $1.0 million are recorded in the balance sheet caption "Other liabilities." We expect the remaining accruals to be paid with cash over the periods provided by the severance and lease agreements over the next four years.

                             USI GLOBAL CORPORATION

NOTE 6-- NOTES RECEIVABLE FROM AFFILIATES

         Notes receivable from other unconsolidated subsidiaries of JBI ("Affiliates") consists of the following:

                                                                        AT SEPTEMBER 30,
                                                                   --------------------------
                                                                     2003              2002
                                                                   --------          --------
                                                                         (IN MILLIONS)
5.07% Notes receivable ..................................          $     --          $  108.2
5.32% Notes receivable ..................................                --               3.0
5.57% Notes receivable ..................................                --             169.0
5.90% Notes receivable ..................................               2.0                --
6.00% Notes receivable ..................................              25.9              18.0
6.50% Notes receivable ..................................             439.4             651.6
7.00% Notes receivable ..................................               3.0               3.0
8.06% Notes receivable ..................................               2.4                --
                                                                   --------          --------
                                                                   $  472.7          $  952.8
                                                                   ========          ========

         At September 30, 2003, the notes receivable from Affiliates are unsecured and all are payable upon demand. The decrease in the notes receivable balance from 2002 is primarily due to the transfer of funds from JBI to pay down Global's debt. Interest received during fiscal 2003, 2002 and 2001 was $40.6 million, $42.8 million and $47.9 million, respectively.

NOTE 7--LONG-TERM DEBT

         Long-term debt consists of the following:

                                                                         AT SEPTEMBER 30,
                                                                   ---------------------------
                                                                     2003               2002
                                                                   --------           --------
                                                                         (IN MILLIONS)
Senior Notes Payable:
 7.25% Senior Notes, net ................................          $     --           $  124.1
 9.625% Senior Notes, net ...............................             380.0                 --
Bank Facilities:
 Asset-based facility ...................................              23.9                 --
 Term loan ..............................................              65.0                 --
Restructured Facilities:
 Jacuzzi Brands, Inc ....................................                --              127.9
 Rexair .................................................                --               92.8
                                                                   --------           --------
                                                                      468.9              344.8
 Less current maturities ................................             (23.9)             (76.7)
                                                                   --------           --------
 Long-term debt .........................................          $  445.0           $  268.1
                                                                   ========           ========

Refinancing

         On July 15, 2003, JBI completed a comprehensive re-financing of its corporate debt by closing on the issuance of $380.0 million in aggregate principal amount of 9.625% senior secured notes (the "New Notes"), as well as a new five year $200.0 million asset based revolving credit facility and a five-year $65.0 million term loan (collectively the "Bank Facilities"). The net proceeds from the New Notes, together with the initial borrowings under the Bank Facilities were used to repay the outstanding debt under our Restructured Facilities (as defined later in this note) and fund the redemption of the Old Notes (also defined later in this note). Global is a co-borrower under both the New Notes and Bank Facilities and therefore the amounts outstanding under the facilities are reflected in our balances as of September 30, 2003. Also included in Global's consolidated statement of operations in 2003 is $10.0 million in interest expense related to these facilities. Amounts outstanding under these facilities and related interest expense are included in the due from affiliates balance in the accompanying consolidated balance sheet as of September 30, 2003.

                             USI GLOBAL CORPORATION

NOTE 7--LONG-TERM DEBT (Continued)

         The Restructured Facilities were obligations of Global and JBI. These facilities were paid down simultaneously with the closing of the Bank Facilities and New Notes on July 15, 2003. Funds required for the redemption of the Old Notes (7.25% Senior Notes of Global and 7.125% and 11.25% Senior Notes of JBI) were placed into an escrow account on July 15, 2003. These funds, totaling $243.2 million, were used for the redemption of the Old Notes on August 14, 2003. The amount deposited reflected the principal, accrued interest and redemption premium payable to the Old Note holders. The redemption premium, as well as all unamortized fees and discounts associated with the Old Notes and the Restructured Facilities, were expensed in the fourth quarter of 2003, resulting in a charge of $11.4 million.

         The net cash proceeds to JBI from the New Notes were approximately $368.6 million after transaction fees. The New Notes, which are due July 1, 2010 and pay interest semiannually on January 1 and July 1 of each year, are subject to registration with the Securities and Exchange Commission pursuant to a registration rights agreement.

         Under the five year asset-based revolving credit facility, up to $200.0 million can be borrowed subject to a borrowing base consisting of eligible accounts receivable and eligible inventory, plus eligible trademarks. The initial amount of eligible trademarks of $20.0 million is being amortized evenly over the first two years of the facility as a reduction of the borrowing base. The interest rate under the facility is currently 2.25% over LIBOR or 0.25% over Prime. This rate will reset each quarter based on JBI's Consolidated Leverage Ratio as defined in the agreement, and could range from 2.0% to 2.5% over LIBOR ("Applicable LIBOR Margin"). The weighted average interest rate for fiscal 2003 was 3.8%.

         The $65.0 million term loan matures July 15, 2008 along with the asset-based facility and carries an interest rate of 5.0% over Prime with a minimum rate of 9.25%. Mandatory prepayments of $10.0 million are required on the term loan annually beginning in September 2005, which are amortized evenly over each twelve month period. Additional prepayments are required for asset sale proceeds as well as an annual prepayment equal to 25% of JBI's annual consolidated excess cash flow, as determined in the agreement. Prepayments under each of these circumstances would, in most cases, first be applied to the term loan facility.

         The Bank Facilities require JBI to maintain certain consolidated fixed charged coverage, interest coverage and leverage ratios; comply with maximum annual capital expenditure limits and comply with other customary affirmative and negative covenants. There are also several fees including an unused commitment fee of 0.5%, a letter of credit fee equal to the Applicable LIBOR Margin and a fronting fee of 0.125% on all outstanding letters of credit.

         Certain of JBI's existing and future domestic restricted subsidiaries guarantee the New Notes, jointly and severally, on a senior basis. The New Notes are secured by a first-priority lien on and security interest in substantially all our domestic real property, plant and equipment (referred to as Notes Collateral). The New Notes are also secured by a second-priority lien on and security interests in the Bank Collateral which consists of existing and future domestic subsidiaries and 65% of the capital stock of, or other equity interest in, existing and future first-tier foreign subsidiaries and substantially all of the other assets (other than the assets that constitute Notes Collateral), in each case that are held by Jacuzzi Brands, Inc. or any of the subsidiary guarantors. Obligations under the Bank Facilities are secured by a first priority lien on the Bank Collateral and a second priority lien on the Notes Collateral.

         Principal reductions of senior debt and other borrowings for the next five years ended September 30 and thereafter are as follows (in millions):

         2004.................................          $   23.9
         2005.................................               0.8
         2006.................................              10.0
         2007.................................              10.0
         2008.................................              44.2
         Thereafter ..........................             380.0
                                                        --------
                                                        $  468.9
                                                        ========

                             USI GLOBAL CORPORATION

NOTE 7--LONG-TERM DEBT (Continued)

Debt Structure Prior to July 15, 2003

         In 1997, USIAH issued $125.0 million aggregate principal amount of senior notes due December 1, 2006, which bore interest at 7.25%, payable semiannually ("7.25% Notes"). The net cash proceeds were $123.0 million after transaction fees and discounts. On October 24, 2002, JBI offered to redeem a portion of each outstanding 7.25% Note up to an principal amount of $54.8 million. Virtually all of the 7.25% Notes were tendered and accepted for redemption. The transaction resulted in $54.8 million paid to the note holders from the 7.25% Notes restricted cash collateral account. The restricted cash collateral account was set up on JBI when we restructured our debt on August 15, 2001 and funded through asset sales (see further details below).

         The 7.25% Notes were guaranteed by USI Atlantic. The Notes were redeemed on August 14, 2003, soon after the completion of our debt refinancing on July 15, 2003. In connection with the redemption of the 7.25% Notes, we paid a redemption premium of $10.3 million.

         During 2001, JBI and Global had a $300 million 364-day credit facility (the "Credit Facility") scheduled to expire on October 26, 2001. JBI and Global also had a five-year revolving line of credit, which had original availability of $500 million (the "Credit Agreement"), scheduled to terminate on December 12, 2001. The Credit Facility and Credit Agreement (together, the "Revolving Facilities") were restructured on August 15, 2001. We completed the re-acquisition of Rexair and restructured the Rexair Credit Facilities on the same date. The amended facilities (including the Rexair Credit Facility, the "Restructured Facilities") extended the final maturity date of our debt under the Revolving Facilities to November 30, 2002. On October 21, 2002, JBI announced that it had obtained an amendment to the Restructured Facilities, providing for an extension of the maturity date to October 2004.

         Under the Restructured Facilities, substantially all proceeds from the sale of assets were required to be applied to reduce JBI and Global's funded and unfunded senior debt, including, in certain circumstances, the Old Notes. Proceeds allocable to the Old Notes and other defined obligations were required to be deposited in restricted cash collateral accounts for the benefit of the relevant holders.

Interest Paid

Interest paid to non-affiliates was $20.4 million, $40.0 million and $46.3 million for fiscal 2003, 2002 and 2001, respectively.

Commitments

         Below is a summary of JBI's standby letters of credit, bankers' acceptances and commercial letters of credit as of September 30, 2003. All but $2.2 million of these commitments reduced the availability for borrowings under the Bank Facilities (in millions).

         Standby letters of credit ...........          $  48.5
         Bankers' acceptances ................              2.3
         Commercial letters of credit ........              0.6
                                                        -------
         Total ...............................          $  51.4
                                                        =======

Notes payable to Parent

The note payable as of September 30, 2003 was created when JBI funded the final pay down of Rexair's Restructured Facilities on July 15, 2003. The note is unsecured and is due on demand, although JBI has no plans for demanding payment of the note prior to October 1, 2004. Interest on the note accrues at 7.1% per annum. The notes payable as of September 30, 2002 were paid off largely due to Global's recapitalization of its foreign operations (see also Note 12). These notes accrued interest at 7.5% and interest paid on these notes were $6.0 million, $0.5 million and $1.2 million in fiscal 2003, 2002 and 2001, respectively.

                             USI GLOBAL CORPORATION

NOTE 8--PENSION AND RETIREMENT PLANS

Domestic Benefit Arrangements

         We sponsor a number of non-contributory defined benefit pension plans covering the majority of our U.S. employees. The benefits under these plans are based primarily on years of credited service and/or compensation as defined under the respective plan provisions. Our funding policy is to contribute amounts to the plans sufficient to meet the minimum funding requirements set forth in the Employee Retirement Income Security Act of 1974, plus such additional amounts as we may determine to be appropriate from time to time.

         We also sponsor a number of defined contribution plans. Contributions relating to defined contribution plans are made based upon the respective plans provisions. Additionally, we provide health care and life insurance benefits to certain groups of retirees with most retirees contributing a portion of the costs. These other post-employment benefits are presented as other benefits in the tables that follow.

         The assumptions used for the calculation of net periodic (income) expense of our defined benefit plans covering employees in the U.S. are presented below:

                                                        PENSION BENEFITS                              OTHER BENEFITS
                                             ------------------------------------            ------------------------------------
                                             2003            2002            2001            2003            2002            2001
                                             ----            ----            ----            ----            ----            ----
Assumptions:
 Discount rate ......................        6.00%           6.75%           7.50%           6.00%           6.75%           7.50%
 Rate of compensation increases .....        3.25%           3.25%           4.50%             --              --              --
 Expected rate of return on assets ..        8.75%           8.75%           9.50%             --              --              --

         The components of net periodic (income) expense for our defined benefit plans and our defined contribution plans are presented below:

                                                          PENSION BENEFITS                       OTHER BENEFITS
                                                  -------------------------------        -----------------------------
                                                   2003         2002         2001         2003        2002        2001
                                                  -----        -----        -----        -----       -----       -----
                                                                             (IN MILLIONS)
         Service cost .....................       $ 1.1        $ 0.9        $ 0.1        $ 0.1       $ 0.1       $  --
         Interest cost ....................         1.3          1.2          0.2          0.1         0.1          --
         Expected return on plan assets ...        (1.1)        (1.1)        (0.1)          --          --          --
         Net actuarial loss ...............         0.1           --           --           --          --          --
                                                  -----        -----        -----        -----       -----       -----
          Periodic expense of defined
           benefit plans ..................         1.4          1.0          0.2          0.2         0.2          --
          Cost (income) of participation in
           JBI Group Plan(1) ..............         1.0         (0.7)        (1.3)          --          --          --
                                                  -----        -----        -----        -----       -----       -----
         Net periodic expense (income):
          Defined benefit plans ...........         2.4          0.3         (1.1)         0.2         0.2          --
          Defined contribution plan .......         0.7          0.4          0.2           --          --          --
                                                  -----        -----        -----        -----       -----       -----
         Net periodic expense (income) ....       $ 3.1        $ 0.7        $(0.9)       $ 0.2       $ 0.2       $  --
                                                  =====        =====        =====        =====       =====       =====

(1) In Fiscal 2003 JBI's management changed the method of allocating (income) expense related to the JBI Group Plan. In the current year Global was allocated service costs related to the plan, while in prior years Global recognized a portion of the expected return on plan assets as well.

                             USI GLOBAL CORPORATION

NOTE 8--PENSION AND RETIREMENT PLANS (CONTINUED)

         The following table provides a reconciliation of changes in the projected benefit obligation, fair value of plan assets and the funded status of our defined benefit pension and post-employment benefit plans to the amounts recorded in our balance sheets at September 30:

                                                                  PENSION BENEFITS                    OTHER BENEFITS
                                                             -------------------------           -------------------------
                                                               2003              2002              2003              2002
                                                             -------           -------           -------           -------
                                                                                            (IN MILLIONS)
CHANGE IN PROJECTED BENEFIT OBLIGATION:
 Benefit obligation at beginning of year                      $  19.8           $  16.6           $   2.2           $   1.9
 Service cost                                                     1.0               0.9               0.1               0.1
 Interest cost                                                    1.2               1.2               0.1               0.1
 Actuarial losses                                                 2.1               1.8               0.9               0.2
 Benefits paid                                                   (0.7)             (0.7)             (0.1)             (0.1)
 Plan amendments                                                   --                --              (0.5)               --
                                                              -------           -------           -------           -------
  Benefit obligation at end of year                           $  23.4           $  19.8           $   2.7           $   2.2
                                                              =======           =======           =======           =======

CHANGE IN FAIR VALUE OF PLAN ASSETS:
 Fair value of plan assets at beginning of year               $  10.3           $  11.7           $    --           $    --
 Actual return on plan assets                                     2.0              (1.6)               --                --
 Contributions                                                    0.7               0.9               0.1               0.1
 Benefits paid                                                   (0.7)             (0.7)             (0.1)             (0.1)
                                                              -------           -------           -------           -------
  Fair value of plan assets at end of year                    $  12.3           $  10.3           $    --           $    --
                                                              =======           =======           =======           =======

FUNDED STATUS OF PLANS:
 Plan assets less than projected
  benefit obligation                                          $ (11.1)          $  (9.5)          $  (2.7)          $  (2.2)
 Unrecognized prior service income                                 --                --              (0.4)               --
 Unrecognized net actuarial losses                                6.5               5.3               1.2               0.3
                                                              -------           -------           -------           -------
  Total recognized                                            $  (4.6)          $  (4.2)          $  (1.9)          $  (1.9)
                                                              =======           =======           =======           =======

AMOUNTS RECORDED IN THE BALANCE SHEETS:
 Accrued benefits                                             $  (9.3)          $  (7.9)          $  (1.9)          $  (1.9)
 Accumulated other comprehensive income                           4.7               3.7                --                --
                                                              -------           -------           -------           -------
  Total recognized                                               (4.6)             (4.2)             (1.9)             (1.9)
 Participation in JBI Group Plan                                   --               3.5                --                --
                                                              -------           -------           -------           -------
  Total amount recorded in consolidated balance sheet         $  (4.6)          $  (0.7)          $  (1.9)          $  (1.9)
                                                              =======           =======           =======           =======

         At September 30, 2002, we had a net pension asset of $3.5 million which reflected our recorded balance that is included in a JBI group pension plan. At September 30, 2003, the balance of the JBI group pension plan was recorded entirely on JBI.

         The aggregate projected benefit obligation and the aggregate fair value of plan assets, for the plans that have a projected benefit obligation in excess of plan assets, are $23.4 million and $12.3 million, respectively, in 2003 and $19.8 million and $10.3 million, respectively, in 2002.

         The aggregate accumulated benefit obligation and the aggregate fair value of plan assets, for the plans that have an accumulated benefit obligation in excess of plan assets, are $21.6 million and $12.3 million, respectively, in 2003 and $18.1 million and $10.3 million, respectively, in 2002.

         The assets for our domestic plans are included in a master trust which principally invests in listed stocks and bonds, including JBI's common stock. At both September 30, 2003 and 2002, 1,333,100 shares of JBI's common stock, representing $8.3 million of the master trust's assets, as of September 30, 2003, were included in plan assets.

                             USI GLOBAL CORPORATION

NOTE 8--PENSION AND RETIREMENT PLANS (CONTINUED)

         The weighted average annual assumed rate of increase in the per capita cost of covered benefits (i.e., the health care cost trend rate) for the other post-employment benefit plans was 7.5% for 2003. The rate used as of September 30, 2003 was 10.0% and is assumed to decrease 0.5% a year to 5.0%. A one-percentage-point change in the assumed health care cost trend rate would have had the following effects as of and for the year ended September 30, 2003 (in millions):

                                                                                           Increase (Decrease)
                                                                                            Costs/Obligations
                                                                                           --------------------
         Effect of a 1% increase in the health care cost trend rate on:
           Service cost plus interest cost                                                       $    --
           Accumulated post-employment benefit obligation                                            0.3

         Effect of a 1% decrease in the health care cost trend rate on:
           Service cost plus interest cost                                                       $    --
           Accumulated post-employment benefit obligation                                           (0.2)

         The tables above and on the previous pages set forth the historical components of net periodic pension cost and a reconciliation of the funded status of the pension and other post-employment benefit plans for our domestic employees is not necessarily indicative of the amounts we will recognize on a prospective basis.

Foreign Benefit Arrangements

         Our foreign defined benefit pension plan covers the salaried employees of Spring Ram. The assumptions used for the calculation of net periodic (income) expense of our defined benefit plan covering those employees are presented below:

                                                                   2003             2002             2001
                                                                   ----             ----             ----
         Assumptions:
          Discount rate                                            5.75%            5.75%            6.25%
          Rate of compensation increase                            3.25%            3.00%            3.25%
          Expected long-term rate of return on assets              7.50%            7.50%            7.50%

         The components of net periodic expense (income) for our foreign defined benefit plan are presented below:

                                                                      2003          2002              2001
                                                                    -------        -----            -------
         Components of net periodic expense (income):                            (IN MILLIONS)
          Service cost                                              $   1.1        $   0.8          $   0.5
          Interest cost                                                 2.5            2.5              2.1
          Expected return on plan assets                               (3.4)          (3.4)            (3.5)
          Net actuarial loss                                             --            0.1               --
                                                                    -------        -------           -------
           Net periodic expense (income)                            $   0.2        $    --           $  (0.9)
                                                                    =======        =======           =======

                             USI GLOBAL CORPORATION

NOTE 8 -- PENSION AND RETIREMENT PLANS (CONTINUED)


     The following table provides a reconciliation of changes in the projected benefit obligation, the fair value of plan assets and the funded status of our foreign defined benefit pension plan with the amounts recognized on our balance sheets as of September 30:

                                                              AS SEPTEMBER 30,
                                                             ------------------
                                                              2003       2002
                                                             -------    -------
                                                               (in millions)
CHANGE IN PROJECTED BENEFIT OBLIGATION:
  Benefit obligation at beginning of year................... $ 42.5     $ 38.6
  Service cost..............................................    1.1        0.8
  Interest cost.............................................    2.5        2.5
  Employee contributions....................................    0.4        0.4
  Foreign currency exchange rate changes....................    2.9        2.3
  Actuarial losses (gain)...................................    2.6       (1.2)
  Benefits paid.............................................   (1.4)      (0.9)
                                                             ------     ------
    Benefit obligation at end of year....................... $ 50.6     $ 42.5
                                                             ======     ======

CHANGE IN FAIR VALUE OF PLAN ASSETS:
  Fair value of plan assets at beginning of year............ $ 28.0     $ 38.4
  Actual return on plan assets..............................    4.3      (12.7)
  Foreign currency exchange rate changes....................    1.9        2.2
  Employer contributions....................................    1.6        0.6
  Employee contributions....................................    0.4        0.4
  Benefits paid.............................................   (1.4)      (0.9)
                                                             ------     ------
    Fair value of plan assets at end of year................ $ 34.8     $ 28.0
                                                             ======     ======

FUNDED STATUS OF PLAN:
  Plan assets less than projected benefit obligation........ $(15.8)    $(14.5)
  Unrecognized net actuarial losses.........................   24.3       21.1
                                                             ------     ------
    Total recognized........................................ $  8.5     $  6.6
                                                             ======     ======

AMOUNTS RECORDED IN THE BALANCE SHEETS:
  Accrued benefits.......................................... $(12.5)    $(10.0)
  Accumulated other comprehensive income....................   21.0       16.6
                                                             ------     ------
    Total recorded.......................................... $  8.5     $  6.6
                                                             ======     ======

                             USI GLOBAL CORPORATION

NOTE 9--INCOME TAXES

         Our pre-tax income (loss) from continuing operations consisted of the following:

                                                                                FOR THE FISCAL YEARS ENDED
                                                                                      SEPTEMBER 30,
                                                                          2003             2002              2001
                                                                                       (RESTATED)         (RESTATED)
                                                                        -------        ----------         ----------
                                                                                      (IN MILLIONS)
         United States .......................................          $  21.6          $  18.0           $   0.8
         Foreign .............................................             12.3             34.2             (45.8)
                                                                        -------          -------           -------
                                                                        $  33.9          $  52.2           $ (45.0)
                                                                        =======          =======           =======

         The provision (benefit) for federal, foreign, and state income taxes consist of:

                                                                                 FOR THE FISCAL YEARS ENDED
                                                                                        SEPTEMBER 30,
                                                                          2003             2002               2001
                                                                                        (RESTATED)         (RESTATED)
                                                                        -------         ----------         ----------
                                                                                      (IN MILLIONS)
         Current:
          Federal ............................................          $  12.1           $    --           $   7.5
          Foreign ............................................              1.1              13.7               6.3
          State ..............................................              7.3               0.3               4.1
         Deferred ............................................             (7.8)            (32.2)            (10.7)
                                                                        -------           -------           -------
                                                                        $  12.7           $ (18.2)          $   7.2
                                                                        =======           =======           =======

         The following is a reconciliation of income taxes at the federal statutory rate of 35% to the provision (benefit) for income taxes attributable to continuing operations:

                                                                                 FOR THE FISCAL YEARS ENDED
                                                                                      SEPTEMBER 30,
                                                                          2003             2002              2001
                                                                                        (RESTATED)         (RESTATED)
                                                                        -------         ----------         ----------
                                                                                       (IN MILLIONS)
         Statutory federal income tax provision ..............          $  11.9           $  18.3           $ (15.8)
         Foreign income tax differential .....................              1.3               1.3                --
         State income taxes (net of federal benefit) .........              0.7               0.2               2.7
         Goodwill amortization ...............................               --                --               1.4
         Non-deductible items ................................              0.5              (0.1)             18.0
         Change in valuation allowance .......................             (1.7)            (37.0)               --
         Other, net ..........................................               --              (0.9)              0.9
                                                                        -------           -------           -------
                                                                        $  12.7           $ (18.2)          $   7.2
                                                                        =======           =======           =======

                             USI GLOBAL CORPORATION

NOTE 9-- INCOME TAXES (CONTINUED)

         The components of deferred income tax assets and liabilities consisted of the following:

                                                                       AT SEPTEMBER 30,
                                                                  ---------------------------
                                                                    2003              2002
                                                                                   (RESTATED)
                                                                  -------          ----------
                                                                        (IN MILLIONS)
         Deferred tax assets:
          Accruals and allowances ......................          $  39.8           $  28.3
          Post-employment benefits .....................             (1.1)               --
          Expected benefit from Disposal Plans
            and capital loss carryforwards .............             70.1              42.3
          Other ........................................               --               1.1
                                                                  -------           -------
            Sub-total deferred tax assets ..............            108.8              71.7
          Valuation allowance ..........................            (70.1)            (42.3)
                                                                  -------           -------
            Total deferred tax assets ..................             38.7              29.4
         Deferred tax liabilities:
          Property, plant and equipment ................              1.2               0.3
          Inventory ....................................             (0.7)               --
          Net pension assets ...........................             (1.0)              4.5
          Deductible goodwill ..........................              3.4               3.0
          Purchased intangibles ........................             24.2              24.2
          Other ........................................              3.0               3.9
                                                                  -------           -------
            Total deferred tax liabilities .............             30.1              35.9
                                                                  -------           -------
            Net deferred tax assets (liabilities) ......          $   8.6           $  (6.5)
                                                                  =======           =======

         We established a valuation allowance related to deferred tax assets resulting from the losses recognized in connection with the Disposal Plan, reflecting the uncertainty of the future realization of these assets.

         In August 2001, we recorded a deferred tax liability of $24.7 million for purchased intangibles, increasing the excess purchase price, and thus goodwill, by the same amount. The deferred tax liability is being reversed and a deferred tax benefit is being recognized over the amortization period of the intangible assets.

         The classification of the deferred tax balance in the balance sheets is:

                                                                       AT SEPTEMBER 30,
                                                                    2003             2002
                                                                                  (RESTATED)
                                                                  -------         ----------
                                                                       (IN MILLIONS)
         Current assets ................................          $  39.8           $  26.4
         Non-current assets ............................              0.7                --
                                                                  -------           -------
          Net current assets ...........................             40.5              26.4

         Non-current assets ............................              0.4               0.1
         Non-current liabilities .......................            (32.3)            (33.0)
                                                                  -------           -------
          Net non-current liabilities ..................            (31.9)            (32.9)
                                                                  -------           -------
           Net deferred tax assets (liabilities) .......          $   8.6           $  (6.5)
                                                                  =======           =======

                             USI GLOBAL CORPORATION

NOTE 10--COMMITMENTS AND CONTINGENCIES

OPERATING LEASES

         The table below shows our future minimum lease payments due under non-cancelable leases as of September 30, 2003. Certain of these leases contain stated escalation clauses while others contain renewal options. These minimum lease payments (presented in millions) do not include facility leases that were accrued as restructuring costs.

         2004 ...........................          $   6.6
         2005 ...........................              5.5
         2006 ...........................              4.4
         2007 ...........................              3.1
         2008 ...........................              2.4
         Thereafter .....................             11.0
                                                   -------
         Total minimum lease payments ...          $  33.0
                                                   =======

         Rent expense, including equipment rental, was approximately $6.8 million, $10.4 million and $10.0 million in 2003, 2002 and 2001, respectively.

Environmental Regulation

         We are investigating and remediating contamination at a number of present and former operating sites under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA" or "Superfund"), the federal Resource Conservation and Recovery Act or comparable state statutes or agreements with third parties. These proceedings are in various stages ranging from initial investigations to active settlement negotiations to the cleanup of sites. We have been named as a potentially responsible party at a number of Superfund sites under CERCLA or comparable state statutes. Under these statutes, responsibility for the entire cost of cleanup of a contaminated site can be imposed upon any current or former site owners or operators, or upon any party who sent waste to the site, regardless of the lawfulness of the original activities that led to the contamination. No information currently available reasonably suggests that projected expenditures associated with any of these proceedings or any remediation of these sites will have a material adverse effect on our financial condition, results of operations or cash flows.

         As of September 30, 2003, we had accrued approximately $7.3 million ($0.3 million accrued as current liabilities and $7.0 million as non-current liabilities) for environmental liabilities, recorded on an undiscounted basis. We accrue an amount for each case when the likelihood of an unfavorable outcome is probable and the amount of loss associated with such unfavorable outcome is reasonably estimable. We believe that the range of liability for these matters could reach $10.5 million if it included cases where the likelihood of an unfavorable outcome is only reasonably possible. We cannot predict whether future developments in laws and regulations concerning environmental protection or unanticipated enforcement actions will require material capital expenditures or otherwise affect our financial condition, results of operations or cash flows in a materially adverse manner, or whether our businesses will be successful in meeting future demands of regulatory agencies in a manner which will not have a material adverse effect on our financial condition, results of operations or cash flows.

Litigation

         Certain of our subsidiaries are defendants or plaintiffs in lawsuits that have arisen in the normal course of business. While certain of these matters involve substantial amounts, it is management's opinion, based on the advice of counsel, that the ultimate resolution of such litigation and environmental matters will not have a material adverse effect on the Company's financial condition, results of operations or cash flows.

                             USI GLOBAL CORPORATION

NOTE 11 - SEGMENT INFORMATION

         We have two segments - Bath Products and Rexair. The Bath Products segment manufactures whirlpool baths, showers, sanitary ware, including sinks and toilets, and outdoor jetted spas. The Rexair segment manufactures premium vacuum cleaner systems sold through independent distributors in the direct sales retail channel.

         The financial information of our segments is regularly evaluated by JBI's corporate operating executives in determining resource allocation and assessing performance and is periodically reviewed by the JBI's Board of Directors. JBI's senior management evaluates the performance of each business segment based on its operating results and, other than general corporate expenses, allocates specific corporate overhead to each segment. The same accounting policies are used throughout the organization (see Note 2).

         The following is a summary of our financial information by segment, reconciled to our consolidated totals.

                                                                BATH          (RESTATED)                            (RESTATED)
                                                              PRODUCTS          REXAIR           CORPORATE            TOTAL
                                                              --------        ---------          ---------          ----------
                                                                                      (IN MILLIONS)
NET SALES
 2003 ..............................................          $ 648.6           $ 102.1          $      --           $   750.7
 2002 ..............................................            549.4              98.6                 --               648.0
 2001(3) ...........................................            570.4              13.3                 --               583.7
OPERATING INCOME (LOSS)(1)
 2003 ..............................................          $  25.2           $  26.6          $    (9.4)          $    42.4
 2002 ..............................................             32.2              27.4              (13.0)               46.6
 2001(3) ...........................................            (26.3)              2.9              (14.1)              (37.5)
CAPITAL EXPENDITURES
 2003 ..............................................          $  13.2           $   2.9          $      --           $    16.1
 2002 ..............................................             11.3               1.3                 --                12.6
 2001(3) ...........................................             14.9               0.2                 --                15.1
DEPRECIATION AND AMORTIZATION
 2003 ..............................................          $   9.8           $   3.5          $      --           $    13.3
 2002 ..............................................              9.2               4.2                 --                13.4
 2001(3) ...........................................             15.8               0.5                 --                16.3
ASSETS(2)
 2003 ..............................................          $ 544.3           $ 156.6          $   776.8           $ 1,477.7
 2002 ..............................................            489.3             158.2            1,281.5             1,929.0

(1) Operating income (loss) for the Bath Products segment includes restructuring, impairment and other charges of $4.3 million, $0.8 million and $60.8 million in fiscal 2003, 2002 and 2001, respectively (see note 5). Operating losses for corporate included management fees charged to us by JBI of $5.6 million, $13.0 million and $13.1 million in fiscal 2003, 2002 and 2001, respectively. Corporate also included impairment, restructuring and severance charges of $3.6 million in 2003.

(2) Corporate assets include assets held for sale of $13.4 million and $241.4 million for fiscal 2003 and 2002, respectively.

(3)      Rexair was re-acquired on August 15, 2001.

         Aside from the operating income (loss) amounts noted above, our income from continuing operations includes interest income and expense, other income and expense items and income taxes, none of which are included in the our measurement of segment operating profit. Corporate assets consist primarily of Notes receivable from affiliates, due from affiliates, assets held for sale, cash and cash equivalents and other investments.

         Our operations are principally located in North America and Europe and to a lesser extent, in other regions of the world. Our country of domicile is the United States. Export sales represented 10.1%, 10.0% and 4.4% of total sales for fiscal years 2003, 2002 and 2001, respectively. Principal international markets served include Europe, South America, Canada and Asia.

                             USI GLOBAL CORPORATION

NOTE 11-- SEGMENT INFORMATION (CONTINUED)

         The following table presents summarized financial information by geographic area:

                                                                                         2003           2002            2001
                                                                                                     (RESTATED)      (RESTATED)
                                                                                       ------        ----------      ----------
                                                                                                   (IN MILLIONS)
NET SALES
United States ...............................................................          $455.1          $394.6          $353.5
United Kingdom ..............................................................           191.0           154.8           126.7
Other Foreign ...............................................................           104.6            98.6           103.5
                                                                                       ------          ------          ------
  Total net sales ...........................................................          $750.7          $648.0          $583.7
                                                                                       ======          ======          ======

OPERATING INCOME (LOSS) (1)
United States ...............................................................          $ 10.6          $ 16.7          $ (5.1)
United Kingdom ..............................................................            11.2             6.6           (59.1)
Other Foreign ...............................................................            20.6            23.3            26.7
                                                                                       ------          ------          ------
  Total operating income (loss) .............................................          $ 42.4          $ 46.6          $(37.5)
                                                                                       ======          ======          ======
LONG-LIVED ASSETS
United States ...............................................................          $299.7          $297.9
United Kingdom ..............................................................            88.6            84.3
Other Foreign ...............................................................            10.2             9.1
                                                                                       ------          ------
  Total long-lived assets ...................................................          $398.5          $391.3
                                                                                       ======          ======

(1) Operating income for the year ended September 30, 2003 includes impairment, restructuring and other charges of $7.9 million, all of which relate to operations in the United States. Operating income for the year ended September 30, 2002 includes restructuring and other charges of $0.8 million related to operations in the United States. The operating loss for the year ended September 30, 2001 includes goodwill impairment charges of $60.8 million relates to operations in the U.K. Corporate expenses are included in the United States.

NOTE 12-- CAPITAL CONTRIBUTION

During the year ended September 30, 2003, we completed negotiations with the United Kingdom taxing authorities regarding additional capital contributions that were needed to meet United Kingdom rules relating to minimum capitalization requirements. As a part of the resulting transactions, a capital contribution of $30.0 million was made by JBI. JBI also contributed $1.3 million in fiscal 2003 in connection with the sale of SiTeco.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders of Jacuzzi Brands, Inc.

We have audited the consolidated balance sheets of USI Mayfair Limited (the "Company") (a wholly-owned subsidiary of USI Global Corporation) as of September 30, 2003 and 2002, and the related consolidated statements of operations, cash flows, and changes in stockholder's equity for each of the three years in the period ended September 30, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of USI Mayfair Limited at September 30, 2003 and 2002, and the consolidated results of its operations and its cash flows for each of the three years in the period ended September 30, 2003, in conformity with accounting principles generally accepted in the United States.

As discussed in Note 2 to the consolidated financial statements, the Company changed its method of accounting for goodwill and other intangible assets in 2002.


                                        /s/Ernst & Young LLP


West Palm Beach, Florida
November 21, 2003

                                USI MAYFAIR LTD.


                      CONSOLIDATED STATEMENTS OF OPERATIONS


                                  (IN MILLIONS)

                                                                             FOR THE FISCAL YEARS ENDED
                                                                                     SEPTEMBER 30,
                                                                         ------------------------------------
                                                                           2003          2002          2001
                                                                         --------      --------      --------
Net sales ..........................................................     $  296.6      $  254.1      $  235.5
Operating costs and expenses:
  Cost of products sold ............................................        205.9         172.3         154.6
  Selling, general and administrative expenses .....................         58.9          52.0          52.8
  Management fee expense ...........................................          2.3           1.8           1.0
  Goodwill impairment charges ......................................           --            --          60.8
                                                                         --------      --------      --------
    Operating income (loss) ........................................         29.5          28.0         (33.7)
Interest income from affiliates ....................................          7.1           3.0           2.5
Interest expense to affiliates .....................................        (11.6)        (15.3)        (15.9)
Other income (expense) with affiliates .............................        (11.1)          7.6            --
Interest expense ...................................................         (0.9)         (0.9)         (0.8)
Interest income ....................................................          0.5           0.7           1.2
Other expense, net .................................................         (1.2)         (0.4)         (0.6)
                                                                         --------      --------      --------
Income (loss) before income taxes, discontinued operations
  and cumulative effect of accounting change .......................         12.3          22.7         (47.3)
Provision for income taxes .........................................         (5.0)         (8.3)         (4.8)
                                                                         --------      --------      --------
  Income (loss) from continuing operations .........................          7.3          14.4         (52.1)
Discontinued operations:
  Income (loss) from operations (net of tax provisions of $37.1
    and $6.5 in 2002 and 2001, respectively) .......................          0.1           0.9          (8.5)
  Loss on disposals (net of tax benefit of $10.3 in 2001) ..........        (26.1)        (22.7)        (44.3)
                                                                         --------      --------      --------
  Loss from discontinued operations ................................        (26.0)        (21.8)        (52.8)
Cumulative effect of accounting change, net
  of taxes of $0.3 in 2001 .........................................           --            --          (0.4)
                                                                         --------      --------      --------
    Net loss .......................................................     $  (18.7)     $   (7.4)     $ (105.3)
                                                                         ========      ========      ========


                 See Notes to Consolidated Financial Statements.

                                USI MAYFAIR LTD.

                           CONSOLIDATED BALANCE SHEETS

                        (IN MILLIONS EXCEPT SHARE DATA)

                                                                                     AT SEPTEMBER 30,
                                                                                 ----------------------
                                                                                   2003           2002
                                                                                 --------      --------
                                          ASSETS
Current assets:
  Cash and cash equivalents ................................................     $   28.3      $   21.0
  Trade receivables, net of allowances of $4.5 in 2003
    and $2.0 in 2002 .......................................................         85.7          79.2
  Inventories ..............................................................         37.4          33.4
  Assets held for sale .....................................................          1.6          33.2
  Other current assets .....................................................         14.9           6.3
                                                                                 --------      --------
    Total current assets ...................................................        167.9         173.1

Property, plant and equipment, net .........................................         44.9          40.4
Pension assets .............................................................          0.1            --
Other assets ...............................................................          0.1           0.5
Deferred income taxes ......................................................          0.6           1.0
Goodwill ...................................................................         54.0          52.9
Notes receivable from affiliates ...........................................         73.6          68.5
Due from affiliates ........................................................         31.5          31.3
                                                                                 --------      --------
TOTAL ASSETS ...............................................................     $  372.7      $  367.7
                                                                                 ========      ========

                             LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
  Notes payable ............................................................     $   23.5      $   15.3
  Trade accounts payable ...................................................         46.3          38.8
  Accrued expenses and other current liabilities ...........................         31.3          28.7
  Deferred income taxes ....................................................          5.8           8.0
  Liabilities associated with assets held for sale .........................          0.9           6.6
  Notes payable to affiliates ..............................................         56.4         219.1
                                                                                 --------      --------
    Total current liabilities ..............................................        164.2         316.5
Deferred income taxes ......................................................          0.7           1.7
Other liabilities ..........................................................         18.7          15.1
                                                                                 --------      --------
    Total liabilities ......................................................        183.6         333.3
                                                                                 --------      --------
Commitments and contingencies
Stockholder's equity:
  Common stock (par value (pound)1 per share, authorized and outstanding
    109,976,403 and 10,143,153 shares in 2003 and 2002, respectively .......        180.9          15.9
  Paid in capital ..........................................................         35.9          35.9
  Retained earnings ........................................................          6.0          24.7
  Accumulated other comprehensive loss .....................................        (33.7)        (42.1)
                                                                                 --------      --------
    Total stockholder's equity .............................................        189.1          34.4
                                                                                 --------      --------
TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY .................................     $  372.7      $  367.7
                                                                                 ========      ========

                 See Notes to Consolidated Financial Statements.

                                USI MAYFAIR LTD.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (IN MILLIONS)

                                                                                          FOR THE FISCAL YEARS ENDED
                                                                                                 SEPTEMBER 30,
                                                                                    ------------------------------------
                                                                                      2003          2002          2001
                                                                                    --------      --------      --------
OPERATING ACTIVITIES:
  Income (loss) from continuing operations ....................................     $    7.3      $   14.4      $  (52.1)
  Adjustments to reconcile income (loss) from continuing operations to net cash provided by operating activities of continuing operations:
      Depreciation and amortization ...........................................          5.1           4.4           6.7
      (Benefit) provision for deferred income taxes ...........................         (2.3)         (2.1)          1.2
      Provision for doubtful accounts .........................................          2.9           0.7           0.3
      Gain on sale of property, plant and equipment ...........................         (0.1)           --            --
      Goodwill impairment charges .............................................           --            --          60.8
  Changes in operating assets and liabilities, excluding the effects of acquisitions and dispositions:
      Trade receivables .......................................................          0.7         (11.3)          0.9
      Inventories .............................................................         (1.2)         (2.9)         (3.2)
      Other current assets ....................................................         (4.9)         (0.1)          2.6
      Other assets ............................................................          0.1          (1.3)         (1.0)
      Trade accounts payable ..................................................          3.1           3.0           1.9
      Accrued expenses and other current liabilities ..........................          0.8           1.8          (3.1)
      Other liabilities .......................................................         (2.7)          7.0          (0.1)
      Other, net ..............................................................           --            --          (0.4)
                                                                                    --------      --------      --------
        Net cash provided by operating activities of
          continuing operations ...............................................          8.8          13.6          14.5
                                                                                    --------      --------      --------
  Loss from discontinued operations ...........................................        (26.0)        (21.8)        (52.8)
  Adjustments to reconcile loss from discontinued operations to net cash provided by (used in) discontinued operations:
      Loss on disposal of discontinued operations .............................         26.1          22.7          44.3
      Goodwill impairment charges .............................................           --            --          11.0
      Other (increases) decreases in net assets held for sale .................         (5.5)         (6.2)          9.7
                                                                                    --------      --------      --------
        Net cash provided by (used in) discontinued operations ................         (5.4)         (5.3)         12.2
                                                                                    --------      --------      --------
NET CASH PROVIDED BY OPERATING ACTIVITIES .....................................          3.4           8.3          26.7
                                                                                    --------      --------      --------
INVESTING ACTIVITIES:
  Proceeds from sale of businesses ............................................         13.4          29.4            --
  Purchases of property, plant and equipment ..................................         (4.0)         (5.8)         (5.3)
  Proceeds from sale of property, plant and equipment .........................          0.1           0.1           0.7
  (Loans to) repayment of loans by affiliates .................................         (5.2)        (26.2)         23.3
                                                                                    --------      --------      --------
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES ...........................          4.3          (2.5)         18.7
                                                                                    --------      --------      --------
FINANCING ACTIVITIES:
  Repayment of long-term debt .................................................           --            --          (0.1)
  Proceeds from (repayment of) notes payable, net .............................          7.2           2.7          (2.1)
  (Repayment of) proceeds from notes payable to affiliates, net ...............       (162.8)        (25.2)          1.9
  Net transfers to affiliates .................................................         (7.9)        (21.6)         (8.9)
  Contribution from parent ....................................................        165.0          15.9            --
                                                                                    --------      --------      --------
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES ...........................          1.5         (28.2)         (9.2)
                                                                                    --------      --------      --------
Effect of exchange rate changes on cash and cash equivalents ..................         (1.9)          0.4          (7.2)
                                                                                    --------      --------      --------
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS ..............................          7.3         (22.0)         29.0
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR ................................         21.0          43.0          14.0
                                                                                    --------      --------      --------
CASH AND CASH EQUIVALENTS AT END OF YEAR ......................................     $   28.3      $   21.0      $   43.0
                                                                                    ========      ========      ========

                See Notes to Consolidated Financial Statements.

                                USI MAYFAIR LTD.

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY

          FOR THE FISCAL YEARS ENDED SEPTEMBER 30, 2003, 2002 AND 2001

                                  (IN MILLIONS)



                                                                                      ACCUMULATED
                                                                                         OTHER        COMPREHENSIVE
                                                   COMMON     PAID IN    RETAINED    COMPREHENSIVE       INCOME
                                                   STOCK      CAPITAL    EARNINGS    INCOME (LOSS)       (LOSS)           TOTAL
                                                   ------     -------    --------    -------------    -------------     ---------
Balance at September 30, 2000 ...................  $   --     $  35.9    $  137.4    $       (50.3)                     $   123.0
                                                   ------     -------    --------    -------------                      ---------
Net loss ........................................                          (105.3)                    $      (105.3)       (105.3)
Translation adjustment discontinued operations ..                                             25.0               --          25.0
Translation adjustment continuing operations ....                                             (9.8)            (9.8)         (9.8)
                                                                                                      -------------
Other comprehensive loss ........................                                                              (9.8)
                                                                                                      -------------
Total comprehensive loss ........................                                                     $      (115.1)
                                                   ------     -------    --------    -------------    =============     ---------
Balance at September 30, 2001 ...................      --        35.9        32.1            (35.1)                          32.9
                                                   ------     -------    --------    -------------                      ---------
Net loss ........................................                            (7.4)                    $        (7.4)         (7.4)
Capital contributions from parent ...............    15.9                                                                    15.9
Translation adjustment ..........................                                              3.8              3.8           3.8
Minimum pension liability adjustment ............                                            (10.8)           (10.8)        (10.8)
                                                                                                      -------------
Other comprehensive loss ........................                                                              (7.0)
                                                                                                      -------------
Total comprehensive loss ........................                                                     $        14.4
                                                   ------     -------    --------    -------------    =============     ---------
Balance at September 30, 2002 ...................    15.9        35.9        24.7            (42.1)                          34.4
                                                   ------     -------    --------    -------------                      ---------
Net loss ........................................                           (18.7)                    $       (18.7)        (18.7)
Capital contributions from parent ...............   165.0                                                                   165.0
Translation adjustment ..........................                                             10.5             10.5          10.5
Minimum pension liability adjustment ............                                             (2.1)            (2.1)         (2.1)
                                                                                                      -------------
Other comprehensive income ......................                                                               8.4
                                                                                                      -------------
Total comprehensive loss ........................                                                     $       (10.3)
                                                   ------     -------    --------    -------------    =============
Balance at September 30, 2003 ...................  $180.9     $  35.9    $    6.0    $       (33.7)                     $   189.1
                                                   ======     =======    ========    =============                      =========


                 See Notes to Consolidated Financial Statements.

                                USI MAYFAIR LTD.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1--BASIS OF PRESENTATION

The accompanying consolidated financial statements include the consolidated operations of USI Mayfair, Ltd., a wholly-owned subsidiary of USI Global Corporation ("Global" or "the Parent") and an indirect subsidiary of Jacuzzi Brands, Inc. ("JBI"), formerly known as U.S. Industries, Inc. We manufacture and distribute a broad range of consumer and industrial bath products.

JBI and certain subsidiaries of JBI (referred to herein as "Affiliates") have provided certain corporate general and administrative services to us including legal, finance, tax, risk management and employee benefits. A portion of the related costs has been allocated to us based on the percentage of our sales to the consolidated sales of JBI as management fees. Our management believes such amounts are reasonable; however, they may not be indicative of our ongoing costs as a separate entity.

We operate on a 52- or 53-week fiscal year ending on the Saturday nearest to September 30. The fiscal year periods presented in our consolidated financial statements consist of the 52 weeks ending on September 27, 2003, September 28, 2002, and September 29, 2001, but are presented as of September 30 in each of those years for convenience. Businesses over which we have the ability to exercise significant influence, but are not consolidated into our results, were accounted for using the equity method. We eliminate intercompany balances and transactions when consolidating the account balances of the subsidiaries.

NOTE 2--ACCOUNTING POLICIES

USE OF ESTIMATES: Generally accepted accounting principles require that we make estimates and assumptions that affect amounts reported in our financial statements and accompanying notes. Actual results could differ from those estimates.

FOREIGN CURRENCY TRANSLATION: Our subsidiaries outside of the United States record transactions using their local currency as their functional currency. In accordance with Statement of Financial Accounting Standards ("SFAS") No. 52, Foreign Currency Translation, the assets and liabilities of our foreign subsidiaries are translated into U.S. dollars using the exchange rates in effect at the balance sheet dates. Revenues, expenses and cash flow items are translated at average daily exchange rates for the period. The gains and losses resulting from the changes in exchange rates from year to year have been reported in other comprehensive income.

CASH AND CASH EQUIVALENTS: We consider all highly liquid investments with original maturities of three months or less to be cash equivalents.

TRADE RECEIVABLES AND CONCENTRATION OF CREDIT RISK: We record an allowance for doubtful accounts, reducing our receivables balance to an amount we estimate is collectible from our customers.

We operate in Europe and, to a lesser extent, in other regions of the world. We perform periodic credit evaluations of our customers' financial condition and generally do not require collateral. We encounter a certain amount of credit risk as a result of a concentration of receivables among a few significant customers. Credit losses have not been significant and have been within management's expectations.

Trade receivables at September 30, 2003 include interest bearing receivables with a carrying value of $6.4 million, which are being recorded on a non-accrual basis.

INCOME TAXES: Deferred tax assets and liabilities represent the tax effects, based on current law, of any temporary differences in the timing of when revenues and expenses are recognized for tax purposes and when they are recognized for financial statement purposes. The deferred tax assets are reviewed periodically for recoverability and valuation allowances are provided as necessary.

                                USI MAYFAIR LTD.

NOTE 2--ACCOUNTING POLICIES (CONTINUED)

Our earnings are included in the consolidated federal income tax return filed by JBI. We provided for income taxes in the accompanying consolidated financial statements as if we were a stand-alone entity and filed separate income tax returns from JBI. Federal taxes currently payable have been included in amounts due to affiliates. Income taxes paid to state, local and foreign jurisdictions during fiscal 2003, 2002 and 2001 were $14.3 million, $12.6 million and $9.9 million, respectively.

INVENTORIES: Our inventories are stated at the lower of cost or market value. We use the first-in-first-out (FIFO) method for determining the cost of our inventories. The FIFO method approximates replacement cost. Our inventories can be categorized as follows:

                                                                 AT SEPTEMBER 30,
                                                             -----------------------
                                                               2003           2002
                                                             --------       --------
                                                                  (IN MILLIONS)
         Finished products ............................      $   20.4       $   17.2
         In-process products ..........................           3.4            2.0
         Raw materials ................................          13.6           14.2
                                                             --------       --------
                                                             $   37.4       $   33.4
                                                             ========       ========

PROPERTY, PLANT AND EQUIPMENT: We record our property, plant and equipment at cost. We record depreciation and amortization in a manner that recognizes the cost of our depreciable assets in operations over their estimated useful lives using the straight-line method. We estimate the useful lives of our depreciable assets to be 20-50 years for buildings and 1-15 years for machinery, equipment and furniture. Leasehold improvements are amortized over the shorter of the terms of the underlying leases, including probable renewal periods, or the estimated useful lives of the improvements.

Property, plant and equipment consist of:

                                                                 AT SEPTEMBER 30,
                                                             -----------------------
                                                               2003           2002
                                                             --------       --------
                                                                  (IN MILLIONS)
         Land and buildings ...........................      $   30.7       $   27.8
         Machinery, equipment and furniture ...........          44.2           33.4
         Accumulated depreciation and amortization ....         (30.0)         (20.8)
                                                             --------       --------
                                                             $   44.9       $   40.4
                                                             ========       ========

DEPRECIATION AND AMORTIZATION: Depreciation and amortization consist of:



                                                              FOR THE FISCAL YEARS ENDED
                                                                     SEPTEMBER 30,
                                                          ------------------------------------
                                                            2003          2002          2001
                                                          --------      --------      --------
                                                                     (IN MILLIONS)
Depreciation ........................................     $    5.1      $    4.4      $    4.2
Amortization of goodwill ............................           --            --           2.5
                                                          --------      --------      --------
                                                          $    5.1      $    4.4      $    6.7
                                                          ========      ========      ========

                                USI MAYFAIR LTD.

NOTE 2--ACCOUNTING POLICIES (CONTINUED)

GOODWILL GOODWILL AND OTHER INTANGIBLE ASSETS: We adopted SFAS No. 142, Goodwill and Other Intangible Assets, on October 1, 2001. Upon the adoption of SFAS No. 142, goodwill and intangible assets deemed to have indefinite lives are no longer amortized, but are subject to annual impairment tests. Finite-lived intangible assets are amortized over their useful lives and are subject to impairment evaluation under SFAS No. 144.

We test our goodwill and indefinite-lived intangible assets for impairment at the reporting unit level utilizing a two-step methodology. The initial step requires us to determine the fair value of each reporting unit and of each indefinite-lived intangible asset and compare it to the carrying value, including goodwill and other intangible assets, of such reporting unit or of such intangible asset. If the fair value exceeds the carrying value, no impairment loss is recognized and the second step, which is a calculation of the impairment, is not performed. However, if the carrying value of the intangible asset exceeds its fair value, an impairment charge equal to the difference in the values should be recorded. We perform an impairment test annually, unless an event occurs earlier in the year that requires us to perform an interim test.

In connection with our decision to dispose of our swimming pool, pool equipment, hearth and water systems businesses we performed an interim impairment test for the remaining goodwill within the reporting unit in accordance with SFAS No.
142. No impairment was indicated.

We perform our annual impairment test in the fourth quarter of each fiscal year. If the carrying value of the reporting unit exceeds its fair value, the goodwill of the unit may be impaired. The amount, if any, of the impairment would then be measured in a second step. We performed the initial step in the fourth quarter of 2003. The fair values of our only reporting unit exceeded its carrying value. Consequently, no impairment was recognized and the second step was not required.

As of September 30, 2003, we had goodwill of $54.0 million compared to $52.9 million as of September 30, 2002. The increase in the goodwill balance is due to exchange rate fluctuations.

The following table presents a reconciliation of our reported net loss for fiscal 2001 to our adjusted net loss as if SFAS No.142 had been applied that year (in millions).

        Reported net loss                                            $(105.3)
        Add back: Goodwill amortization - after tax                      2.8
                                                                     -------
          Adjusted net loss                                          $(102.5)
                                                                     =======

                                USI MAYFAIR LTD.

NOTE 2--ACCOUNTING POLICIES (CONTINUED)

ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES: Accrued expenses and other current liabilities consist of the following:

                                                                 AT SEPTEMBER 30,
                                                             -----------------------
                                                               2003           2002
                                                             --------       --------
                                                                  (IN MILLIONS)
         Compensation related .........................      $    6.4       $    5.4
         Customer rebates/dealer incentives ...........           9.2            4.3
         Warranty .....................................           2.3            1.7
         Other ........................................          13.4           17.3
                                                             --------       --------
                                                             $   31.3       $   28.7
                                                             ========       ========

We record a reserve for future warranty costs based on current unit sales, historical experience and management's judgment regarding anticipated rates of warranty claims and cost per claim. The adequacy of the recorded warranty reserves is assessed each quarter and adjustments are made as necessary. The specific terms and conditions of the warranties vary depending on the products sold and the countries in which we do business. Changes in our warranty reserves, a portion of which are classified as long-term on our consolidated balance sheets, during 2003 and 2002 are as follows:

                                                               2003           2002
                                                             --------       --------
                                                                   (IN MILLIONS)
         Beginning balance ............................      $    1.7       $    2.0
           Warranty accrual ...........................           0.5            0.6
           Cash payments ..............................          (0.2)          (0.4)
           Translation ................................           0.3           (0.5)
                                                             --------       --------
         Ending balance ...............................      $    2.3       $    1.7
                                                             ========       ========

FAIR VALUE OF FINANCIAL INSTRUMENTS: SFAS No. 107, Disclosure about Fair Value of Financial Instruments, requires that we disclose the fair value of our financial instruments when it is practical to estimate. We have determined the estimated fair values of our financial instruments, which are either recognized in our consolidated balance sheets or disclosed within these notes, using available market information and appropriate valuation methodologies. However, considerable judgment is required in interpreting market data to develop estimates of fair value. Accordingly, the estimates presented are not necessarily indicative of the amounts we could realize in a current market exchange.

Short-term Assets and Liabilities: The fair values of cash and cash equivalents, trade receivables and accounts payable approximate their carrying values because of their short-term nature.

The fair value of our notes payable to and receivable from affiliates is determined by discounting the cash flows using current interest rates for financial instruments with similar characteristics and maturities.

There were no other significant differences as of September 30, 2003 and September 30, 2002 between the carrying value and fair value of our financial instruments except as disclosed below:

                                                                           AT SEPTEMBER 30,
                                                     -------------------------------------------------------------
                                                              2003                                 2002
                                                     ------------------------           --------------------------
                                                     Carrying          Fair              Carrying           Fair
                                                      Amount           Value              Amount            Value
                                                     --------          -----             --------           ------
Notes receivable from affiliates.................     $73.6            $70.0              $ 68.5            $ 61.9
Notes payable to affiliates......................      56.4             53.8               219.1             203.7

NOTES PAYABLE: We maintain overdraft facilities for certain of our U.K. subsidiaries in an aggregate amount not to exceed (pound)10.0 million, net of cash balances. Interest is paid quarterly based on the standard rate quoted by the Bank of England plus 1.5% and the notes are due upon demand. The fair value of the notes approximates their carrying value at September 30, 2003 and 2002.

Interest Paid

Interest paid was $1.1 million, $0.7 million and $0.7 million for 2003, 2002 and 2001, respectively.

REVENUE RECOGNITION: We recognize revenue when all of the following criteria are met: persuasive evidence of the arrangement exists; delivery has occurred and we have no remaining obligations; prices are fixed or determinable; and collectibility is probable. We make shipments to approved customers based on orders placed.

                                USI MAYFAIR LTD.

NOTE 2--ACCOUNTING POLICIES (CONTINUED)

Prices are fixed when the customer places the order. An approved customer is one that has been subjected to our credit evaluation. We record revenue when title passes, which is either at the time of shipment or upon delivery to the customer. The passage of title is dependent on the arrangements made with each customer. Provisions are made for sales returns and allowances at the time of sale. Management uses significant judgment in estimating sales return costs, considering numerous factors such as current overall and industry-specific economic conditions and historical sales return rates. Although we consider our sales return reserves to be adequate and proper, changes in historical customer patterns could require adjustments to the reserves. We also record reductions to our revenues for customer and distributor programs and incentive offerings including special pricing agreements, promotions and other volume-based incentives. We may take actions to increase customer incentive offerings possibly resulting in an incremental reduction of revenue at the time the incentive is offered.

SHIPPING AND HANDLING FEES AND COSTS: We classify amounts charged to our customers for shipping and handling as revenues, while shipping and handling costs are recorded as cost of products sold.

ADVERTISING COSTS: Advertising costs are charged to expense when incurred. Advertising expense totaled $10.9 million, $10.9 million and $9.3 million in 2003, 2002 and 2001, respectively.

RESEARCH AND DEVELOPMENT COSTS: Research and development costs are expensed as incurred. Such amounts totaled $0.8 million, $0.7 million and $0.7 million in 2003, 2002 and 2001, respectively.

COMPREHENSIVE INCOME (LOSS): Comprehensive income (loss) represents the change in stockholders' equity from transactions and other events and circumstances arising from non-stockholder sources. Our comprehensive income (loss) consists of net income (loss), foreign currency translation adjustments and minimum pension liability adjustments, net of applicable income taxes.

Accumulated other comprehensive income (loss) consists of the following:


                                                               MINIMUM           ACCUMULATED
                                           FOREIGN             PENSION             OTHER
                                          CURRENCY            LIABILITY         COMPREHENSIVE
                                         TRANSLATION         ADJUSTMENT(1)       INCOME(LOSS)
                                        -------------       -------------       -------------
                                                            (IN MILLIONS)
         September 30, 2000 ......      $       (50.3)      $          --       $       (50.3)
         Fiscal 2001 change ......               15.2                  --                15.2
                                        -------------       -------------       -------------
         September 30, 2001 ......              (35.1)                 --               (35.1)
         Fiscal 2002 change ......                3.8               (10.8)               (7.0)
                                        -------------       -------------       -------------
         September 30, 2002 ......              (31.3)              (10.8)              (42.1)
         Fiscal 2003 change ......               10.5                (2.1)                8.4
                                        -------------       -------------       -------------
         September 30, 2003 ......      $       (20.8)      $       (12.9)      $       (33.7)
                                        =============       =============       =============

(1) The minimum pension liability adjustment is net of an estimated tax benefit of $7.0 million and $5.8 million in 2003 and 2002, respectively.

                                USI MAYFAIR LTD.

NOTE 2--ACCOUNTING POLICIES (CONTINUED)


NEW ACCOUNTING PRONOUNCEMENTS: In January 2003, the FASB issued FIN 46. This interpretation of Accounting Research Bulletin No. 51, Consolidated Financial Statements, addresses consolidation by business enterprises of variable interest entities. Under current practice, two enterprises generally have been included in consolidated financial statements because one enterprise controls the other through voting interests. FIN 46 defines the concept of "variable interests" and requires existing unconsolidated variable interest entities to be consolidated by their primary beneficiaries if the entities do not effectively disperse risks among the parties involved. This interpretation applies immediately to variable interest entities created after January 31, 2003. It applies as of the end of the first fiscal year or interim period ending after December 15, 2003, to variable interest entities in which an enterprise holds a variable interest that it acquired before February 1, 2003. The interpretation may be applied prospectively with a cumulative-effect adjustment as of the date on which it is first applied or by restating previously issued financial statements for one or more years with a cumulative-effect adjustment as of the beginning of the first year restated. We do not have any special purpose entities. We are in the process of evaluating our interests to determine if they meet the characteristics of interests that would qualify as variable interest entities based on the Interpretation.


In May 2003, the FASB issued Statement No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument within its scope as a liability (or an asset in some circumstances). Many of those instruments were previously classified as equity. This Statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of this Statement did not have an impact on our financial position or results of operations.


NOTE 3-- DISCONTINUED OPERATIONS

In February 2003, JBI's Board of Directors adopted a formal disposal plan to dispose of its swimming pool, pool equipment and water systems businesses. Thus, the operating results of these businesses are included in income (loss) from discontinued operations for all periods presented. The sale of the swimming pool and pool equipment businesses was completed in May 2003, while the sale of the water systems business was completed in October 2003.

On December 28, 2001, JBI's Board of Directors approved a formal disposal plan for four businesses in connection with JBI's obligation to pay debt amortization as set forth in its restructured debt agreements (the "Disposal Plan"). In connection with the Disposal Plan, we incurred a charge of $44.3 million, net of tax, in fiscal 2001, which represented the difference between the historical net carrying value and the estimated net realizable value of the four businesses--True Temper Ireland, Garant Canada, Progress Lighting Canada and Spear & Jackson. In fiscal 2002, we recorded an additional loss from discontinued operations of $22.7 million, as we re-evaluated the estimated loss on disposal of our discontinued operations. The assets and liabilities of the discontinued businesses are included in assets held for sale and liabilities associated with assets held for sale, respectively, for all periods presented through their respective sale date. We completed the sales of True Temper Ireland in January 2002, Garant Canada and Progress Lighting Canada in April 2002 and Spear & Jackson in September 2002.

                                USI MAYFAIR LTD.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 3-- DISCONTINUED OPERATIONS (CONTINUED)

Amounts classified as assets and liabilities held for sale are as follows:



                                                                AT SEPTEMBER 30
                                                           ------------------------
                                                              2003           2002
                                                           ----------    ----------
                                                                (IN MILLIONS)

Trade receivables, net                                     $      0.8    $      7.6
Inventories                                                       0.5           9.5
Other current assets                                              0.3           0.4
Property, plant and equipment, net                                 --           8.8
Other assets                                                       --           0.1
Goodwill                                                           --           6.8
                                                           ----------    ----------
   Assets held for sale                                    $      1.6    $     33.2
                                                           ==========    ==========

Trade accounts payable                                     $      0.1    $      1.8
Other current liabilities                                         0.8           3.1
Other liabilities                                                  --           1.7
                                                           ----------    ----------
   Liabilities associated with assets held for sale        $      0.9    $      6.6
                                                           ==========    ==========

The operating results of these businesses were classified as discontinued operations in 2001 and, in accordance with APB No. 30, their estimated fiscal 2002 operating income was included in our expected loss on disposal recorded in 2001.

Summarized results of these businesses through the dates of sale are as follows:


                                 For the Fiscal Years Ended September 30,
                                 ----------------------------------------
                                     2003          2002           2001
                                 -----------    ----------    -----------
                                               (in millions)

Net sales                         $     27.4    $    148.5    $    204.1

Operating income (loss)                  1.0           5.2          (0.6)

In accordance with EITF 87-24, we allocated a portion of our interest expense related to the Restructured Facilities to discontinued operations. Amounts allocated reflect the interest expense on the estimated amount of debt that will be repaid as a result of the disposal transaction. Amounts reclassified to discontinued operations were $0.7 million, $0.8 million and $0.9 million for 2003, 2002 and 2001, respectively.

Included in operating loss in fiscal 2001 are goodwill impairment charges totaling $11.0 million. In June 2001, we evaluated the recoverability of the goodwill based on a fair value methodology, leading us to record the charge at that time.

                                USI MAYFAIR LTD.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 4-- GOODWILL IMPAIRMENT CHARGES

Operating results at a number of our subsidiaries declined during 2001. In the third quarter of fiscal 2001, we evaluated the recoverability of the goodwill of these subsidiaries based on a fair value methodology. This evaluation indicated that the carrying value of the goodwill of certain of our subsidiaries was impaired. As a result, we recorded goodwill impairment charges totaling $60.8 million in fiscal 2001.



NOTE 5-- NOTES RECEIVABLE FROM / PAYABLE TO AFFILIATES

Notes receivable from Affiliates consists of the following:



                                                                            AT SEPTEMBER 30,
                                                                     ----------------------------
                                                                         2003            2002
                                                                     ------------    ------------
                                                                            (IN MILLIONS)


     8.06% notes receivable .....................................    $       12.6    $         --
     7.00% notes receivable .....................................             3.1             3.1
     6.00% notes receivable .....................................            18.7            26.2
     5.25% notes receivable .....................................            39.2            39.2
                                                                     ------------    ------------
                                                                     $       73.6    $       68.5
                                                                     ============    ============

The notes receivable from Affiliates are unsecured and are payable on demand. Interest received on inter-company notes was $3.9 million in 2003 and $0.4 million in 2002.

Notes payable to Affiliates consists of the following:



                                                                      AT SEPTEMBER 30,
                                                                ----------------------------
                                                                    2003           2002
                                                                ------------    ------------
                                                                       (IN MILLIONS)

     Range 6.0% to 8.06% notes payable .....................    $       33.0    $      195.5
     5.25% notes payable ...................................            23.4            23.6
                                                                ------------    ------------
                                                                $       56.4    $      219.1
                                                                ============    ============

The notes payable to Affiliates are unsecured and are payable on demand. The decrease in the notes payable from affiliates from fiscal 2002 to fiscal 2003 is the result of the recapitalization (See Note 9). Interest paid on inter-company notes was $30.0 million in 2003 and $2.0 million in 2002.

NOTE 6--PENSION AND RETIREMENT PLANS


Our foreign defined benefit pension plan covers the salaried employees of Spring Ram. The assumptions used for the calculation of net periodic (income) expense of our defined benefit plan covering those employees are presented below:


                                                                     2003           2002            2001
                                                                  ----------     ----------     ----------
     Assumptions:

        Discount rate ......................................          5.75%          5.75%          6.25%
        Rate of compensation increases .....................          3.25%          3.00%          3.25%
        Expected rate of return on assets ..................          7.50%          7.50%          7.50%

                                USI MAYFAIR LTD.

NOTE 6--PENSION AND RETIREMENT PLANS (CONTINUED)

The components of net periodic expense (income) for our foreign defined benefit plan are presented below:



                                                   2003             2002            2001
                                               ------------     ------------     ------------
                                                               (IN MILLIONS)


     Service cost .........................    $        1.1     $        0.8     $        0.5
     Interest cost ........................             2.5              2.5              2.1
     Expected return on plan assets .......            (3.4)            (3.4)            (3.5)
     Net actuarial loss ...................              --              0.1               --
                                               ------------     ------------     ------------
       Net periodic expense (income) ......    $        0.2     $         --     $       (0.9)
                                               ============     ============     ============

The following table provides a reconciliation of changes in the projected benefit obligation, the fair value of plan assets and the funded status of our foreign defined benefit pension plan to the amounts recorded in our balance sheets as of September 30:



                                                                         2003             2002
                                                                     ------------     ------------
     CHANGE IN PROJECTED BENEFIT OBLIGATION:                                  (IN MILLIONS)
        Benefit obligation at beginning of year .................    $       42.5     $       38.6
        Service cost ............................................             1.1              0.8
        Interest cost ...........................................             2.5              2.5
        Employee contributions ..................................             0.4              0.4
        Foreign currency exchange rate changes ..................             2.9              2.3
        Actuarial (gains) losses ................................             2.6             (1.2)
        Benefits paid ...........................................            (1.4)            (0.9)
                                                                     ------------     ------------
           Benefit obligation at end of year ....................    $       50.6     $       42.5
                                                                     ============     ============

     CHANGE IN FAIR VALUE OF PLAN ASSETS:
        Fair value of plan assets at beginning of year ..........    $       28.0     $       38.4
        Actual return on plan assets ............................             4.3            (12.7)
        Foreign currency exchange rate changes ..................             1.9              2.2
        Employer contributions ..................................             1.6              0.6
        Employee contributions ..................................             0.4              0.4
        Benefits paid ...........................................            (1.4)            (0.9)
                                                                     ------------     ------------
           Fair value of plan assets at end of year .............    $       34.8     $       28.0
                                                                     ============     ============

     FUNDED STATUS OF PLAN:
        Plan assets less than projected benefit obligation ......    $      (15.8)    $      (14.5)
        Unrecognized net actuarial losses .......................            24.3             21.1
                                                                     ------------     ------------
           Total recognized .....................................    $        8.5     $        6.6
                                                                     ============     ============

     AMOUNTS RECORDED IN THE BALANCE SHEET:
        Accrued  benefits .......................................    $      (12.5)    $      (10.0)
        Accumulated other comprehensive income ..................            21.0             16.6
                                                                     ------------     ------------
           Total recorded .......................................    $        8.5     $        6.6
                                                                     ============     ============

                                USI MAYFAIR LTD.

NOTE 7--INCOME TAXES


The provision for income taxes attributable to income (loss) from continuing operations consisted of the following:



                                                                FOR THE FISCAL YEARS ENDED
                                                                      SEPTEMBER 30,
                                                      ----------------------------------------------
                                                          2003             2002              2001
                                                      ------------     ------------     ------------
                                                                       (IN MILLIONS)

Current:
  Federal ........................................    $         --     $         --     $         --
  State ..........................................              --               --               --
  Foreign ........................................             7.3             10.4              3.6
Deferred .........................................            (2.3)            (2.1)             1.2
                                                      ------------     ------------     ------------
                                                      $        5.0     $        8.3     $        4.8
                                                      ============     ============     ============


The components of deferred income tax assets and liabilities consisted of the following:




                                                                 AT SEPTEMBER 30,
                                                           -----------------------------
                                                               2003             2002
                                                           ------------     ------------
                                                                  (IN MILLIONS)

Deferred tax assets:
  Property, plant and equipment .......................    $        0.6     $        1.0
                                                           ------------     ------------
    Gross deferred tax assets .........................             0.6              1.0
  Valuation allowance .................................              --               --
                                                           ------------     ------------
    Total deferred tax assets .........................    $        0.6     $        1.0
                                                           ------------     ------------

Deferred tax liabilities:
  Accruals and allowances .............................    $        5.8     $        8.0
  Other ...............................................             0.2              0.2
                                                           ------------     ------------
    Total deferred tax liabilities ....................    $        6.0     $        8.2
                                                           ------------     ------------

    Net deferred tax assets (liabilities) .............    $       (5.4)    $       (7.2)
                                                           ============     ============

                                USI MAYFAIR LTD.

NOTE 7--INCOME TAXES (CONTINUED)

The deferred tax balances have been classified in the balance sheet as follows:



                                                                   2003           2002
                                                                ----------     ----------
                                                                      (IN MILLIONS)

Current assets .............................................    $       --     $       --
Current liabilities ........................................          (5.8)          (8.0)
                                                                ----------     ----------
  Net current liabilities ..................................          (5.8)          (8.0)
                                                                ----------     ----------

Non-current assets .........................................           0.6            1.0
Non-current liabilities ....................................          (0.2)          (0.2)
                                                                ----------     ----------
  Net non-current assets ...................................           0.4            0.8
                                                                ----------     ----------

  Net deferred tax liabilities .............................    $     (5.4)    $     (7.2)
                                                                ==========     ==========


The following is a reconciliation of income taxes at the U.S. federal statutory rate of 35% to the (benefit) provision for income taxes attributable to continuing operations:


                                                                                FOR THE FISCAL YEARS ENDED
                                                                                       SEPTEMBER 30,
                                                                          ---------------------------------------
                                                                             2003           2002         2001
                                                                          ----------    ----------     ----------
                                                                                          (IN MILLIONS)

Federal tax (benefit) provision computed at the statutory rate .......    $      4.3    $      8.0     $    (16.6)
Foreign income tax differential ......................................           0.4           1.2           (0.1)
Non-deductible items .................................................           0.3          (0.9)           0.2
Valuation allowance ..................................................            --            --           21.3
                                                                          ----------    ----------     ----------
                                                                          $      5.0    $      8.3     $      4.8
                                                                          ==========    ==========     ==========

                                USI MAYFAIR LTD.

NOTE 8--COMMITMENTS AND CONTINGENCIES

Operating Leases

The table below shows our future minimum lease payments due under non-cancelable leases as of September 30, 2003. Certain of these leases contain stated escalation clauses while others contain renewal options (in millions).



2004 .......................................................    $        3.3
2005 .......................................................             2.7
2006 .......................................................             1.9
2007 .......................................................             1.3
2008 .......................................................             1.2
Thereafter .................................................            15.9
                                                                ------------
                                                                $       26.3
                                                                ============


Rent expense, including equipment rental, was approximately $2.5 million, $2.1 million and $1.9 million in 2003, 2002 and 2001, respectively.

Environmental Regulation

We are subject to numerous foreign, federal, state and local laws and regulations concerning such matters as zoning, health and safety and protection of the environment. Laws and regulations protecting the environment may in certain circumstances impose "strict liability," rendering a person liable for environmental damage without regard to negligence or fault on the part of such person. In addition, from time to time, we may receive notices of violation or may be denied applications for environmental licenses or permits because the practices of the operating unit are not consistent with regulations or ordinances.

Our subsidiaries have made capital and maintenance expenditures over time to comply with these laws and regulations. While the amount of expenditures in future years will depend on legal and technological developments which cannot be predicted at this time, these expenditures may progressively increase if regulations become more stringent. In addition, while future costs for compliance cannot be predicted with precision, no information currently available reasonably suggests that these expenditures will have a material adverse effect on our financial condition, results of operations or cash flows.

As of September 30, 2003, we had accrued approximately $0.1 million for environmental liabilities recorded on an undiscounted basis. We accrue an amount for each case when the likelihood of an unfavorable outcome is probable and the amount of loss associated with such unfavorable outcome is reasonably estimable. We believe that the range of liability for these matters could reach $14.9 million if it included cases where the likelihood of an unfavorable outcome is only reasonably possible. We cannot predict whether future developments in laws and regulations concerning environmental protection or unanticipated enforcement actions will require material capital expenditures or otherwise affect our financial condition, results of operations or cash flows in a materially adverse manner, or whether our businesses will be successful in meeting future demands of regulatory agencies in a manner which will not have a material adverse effect on our financial condition, results of operations or cash flows.

                                USI MAYFAIR LTD.

NOTE 8--COMMITMENTS AND CONTINGENCIES


Litigation

We are subject to a wide range of environmental protection laws. It is often difficult to estimate the future impact of environmental matters, including potential liabilities. We accrue for losses associated with environmental remediation obligations when such losses are probable and reasonably estimable. This practice is followed whether the claims are asserted or unasserted. Reserves for estimated losses from environmental remediation are, depending on the site, based primarily upon internal or third party environmental studies, and estimates as to the number, participation level and financial viability of any other PRP's, the extent of contamination and the nature of required remedial actions. Such accruals are adjusted as further information develops or circumstances change. Costs of future expenditures for environmental remediation obligations are not discounted to their present fair value. Recoveries of environmental remediation costs from other parties are recognized as assets when their receipt is deemed probable. Each of the sites in question is at various stages of investigation or remediation; however, no information currently available reasonably suggests that projected expenditures associated with remedial action or compliance with environmental laws for any single site or for all sites in the aggregate, will have a material adverse affect on our financial condition, results of operations or cash flows.


NOTE 9--STOCKHOLDER'S EQUITY

During the year ended September 30, 2003, we completed negotiations with the United Kingdom taxing authority regarding additional capital contributions that were needed to meet United Kingdom rules relating to minimum capitalization requirements. As a result of the discussions, the shareholder contributed $165 million of outstanding indebtedness to our capital. During the year ended September 30, 2002, $15.9 million was contributed to capital in connection with the sale of Spear & Jackson.

                                                                    EXHIBIT 25.1


               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




To the Board of Directors and Stockholders of Jacuzzi Brands, Inc.

We have audited the consolidated balance sheets of Rexair Holdings, Inc. (the "Company") (a wholly-owned subsidiary of JUSI Holdings, Inc.) as of September 30, 2003 and 2002, and the related consolidated statements of operations, cash flows, and changes in stockholder's equity for each of the two years in the period ended September 30, 2003, the period from August 16, 2001 to September 30, 2001, and the period from October 1, 2000 to August 15, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Rexair Holdings, Inc. at September 30, 2003 and 2002, and the consolidated results of its operations and its cash flows for each of the two years in the period ended September 30, 2003, the period from August 16, 2001 to September 30, 2001, and the period from October 1, 2000 to August 15, 2001, in conformity with accounting principles generally accepted in the United States.

As discussed in Note 2 to the consolidated financial statements, the Company changed its method of accounting for goodwill and other intangible assets in 2002.



                                                  /s/ Ernst & Young LLP

West Palm Beach, Florida
November 21, 2003

                              REXAIR HOLDINGS, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (in millions)




                                                                                                                      PREDECESSOR
                                                            FOR THE FISCAL YEARS ENDED           PERIOD FROM          PERIOD FROM
                                                                   SEPTEMBER 30,                AUGUST 16, 2001     OCTOBER 1, 2000
                                                        ----------------------------------      TO SEPTEMBER 30,     TO AUGUST 15,
                                                             2003                2002                2001                2001
                                                        ---------------     ---------------     ----------------    ---------------

Net sales ..........................................    $         102.2     $          98.8     $          13.4     $          97.4
Operating costs and expenses:
  Cost of products sold ............................               51.1                47.9                 7.3                47.5
  Selling, general and administrative expenses .....               24.5                23.4                 3.2                26.0
  Management fee expense ...........................                0.8                 0.7                 0.1                 3.1
                                                        ---------------     ---------------     ---------------     ---------------
    Operating income ...............................               25.8                26.8                 2.8                20.8
Interest expense to affiliates .....................               (0.8)                 --                  --                  --
Interest expense ...................................              (15.8)              (12.9)               (2.0)              (13.2)
Interest income ....................................                 --                  --                  --                 0.2
Other expense, net .................................               (0.3)               (0.1)                 --                (0.1)
                                                        ---------------     ---------------     ---------------     ---------------

Income before income taxes .........................                8.9                13.8                 0.8                 7.7
Provision for income taxes .........................               (3.3)               (4.0)               (0.3)               (3.4)
                                                        ---------------     ---------------     ---------------     ---------------
  Net income .......................................    $           5.6     $           9.8     $           0.5     $           4.3
                                                        ===============     ===============     ===============     ===============




                 See Notes to Consolidated Financial Statements.

                              REXAIR HOLDINGS, INC.
                           CONSOLIDATED BALANCE SHEETS
                        (in millions, except share data)


                                                                                  AT SEPTEMBER 30,
                                                                             -------------------------
                                                                                 2003            2002
                                                                             ----------     ----------
                                      ASSETS
Current assets:
  Cash and cash equivalents .............................................    $      0.2     $       --
  Trade receivables, net of allowances of $0.4 in 2003
    and $0.2 in 2002 ....................................................           5.2            3.9
  Inventories ...........................................................          16.9           20.1
  Other current assets ..................................................           1.0            1.3
                                                                             ----------     ----------
      Total current assets ..............................................          23.3           25.3

Property, plant and equipment, net ......................................          16.8           16.2
Goodwill ................................................................          52.5           52.5
Other intangibles, net ..................................................          60.8           62.0
Due from affiliates .....................................................         480.5            6.5
                                                                             ----------     ----------
TOTAL ASSETS ............................................................    $    633.9     $    162.5
                                                                             ==========     ==========

                          LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
    Current maturities of long-term debt ................................    $     23.9     $     22.3
    Trade accounts payable ..............................................           3.2            3.1
    Income taxes payable ................................................           1.5            6.3
    Deferred income taxes ...............................................           1.3            1.1
    Accrued expenses and other current liabilities ......................          18.6            8.3
    Note payable to affiliate ...........................................          58.1             --
                                                                             ----------     ----------
      Total current liabilities .........................................         106.6           41.1

Long-term debt ..........................................................         445.0           70.5
Deferred income taxes ...................................................          22.1           23.1
Other liabilities .......................................................          12.3           10.9
                                                                             ----------     ----------
      Total liabilities .................................................         586.0          145.6
                                                                             ----------     ----------

Commitments and contingencies

Stockholder's equity:
    Common stock (no par value, 5,000 shares authorized, 3,000 shares
      issued and outstanding)............................................            --             --
    Paid in capital .....................................................          34.9            8.7
    Retained earnings ...................................................          15.9           10.3
    Accumulated other comprehensive loss ................................          (2.9)          (2.1)
                                                                             ----------     ----------
      Total stockholder's equity ........................................          47.9           16.9
                                                                             ----------     ----------
TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY ..............................    $    633.9     $    162.5
                                                                             ==========     ==========


                 See Notes to Consolidated Financial Statements.

                              REXAIR HOLDINGS, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (in millions)






                                                                                  FOR THE                            PREDECESSOR
                                                                             FISCAL YEARS ENDED     PERIOD FROM      PERIOD FROM
                                                                               SEPTEMBER 30,      AUGUST 16, 2001   OCTOBER 1, 2000
                                                                          ----------------------  TO SEPTEMBER 30,   TO AUGUST 15,
                                                                             2003        2002          2001             2001
                                                                          ----------  ----------  ---------------  ---------------

OPERATING ACTIVITIES:
  Net income ...........................................................  $      5.6  $      9.8  $           0.5  $           4.3
  Adjustments to reconcile net income to net cash provided by operating activities:
      Depreciation and amortization ....................................         3.5         4.2              0.5              6.1
      Amortization of debt issuance costs and other financing costs ....         0.6         3.8              0.5              0.7
      Debt issuance costs ..............................................         1.0         0.4               --               --
      (Benefit) provision from deferred income taxes ...................        (0.9)        0.2              1.4               --
      Provision for doubtful accounts ..................................         0.3        (0.1)              --              0.3
  Changes in operating assets and liabilities:
      Trade receivables ................................................        (1.6)        2.3             (1.2)             1.1
      Inventories ......................................................         3.2        (1.4)             0.8             (2.1)
      Other current assets .............................................        (0.2)       (0.9)            (0.2)            (1.0)
      Other assets .....................................................          --         0.9              0.1             (1.6)
      Trade accounts payable ...........................................         0.1        (0.5)             0.8             (0.1)
      Income taxes payable .............................................        (4.9)        3.8              0.4              0.3
      Accrued expenses and other current liabilities ...................        10.4        (6.2)              --             (2.0)
      Other liabilities ................................................        (0.2)        0.1             (0.2)             2.4
                                                                          ----------  ----------  ---------------  ---------------
NET CASH PROVIDED BY OPERATING ACTIVITIES ..............................        16.9        16.4              3.4              8.4
                                                                          ----------  ----------  ---------------  ---------------

INVESTING ACTIVITIES:
  Purchases of property, plant and equipment ...........................        (2.9)       (1.3)            (0.2)            (0.7)
                                                                          ----------  ----------  ---------------  ---------------
NET CASH USED IN INVESTING ACTIVITIES ..................................        (2.9)       (1.3)            (0.2)            (0.7)
                                                                          ----------  ----------  ---------------  ---------------

FINANCING ACTIVITIES:
  Proceeds from long-term debt .........................................          --         5.3              9.3               --
  Repayment of long-term debt ..........................................       (92.9)      (81.7)           (12.5)            (8.2)
  Payment of debt issuance and other financing costs ...................        (1.0)       (0.4)              --               --
  Proceeds from note payable to affiliate ..............................        58.1          --               --               --
  Net transfers with affiliates ........................................        (4.2)       61.2              0.5               --
  Contribution from Parent .............................................        26.2          --               --               --
                                                                          ----------  ----------  ---------------  ---------------
NET CASH USED IN FINANCING ACTIVITIES ..................................       (13.8)      (15.6)            (2.7)            (8.2)
                                                                          ----------  ----------  ---------------  ---------------


INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS .......................         0.2        (0.5)             0.5             (0.5)

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR .........................          --         0.5               --              0.5
                                                                          ----------  ----------  ---------------  ---------------
CASH AND CASH EQUIVALENTS AT END OF YEAR ...............................  $      0.2  $       --  $           0.5  $            --
                                                                          ==========  ==========  ===============  ===============






                 See Notes to Consolidated Financial Statements.

                              REXAIR HOLDINGS, INC.
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY
          FOR THE FISCAL YEARS ENDED SEPTEMBER 30, 2003, 2002 AND 2001
                                  (in millions)



                                                                                 ACCUMULATED
                                                                                    OTHER           COMPREHENSIVE
                                          COMMON       PAID IN      RETAINED     COMPREHENSIVE         INCOME
                                           STOCK       CAPITAL      EARNINGS      INCOME (LOSS)         (LOSS)           TOTAL
                                          --------    ---------    ----------    ---------------    ---------------    ---------


PREDECESSOR
Balance at September 30, 2000 ........    $     --    $     4.6    $      0.5    $            --                       $     5.1
                                          --------    ---------    ----------    ---------------                       ---------
Net income............................                                    4.3                       $           4.3          4.3
Other comprehensive income............                                                                           --
                                                                                                    ---------------
Total comprehensive income............                                                              $           4.3
                                          --------    ---------    ----------    ---------------    ===============    ---------
Balance at August 15, 2001............    $     --    $     4.6    $      4.8    $            --                       $     9.4
                                          ========    =========    ==========    ===============                       =========
Balance at August 16, 2001............    $     --    $     8.7    $       --    $            --                       $     8.7
                                          --------    ---------    ----------    ---------------                       ---------
Net income............................                                    0.5                       $           0.5          0.5
Fair value of derivatives adjustment,
  net of tax..........................                                                      (1.4)              (1.4)        (1.4)
                                                                                                    ---------------
Other comprehensive loss..............                                                                         (1.4)
                                                                                                    ---------------
Total comprehensive loss..............                                                              $          (0.9)
                                          --------    ---------    ----------    ---------------    ===============    ---------

Balance at September 30, 2001.........          --          8.7           0.5               (1.4)                            7.8
                                          --------    ---------    ----------    ---------------                       ---------

Net income............................                                    9.8                       $           9.8          9.8
Fair value of derivatives adjustment,
  net of tax..........................                                                       1.4                1.4          1.4
Minimum pension liability adjustment,
  net of tax..........................                                                      (2.1)              (2.1)        (2.1)
                                                                                                    ---------------
Other comprehensive loss..............                                                                         (0.7)
                                                                                                    ---------------
Total comprehensive income............                                                              $           9.1
                                          --------    ---------    ----------    ---------------    ===============    ---------

Balance at September 30, 2002.........          --          8.7          10.3               (2.1)                           16.9
                                          --------    ---------    ----------    ---------------                       ---------
Net income............................                                    5.6                       $           5.6          5.6
Contribution from Parent..............                     26.2                                                             26.2
Minimum pension liability adjustment,
  net of tax..........................                                                      (0.8)              (0.8)        (0.8)
                                                                                                    ---------------
Other comprehensive loss..............                                                                         (0.8)
                                                                                                    ---------------
Total comprehensive income............                                                              $           4.8
                                          --------    ---------    ----------    ---------------    ===============    ---------
Balance at September 30, 2003.........    $     --    $    34.9    $     15.9    $          (2.9)                      $    47.9
                                          ========    =========    ==========    ===============                       =========




                 See Notes to Consolidated Financial Statements.

                              REXAIR HOLDINGS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1--BASIS OF PRESENTATION

       The accompanying consolidated financial statements include the consolidated operations of Rexair Holdings, Inc. ("we" or "Rexair"). Rexair was re-acquired by JUSI Holdings ("JUSI" or the "Parent"), a wholly-owned subsidiary of Jacuzzi Brands, Inc. ("JBI"), on August 15, 2001. From March 2000 until August 15, 2001, Rexair was owned by Strategic Industries LLC ("Strategic Industries"). We have included in our consolidated financial statements the period from October 1, 2000 to August 15, 2001, ("Predecessor") for comparative purposes; however this is not necessarily indicative of our results if we had been owned by JUSI during this time.

     We manufacture premium vacuum cleaner systems for the global direct sales market. For the year ended September 30, 2003, sales in the U.S. and Canada accounted for approximately half of our sales. A significant portion of our international sales are in Portugal, Germany, Saudi Arabia, Singapore, Czech Republic and Puerto Rico.

     JBI and certain subsidiaries of JBI (referred to herein as "Affiliates") have provided certain corporate general and administrative services to us including legal, finance, tax, risk management and employee benefits. A portion of the related costs has been allocated to us based on the percentage of our sales to the consolidated sales of JBI as management fees. Our management believes such amounts are reasonable; however, they may not be indicative of our ongoing costs as a separate entity.

     We operate on a 52- or 53-week fiscal year ending on the Saturday nearest to September 30. The fiscal year periods presented in our consolidated financial statements consist of the 52 weeks ending on September 27, 2003 and September 28, 2002, the six weeks ending on September 29, 2001 and the 46 weeks ending August 15, 2001, but are presented as of September 30 or August 15 for convenience. We eliminate inter-company balances and transactions when consolidating the account balances of our subsidiaries.

NOTE 2--ACCOUNTING POLICIES

     Use of Estimates: Generally accepted accounting principles require us to make estimates and assumptions that affect amounts reported in our financial statements and accompanying notes. Actual results could differ from those estimates.

     Cash and Cash Equivalents: We consider all highly liquid investments with original maturities of three months or less to be cash equivalents.

     Trade Receivables and Concentration of Credit Risk: We record an allowance for doubtful accounts, reducing our receivables balance to an amount we estimate is collectible from our customers.

     We operate in the U.S. and export sales represent approximately 50% of our sales volume. We perform periodic credit evaluations of our customers' financial condition and generally do not require collateral. Credit losses have not been significant and have been within management's expectations.

     Income Taxes: Deferred tax assets and liabilities represent the tax effects, based on current law, of any temporary differences in the timing of when revenues and expenses are recognized for tax purposes and when they are recognized for financial statement purposes. The deferred tax assets are reviewed periodically for recoverability and valuation allowances are provided as necessary.

     Our United States earnings are included in the consolidated federal income tax return filed by JBI. We provided for income taxes in the accompanying consolidated financial statements as if we were a stand-alone entity and filed separate income tax returns from JBI.

     Inventories: Our inventories are stated at the lower of cost or market value. We use the first-in-first-out (FIFO) method for determining the cost of our inventories, which approximates replacement cost. Our inventories are categorized as follows:

                                                 AT SEPTEMBER 30,
                                       ----------------------------------
                                            2003               2002
                                       ---------------    ---------------
                                                        (in millions)

Finished products .................    $          10.5    $          14.7
In-process products ...............                1.6                0.9
Raw materials .....................                4.8                4.5
                                       ---------------    ---------------
                                       $          16.9    $          20.1
                                       ===============    ===============

                              REXAIR HOLDINGS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


     NOTE 2--ACCOUNTING POLICIES (CONTINUED)

     Property, Plant and Equipment: We record our property, plant and equipment at cost. We record depreciation and amortization in a manner that recognizes the cost of our depreciable assets in operations over their estimated useful lives using the straight-line method. We estimate the useful lives of our depreciable assets to be 20-50 years for buildings and 1-15 years for machinery, equipment and furniture. Leasehold improvements are amortized over the shorter of the terms of the underlying leases, including probable renewal periods, or the estimated useful lives of the improvements.

     Property, plant and equipment consist of:


                                                                        AT SEPTEMBER 30,
                                                                -----------------------------
                                                                    2003             2002
                                                                ------------     ------------
                                                                      (in millions)

Land and buildings .........................................    $        8.9     $        8.6
Machinery, equipment and furniture .........................            16.5             13.9
Accumulated depreciation and amortization ..................            (8.6)            (6.3)
                                                                ------------     ------------
                                                                $       16.8     $       16.2
                                                                ============     ============


     Depreciation and Amortization: Depreciation and amortization consist of:


                                                                                                                   PREDECESSOR
                                                          FOR THE FISCAL YEARS ENDED          PERIOD FROM           PERIOD FROM
                                                                  SEPTEMBER 30,             AUGUST 16, 2001       OCTOBER 1, 2000
                                                        -------------------------------     TO SEPTEMBER 30,       TO AUGUST 15,
                                                             2003              2002              2001                 2001
                                                        --------------   --------------    ------------------   ------------------
                                                                                  (in millions)

Depreciation .......................................    $          2.3   $          3.0    $              0.4   $              2.6
Amortization of intangible assets and goodwill .....               1.2              1.2                   0.1                  3.5
                                                        --------------   --------------    ------------------   ------------------
                                                        $          3.5   $          4.2    $              0.5   $              6.1
                                                        ==============   ==============    ==================   ==================


     Goodwill and Other Intangible Assets: We adopted SFAS No. 142, Goodwill and Other Intangible Assets, on October 1, 2001. Upon the adoption of SFAS No. 142, goodwill and intangible assets deemed to have indefinite lives are no longer amortized, but are subject to annual impairment tests. Finite-lived intangible assets are amortized over their useful lives and are subject to impairment evaluation under SFAS No. 144.

     We test our goodwill and indefinite-lived intangible assets for impairment at the reporting unit level utilizing a two-step methodology. The initial step requires us to determine the fair value of each reporting unit and of each indefinite-lived intangible asset and compare it to the carrying value, including goodwill and other intangible assets, of such reporting unit or of such intangible asset. If the fair value exceeds the carrying value, no impairment loss is recognized and the second step, which is a calculation of the impairment, is not performed. However, if the carrying value of the intangible asset exceeds its fair value, an impairment charge equal to the difference in the values should be recorded. We perform an impairment test annually, unless an event occurs earlier in the year that requires us to perform an interim test.

     Our operations consist of one reporting unit. We had goodwill of $52.5 million as of September 30, 2003 and 2002.

     Upon completion of our assessment in the fourth quarter of 2003, we determined that the fair value of our indefinite-lived intangible assets exceeded their carrying values, thus no impairment was indicated. We performed the initial step of the annual impairment test on our reporting unit in the fourth quarter of 2003. The fair value of the reporting unit exceeded its carrying value. Consequently, no impairment was recognized and the second step was not required. The same was true for the annual test we performed in the fourth quarter of fiscal 2002.

                              REXAIR HOLDINGS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 2--ACCOUNTING POLICIES (CONTINUED)

Identifiable intangible assets are comprised of:

                                                                  SEPTEMBER 30, 2003             SEPTEMBER 30, 2002
                                                               -------------------------      ------------------------
                                                                GROSS                          GROSS
                                                               CARRYING      ACCUMULATED      CARRYING    ACCUMULATED
                                                                AMOUNT      AMORTIZATION       AMOUNT     AMORTIZATION
                                                               --------     ------------      --------    ------------
                                                                  (in millions)
          Finite-lived intangible assets                         $38.6          $ 2.5          $38.6          $ 1.3
          Indefinite-lived intangible asset                       24.7             --           24.7             --
                                                                 -----          -----          -----          -----
             Total identifiable intangible assets                $63.3          $ 2.5          $63.3          $ 1.3
                                                                 =====          =====          =====          =====

         Finite-lived intangible assets include patented technology of $2.6 million and a distributor network of $36.0 million, which are being amortized over their estimated lives of 10 years and 40 years, respectively. Amortization expense should be approximately $1.2 million per year through 2011 and $0.9 million per year thereafter through 2041. The indefinite-lived intangible asset consists of a trade name.

         Accrued Expenses and Other Current Liabilities: Accrued expenses and other current liabilities are comprised of:

                                                     AT SEPTEMBER 30,
                                                  ---------------------
                                                   2003           2002
                                                  -------        ------
                                                      (in millions)
          Compensation related .........          $   5.4        $  3.7
          Interest .....................              8.3           0.1
          Warranty .....................              0.4           0.2
          Other ........................              4.5           4.3
                                                  -------        ------
                                                  $  18.6        $  8.3
                                                  =======        ======

         We record a reserve for future warranty costs based on current unit sales, historical experience and management's judgment regarding anticipated rates of warranty claims and cost per claim. The adequacy of the recorded warranty reserves is assessed each quarter and adjustments are made as necessary. The specific terms and conditions of the warranties vary depending on the products sold and the countries in which we do business. Changes in our warranty reserves, a portion of which are classified as long-term on our consolidated balance sheets, during 2003 and 2002 are as follows (in millions):

                                                       2003             2002
                                                       -----           -----
          Balance at beginning of year ......          $ 0.7           $ 2.0
             Warranty accrual (reversal),
               net ..........................            0.6            (0.6)
             Cash payments ..................           (0.4)           (0.7)
                                                       -----           -----
          Balance at end of year ............          $ 0.9           $ 0.7
                                                       =====           =====

         Fair Value of Financial Instruments: SFAS No. 107, Disclosure about Fair Value of Financial Instruments, requires that we disclose the fair value of our financial instruments when it is practical to estimate. We have determined the estimated fair values of our financial instruments, which are either recognized in our consolidated balance sheets or disclosed within these notes, using available market information and appropriate valuation methodologies. However, considerable judgment is required in interpreting market data to develop estimates of fair value. Accordingly, the estimates presented are not necessarily indicative of the amounts we could realize in a current market exchange.

         Short-term Assets and Liabilities: The fair values of our cash and cash equivalents, trade receivables and accounts payable approximate their carrying values because of their short-term nature.

                              REXAIR HOLDINGS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 2--ACCOUNTING POLICIES (CONTINUED)

         Long-term Debt: The fair value of our senior notes were determined by reference to quoted market prices. The fair value of our remaining debt is determined by discounting the cash flows using current interest rates for financial instruments with similar characteristics and maturities. The fair value of our remaining debt approximates its carrying value as of September 30, 2003 and 2002.

         There were no other significant differences as of September 30, 2003 and 2002 between the carrying value and fair value of our financial instruments except our 9.625% Senior Notes, which have a carrying value of $380.0 million and fair value of $394.3 million at September 30, 2003.

         Revenue Recognition: We recognize revenue when all of the following criteria are met: persuasive evidence of the arrangement exists; delivery has occurred and we have no remaining obligations; prices are fixed or determinable; and collectibility is probable. We make shipments to approved customers based on orders placed. Prices are fixed when the customer places the order. An approved customer is one that has been subjected to our credit evaluation. We record revenue when title passes, which is either at the time of shipment or upon delivery to the customer. The passage of title is dependent on the arrangements made with each customer. Provisions are made for sales returns and allowances at the time of sale.

         Management uses significant judgment in estimating sales returns, considering numerous factors such as current overall and industry-specific economic conditions and historical sales return rates. Although we consider our sales return reserves to be adequate and proper, changes in historical customer patterns could require adjustments to the reserves. We also record reductions to our revenues for customer and distributor programs and incentive offerings including special pricing agreements, promotions and other volume-based incentives. We may take actions to increase customer incentive offerings possibly resulting in an incremental reduction of revenue at the time the incentive is offered.

         We adopted Emerging Issues Task Force ("EITF") 01-09, Accounting for Consideration Given by a Vendor to a Customer (Including a Reseller of the Vendor's Products), in 2002. As required by this guidance, we account for sales incentives, such as discounts, rebates and volume incentives, as a reduction of revenue at the later of 1) the date that the related revenue is recognized or 2) the date when the sales incentive is offered. In the case of volume incentives, we recognize the reduction of revenue ratably over the period of the underlying transactions that result in progress by the customer toward earning the incentive. We record free product given to customers as a sales incentive in cost of products sold.

         Shipping and Handling Fees and Costs: We classify amounts charged to our customers for shipping and handling as revenues, while shipping and handling costs are recorded as cost of products sold.

         Research and Development Costs: Research and development costs are expensed as incurred. Such amounts totaled $1.1 million and $0.5 million in 2003 and 2002, respectively, $0.1 million for the period from August 16, 2001 to September 30, 2001 and $0.6 million for the period from October 1, 2000 to August 15, 2001.

         Derivative Financial Instruments: We report all derivative instruments on the balance sheet at fair value and establish criteria for designation and assessment of the effectiveness of hedging relationships in accordance with SFAS No. 133. In 2002, we hedged a portion of our variable-rate debt by entering into an interest rate swap in which we agreed to exchange, at specified intervals, the calculated difference between fixed and variable interest amounts on $90 million of our debt. The swap, which was designated a cash flow hedge, matured on June 30, 2002. We recorded additional interest expense of $1.4 million during 2002 related to this contract. We have not entered into any derivative instruments since the swap expired.

                              REXAIR HOLDINGS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 2--ACCOUNTING POLICIES (CONTINUED)

         Comprehensive Income (Loss): Comprehensive income (loss) represents the change in stockholder's equity from transactions and other events and circumstances arising from non-stockholder sources. Our comprehensive income
(loss) consists of net income (loss), fair value of derivatives adjustments and minimum pension liability adjustments, all net of applicable income taxes.

         Accumulated other comprehensive income (loss) consists of the following:

                                                            MINIMUM       ACCUMULATED
                                           FAIR VALUE       PENSION         OTHER
                                          OF DERIVATIVES   LIABILITY      COMPREHENSIVE
                                           ADJUSTMENT     ADJUSTMENT(1)   INCOME(LOSS)
                                          --------------  -------------   -------------
                                                          (in millions)

          August 15, 2001 .........          $  --           $  --           $  --
          2001 change .............           (1.4)             --            (1.4)
                                             -----           -----           -----
          September 30, 2001 ......           (1.4)             --            (1.4)
          Fiscal 2002 change ......            1.4            (2.1)           (0.7)
                                             -----           -----           -----
          September 30, 2002 ......             --            (2.1)           (2.1)
          Fiscal 2003 change ......             --            (0.8)           (0.8)
                                             -----           -----           -----
          September 30, 2003 ......          $  --           $(2.9)          $(2.9)
                                             =====           =====           =====

         (1) The minimum pension liability adjustment is net of an estimated tax benefit of $1.5 million and $1.1 million in 2003 and 2002, respectively.

         New Accounting Pronouncements: In December 2002, the FASB issued Statement No. 148, Accounting for Stock-Based Compensation - Transition and Disclosure - an Amendment of FASB Statement No. 123. This Statement provides alternative methods of transition for an entity that voluntarily changes to the fair value based method of accounting for stock-based employee compensation. Those methods include the Prospective Method, the Modified Prospective Method or the Retroactive Restatement Method. The Statement also amends Accounting Principles Board ("APB") Opinion No. 28, Interim Financial Reporting, to require disclosure about the effects on reported net income of an entity's accounting policy decisions with respect to stock-based employee compensation in interim financial information.

         We do not plan to adopt SFAS No. 123 under the guidelines set forth in SFAS No. 148. We cannot determine, with any accuracy, the effect the adoption of the fair value method of accounting for stock-based compensation would have on our future operating results since the amount to be recorded as compensation expense is dependent on a number of unknown variables including the number of JBI options that will be granted during the year, the volatility of JBI's stock in the future and the option price at the time of the grant.

         In January 2003, the FASB issued FIN 46. This interpretation of Accounting Research Bulletin No. 51, Consolidated Financial Statements, addresses consolidation by business enterprises of variable interest entities. Under current practice, two enterprises generally have been included in consolidated financial statements because one enterprise controls the other through voting interests. FIN 46 defines the concept of "variable interests" and requires existing unconsolidated variable interest entities to be consolidated by their primary beneficiaries if the entities do not effectively disperse risks among the parties involved. This interpretation applies immediately to variable interest entities created after January 31, 2003. It applies as of the end of the first fiscal year or interim period ending after December 15, 2003, to variable interest entities in which an enterprise holds a variable interest that it acquired before February 1, 2003. The interpretation may be applied prospectively with a cumulative-effect adjustment as of the date on which it is first applied or by restating previously issued financial statements for one or more years with a cumulative-effect adjustment as of the beginning of the first year restated. We do not have any special purpose entities. We are in the process of evaluating our interests to determine if they meet the characteristics of interests that would qualify as variable interest entities based on the Interpretation.

                              REXAIR HOLDINGS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 2--ACCOUNTING POLICIES (CONTINUED)

         In April 2003, the FASB issued Statement No. 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities. This Statement amends and clarifies financial accounting and reporting for derivative instruments and for hedging activities under SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. Effective October 1, 2000, we adopted SFAS No. 133, as amended, which requires that all derivative instruments be reported on the balance sheet at fair value and establishes criteria for designation and effectiveness of hedging relationships. The adoption of this new guidance did not have an impact on our financial position or results of operations.

         In May 2003, the FASB issued Statement No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity. This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument within its scope as a liability (or an asset in some circumstances). Many of those instruments were previously classified as equity. This Statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of this Statement did not have an impact our financial position or results of operations.

NOTE 3--LONG-TERM DEBT

Long-term debt consists of the following:

                                                AT SEPTEMBER 30,
                                             -----------------------
                                              2003             2002
                                             ------           ------
                                                  (in millions)
Senior Notes Payable:
   9.625% Senior Notes, net .......          $380.0           $   --
Bank Facilities:
   Asset-based facility ...........            23.9               --
   Term loan ......................            65.0               --
Restructured Facilities ...........              --             92.8
                                             ------           ------
                                              468.9             92.8
   Less current maturities ........           (23.9)           (22.3)
                                             ------           ------
   Long-term debt .................          $445.0           $ 70.5
                                             ======           ======

Refinancing

         On July 15, 2003, JBI completed a comprehensive re-financing of its corporate debt by closing on the issuance of $380.0 million in aggregate principal amount of 9.625% senior secured notes (the "New Notes"), as well as a new five year $200.0 million asset based revolving credit facility and a five-year $65.0 million term loan (collectively the "Bank Facilities"). The net proceeds from the New Notes, together with the initial borrowings under the Bank Facilities were used to repay the outstanding debt under the Restructured Facilities (as defined later in this note) and fund the redemption of the Old Notes (also defined later in this note). Rexair is a co-borrower under both the New Notes and Bank Facilities and therefore the amounts outstanding under the facilities are reflected in Rexair's balances as of September 30, 2003. Also included in Rexair's consolidated statement of operations in 2003 is $10.0 million in interest expense related to these facilities. The amounts outstanding under these facilities and related interest expense is included in the due from affiliates balance in the accompanying consolidated balance sheet as of September 30, 2003.

         The Restructured Facilities were obligations of Rexair, JBI and certain other affiliates. These facilities were paid down simultaneously with the closing of the Bank Facilities and New Notes, on July 15, 2003. Funds required for the redemption of the Old Notes (obligations of JBI and other affiliates, as defined later in this note) were placed into an escrow account on July 15, 2003. These funds, totaling $243.2 million, were used for the redemption of the Old Notes on August 14, 2003. The amount deposited reflected the principal, accrued interest and redemption premium payable to the Old Note holders.

                              REXAIR HOLDINGS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 3--LONG-TERM DEBT (CONTINUED)

         The net cash proceeds to JBI from the New Notes were approximately $368.6 million after transaction fees. The New Notes, which are due July 1, 2010 and pay interest semiannually on January 1 and July 1 of each year, are subject to registration with the Securities and Exchange Commission pursuant to a registration rights agreement.

         Under the five year asset-based revolving credit facility, up to $200.0 million can be borrowed subject to a borrowing base consisting of eligible accounts receivable and eligible inventory, plus eligible trademarks. The initial amount of eligible trademarks of $20.0 million is being amortized evenly over the first two years of the facility as a reduction of the borrowing base. The interest rate under the facility is currently 2.25% over LIBOR or 0.25% over Prime. This rate will reset each quarter based on JBI's Consolidated Leverage Ratio as defined in the agreement, and could range from 2.0% to 2.5% over LIBOR ("Applicable LIBOR Margin").

         The $65.0 million term loan matures July 15, 2008 along with the asset-based facility and carries an interest rate of 5.0% over Prime with a minimum rate of 9.25%. Mandatory prepayments of $10.0 million are required on the term loan annually beginning in September 2005, which are amortized evenly over each twelve month period. Additional prepayments are required for asset sale proceeds as well as an annual prepayment equal to 25% of JBI's annual consolidated excess cash flow, as determined in the agreement. Prepayments under each of these circumstances would, in most cases, first be applied to the term loan facility.

         The Bank Facilities require JBI to maintain certain consolidated fixed charged coverage, interest coverage and leverage ratios; comply with maximum annual capital expenditure limits and comply with other customary affirmative and negative covenants. There are also several fees including an unused commitment fee of 0.5%, a letter of credit fee equal to the Applicable LIBOR Margin and a fronting fee of 0.125% on all outstanding letters of credit.

         Certain of JBI's existing and future domestic restricted subsidiaries guarantee the New Notes, jointly and severally, on a senior basis. The New Notes are secured by a first-priority lien on and security interest in substantially all our domestic real property, plant and equipment (referred to as Notes Collateral). The New Notes are also secured by a second-priority lien on and security interests in the Bank Collateral which consists of existing and future domestic subsidiaries and 65% of the capital stock of, or other equity interest in, existing and future first-tier foreign subsidiaries and substantially all of the other assets (other than the assets that constitute Notes Collateral), in each case that are held by Jacuzzi Brands, Inc. or any of the subsidiary guarantors. Obligations under the Bank Facilities are secured by a first priority lien on the Bank Collateral and a second priority lien on the Notes Collateral.

         Principal reductions of senior debt and other borrowings for the next five years ended September 30 and thereafter are as follows (in millions):

                     2004........  $  23.9
                     2005........      0.8
                     2006........     10.0
                     2007........     10.0
                     2008........     44.2
                     Thereafter..    380.0
                                   -------
                                   $ 468.9
                                   =======

Debt Structure Prior to July 15, 2003

         The Restructured Facilities were restructured on August 15, 2001. The amended facility extended the final maturity date of the Restructured Facilities to November 30, 2002. On October 21, 2002, JBI announced that it had obtained an amendment to the Restructured Facilities, providing for an extension of the maturity date to October 2004.

                              REXAIR HOLDINGS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 3--LONG-TERM DEBT (CONTINUED)

         Under the Restructured Facilities, substantially all proceeds from the sale of assets were required to be applied to reduce JBI and Rexair's funded and unfunded senior debt, including, in certain circumstances, the Old Notes (7.25%, 7.125% and 11.25% Senior Notes which were obligations of JBI and certain other affiliates).

Interest Paid

Interest paid was $5.9 million and $13.3 million for 2003 and 2002, respectively. For the period from August 16, 2001 to September 30, 2001 interest paid was $3.1 million, and for the period from October 1, 2000 to August 15, 2001 interest paid was $12.5 million.

Commitments

         Below is a summary of JBI's standby letters of credit, bankers' acceptances and commercial letters of credit as of September 30, 2003. All but $2.2 million of these commitments reduced the availability for borrowings under the Bank Facilities (in millions).

          Standby letters of credit .........          $ 48.5
          Bankers' acceptances ..............             2.3
          Commercial letters of credit ......             0.6
                                                       ------
             Total ..........................          $ 51.4
                                                       ======

Note payable to affiliate

The note payable at September 30, 2003 is due to JBI and was created when JBI funded the final paydown of Rexair's Restructured Facilities on July 15, 2003. The note is unsecured and is due on demand, although JBI has no plans for demanding payment of the note prior to October 1, 2004. Interest on the note accrues at 7.1% per annum.

NOTE 4--PENSION AND RETIREMENT PLANS

         We sponsor two non-contributory defined benefit pension plans covering the majority of our employees. The benefits under these plans are based primarily on years of credited service and/or compensation as defined under the respective plans' provisions. Our funding policy is to contribute amounts to the plan sufficient to meet the minimum funding requirements set forth in the Employee Retirement Income Security Act of 1974, plus such additional amounts as we may determine to be appropriate from time to time.

         We also sponsor a defined contribution plan. Contributions relating to the defined contribution plan are made based upon the plan's provisions.

         Additionally, we provide health care and life insurance benefits to certain groups of retirees with most retirees contributing a portion of our costs. These other post-employment benefits are presented as other benefits in the tables that follow.

         The assumptions used for the calculation of net periodic (income) expense of our defined benefit plans covering employees in the U.S. are presented below:

                                                    PENSION BENEFITS                     OTHER BENEFITS
                                               ----------------------------        ----------------------------
                                               2003        2002        2001        2003        2002        2001
                                               ----        ----        ----        ----        ----        ----
Assumptions:
  Discount rate ........................       6.00%       6.75%       7.50%       6.00%       6.75%       7.50%
  Rate of compensation increases .......       3.25%       3.25%       4.50%         --          --          --
  Expected rate of return on assets ....       8.75%       8.75%       9.50%         --          --          --

                              REXAIR HOLDINGS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 4--PENSION AND RETIREMENT PLANS (CONTINUED)

         The components of net periodic (income) expense for our defined benefit plans and defined contribution plan are presented below.

                                                          PENSION BENEFITS                              OTHER BENEFITS
                                          ---------------------------------------------  -------------------------------------------
                                                         PERIOD FROM     PREDECESSOR                  PERIOD FROM      PREDECESSOR
                                                          AUGUST 16,     PERIOD FROM                    AUGUST 16,     PERIOD FROM
                                                           2001 TO      OCTOBER 1, 2000                  2001 TO     OCTOBER 1, 2000
                                                         SEPTEMBER 30,   TO AUGUST 15,                 SEPTEMBER 30,   TO AUGUST 15,
                                          2003     2002      2001            2001        2003   2002       2001             2001
                                          ----     ----  -------------  ---------------  ----   ----  --------------  --------------
                                                                             (in millions)
Service cost ......................       $1.1     $0.9      $0.1            $0.3        $0.1   $0.1       $ --             $ --
Interest cost .....................        1.3      1.1       0.1             0.3         0.1    0.1         --              0.1
Expected return on plan assets ....       (1.1)    (1.1)     (0.1)           (0.3)         --     --         --               --
                                          ----     ----      ----            ----        ----   ----       ----             ----
  Periodic expense of:
    Defined benefit plans .........        1.3      0.9       0.1             0.3         0.2    0.2         --              0.1
    Defined contribution plan .....        0.3      0.3        --              --          --     --         --               --
                                          ----     ----      ----            ----        ----   ----       ----             ----
  Net periodic expense ............       $1.6     $1.2      $0.1            $0.3        $0.2   $0.2       $ --             $0.1
                                          ====     ====      ====            ====        ====   ====       ====             ====

         The following table provides a reconciliation of changes in the projected benefit obligation, fair value of plan assets and the funded status of our defined benefit pension and post-employment benefit plans to the amounts recorded in our balance sheets at September 30:

                                                         PENSION BENEFITS                 OTHER BENEFITS
                                                       ---------------------           ---------------------
                                                       2003            2002            2003            2002
                                                       -----           -----           -----           -----
CHANGE IN PROJECTED BENEFIT OBLIGATION:                                   (in millions)
  Benefit obligation at beginning of year ...          $18.7           $15.8           $ 1.9           $ 1.5
  Service cost ..............................            1.1             0.9             0.1             0.1
  Interest cost .............................            1.2             1.2             0.1             0.1
  Plan amendments ...........................             --              --            (0.5)             --
  Actuarial losses ..........................            2.3             1.5             0.9             0.3
  Benefits paid .............................           (0.7)           (0.7)           (0.1)           (0.1)
                                                       -----           -----           -----           -----
    Benefit obligation at end of year .......          $22.6           $18.7           $ 2.4           $ 1.9
                                                       =====           =====           =====           =====
CHANGE IN FAIR VALUE OF PLAN ASSETS:
  Fair value of plan assets at beginning of year       $10.3           $11.7           $  --           $  --
  Actual return on plan assets ..............            2.0            (1.6)             --              --
  Contributions .............................            0.7             0.9             0.1             0.1
  Benefits paid .............................           (0.7)           (0.7)           (0.1)           (0.1)
                                                       -----           -----           -----           -----
    Fair value of plan assets at end of year           $12.3           $10.3           $  --           $  --
                                                       =====           =====           =====           =====
FUNDED STATUS OF PLANS:
  Plan assets less than
    projected benefit obligation ............          $(10.3)         $(8.4)          $(2.4)          $(1.9)
  Unrecognized net actuarial losses .........            6.2             4.9             1.3             0.4
  Unrecognized prior service cost ...........             --              --            (0.5)             --
                                                       -----           -----           -----           -----
    Total recognized ........................          $(4.1)          $(3.5)          $(1.6)          $(1.5)
                                                       =====           =====           =====           =====
AMOUNTS RECORDED IN THE BALANCE SHEETS:
  Accrued benefits ..........................          $(8.5)          $(6.8)          $(1.6)          $(1.5)
  Accumulated other comprehensive income ....            4.4             3.3              --              --
                                                       -----           -----           -----           -----
    Total recognized ........................          $(4.1)          $(3.5)          $(1.6)          $(1.5)
                                                       =====           =====           =====           =====

                              REXAIR HOLDINGS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 4--PENSION AND RETIREMENT PLANS (CONTINUED)

         The weighted average annual assumed rate of increase in the per capita cost of covered benefits (i.e., the health care cost trend rate) for the other post-employment benefit plans was 7.5% for 2003. The rate used as of September 30, 2003 was 10% and is assumed to decrease 0.5% a year to 5.0%. A one-percentage-point change in the assumed health care cost trend rate would have had the following effects as of and for the year ended September 30, 2003 (in millions):

                                                                                   Increase (Decrease)
                                                                                   Costs/Obligations
                                                                                   -------------------
          Effect of a 1% increase in the health care cost trend rate on:
                   Service cost plus interest cost .............................          $  --
                   Accumulated post-employment benefit obligation ..............            0.3

          Effect of a 1% decrease in the health care cost trend rate on:
                   Service cost plus interest cost .............................          $  --
                   Accumulated post-employment benefit obligation ..............           (0.2)

         The tables above and on the previous pages set forth the historical components of net periodic pension cost and a reconciliation of the funded status of the pension and other post-employment benefit plans for our domestic employees is not necessarily indicative of the amounts we will recognize on a prospective basis.

NOTE 5--INCOME TAXES

         The provision for income taxes attributable to our income before income taxes consisted of the following:

                                                                                           PREDECESSOR
                                           FOR THE FISCAL YEARS ENDED     PERIOD FROM      PERIOD FROM
                                                 SEPTEMBER 30,          AUGUST 16, 2001   OCTOBER 1, 2000
                                           --------------------------   TO SEPTEMBER 30,   TO AUGUST 15,
                                             2003            2002           2001              2001
                                             -----           -----          -----             -----
                                                                   (in millions)
          Current:
             Federal ..............          $ 4.1           $ 3.8          $(1.1)            $ 3.3
             State ................            0.1              --             --               0.1
          Deferred ................           (0.9)            0.2            1.4                --
                                             -----           -----          -----             -----
                                             $ 3.3           $ 4.0          $ 0.3             $ 3.4
                                             =====           =====          =====             =====

         In August 2001, we recorded a deferred tax liability of $24.7 million for purchased intangibles related to the re-acquisition of Rexair, increasing the excess purchase price, and thus goodwill, by the same amount. The deferred tax liability is being reversed and a deferred tax benefit is being recognized over the amortization period of the intangible assets.

                              REXAIR HOLDINGS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 5--INCOME TAXES (CONTINUED)

         The components of deferred income tax assets and liabilities consisted of the following:

                                                               AT SEPTEMBER 30,
                                                            -----------------------
                                                             2003             2002
                                                            ------           ------
                                                                (in millions)
          Deferred tax assets:
            Property, plant and equipment ........          $  1.0           $  0.5
            Post-employment benefits .............              --              0.1
            Net pension assets ...................             0.2               --
            Deductible goodwill ..................             0.9              0.5
                                                            ------           ------
              Total deferred tax assets ..........             2.1              1.1
                                                            ------           ------

          Deferred tax liabilities:
            Accruals and allowances ..............             1.0              1.1
            Inventory ............................             0.3               --
            Purchased intangibles ................            24.2             24.2
                                                            ------           ------
              Total deferred tax liabilities .....            25.5             25.3
                                                            ------           ------

              Net deferred tax liabilities .......          $(23.4)          $(24.2)
                                                            ======           ======

         The deferred tax balances have been classified in the balance sheets as follows:

                                                               AT SEPTEMBER 30,
                                                            -----------------------
                                                             2003             2002
                                                            ------           ------
                                                                  (in millions)
          Current assets .........................          $   --           $   --
          Current liabilities ....................            (1.3)            (1.1)
                                                            ------           ------
            Net current liabilities ..............            (1.3)            (1.1)
                                                            ------           ------

          Non-current assets .....................             2.1              1.1
          Non-current liabilities ................           (24.2)           (24.2)
                                                            ------           ------
            Net non-current liabilities ..........           (22.1)           (23.1)
                                                            ------           ------

            Net deferred tax liabilities .........          $(23.4)          $(24.2)
                                                            ======           ======

         Our effective tax rate is based on expected income, statutory tax rates and tax planning opportunities available to us in the various jurisdictions in which we operate. Significant judgment is required in determining our effective tax rate and in evaluation of our tax provisions. Despite our belief that our tax return positions are fully supportable, we estimate tax exposures and establish accruals when in our judgment we believe that certain positions are likely to be challenged and that we may not succeed. We adjust these reserves in light of changing facts and circumstances, such as the progress of a tax audit.

                              REXAIR HOLDINGS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 5--INCOME TAXES (CONTINUED)

         The following is a reconciliation of income taxes at the federal statutory rate of 35% to the provision for income taxes attributable to continuing operations:

                                                                                                                       PREDECESSOR
                                                                      FOR THE FISCAL YEARS ENDED      PERIOD FROM      PERIOD FROM
                                                                             SEPTEMBER 30,          AUGUST 16, 2001  OCTOBER 1, 2000
                                                                      --------------------------    TO SEPTEMBER 30,   TO AUGUST 15,
                                                                         2003             2002           2001              2001
                                                                        -----            -----      ---------------- ---------------
                                                                                          (in millions)
Federal tax provision computed at the statutory rate .......            $ 3.1            $ 4.8            $ 0.3            $ 2.7
State income taxes (net of federal benefit) ................              0.1               --               --               --
Non-deductible items .......................................              0.1             (0.8)              --               --
Other, net .................................................               --               --               --              0.7
                                                                        -----            -----            -----            -----
                                                                        $ 3.3            $ 4.0            $ 0.3            $ 3.4
                                                                        =====            =====            =====            =====

Income taxes paid during 2003 and 2002 were $12.2 million and $1.9 million, respectively. For the period from August 16, 2001 to September 30, 2001 and the period from October 1, 2000 to August 15, 2001 income taxes paid were $2.0 million and $3.2 million, respectively.

NOTE 6--COMMITMENTS AND CONTINGENCIES

Operating Leases

         The table below shows our future minimum lease payments due under non-cancelable leases as of September 30, 2003 (in millions).

         2004.......................  $ 0.5
         2005.......................    0.5
         2006.......................    0.3
                                      -----
           Total....................  $ 1.3
                                      =====

         Rent expense, including equipment rental, was approximately $0.4 million in 2003 and 2002. For the period from October 1, 2000 to August 15, 2001 rent expense was $0.5 million.

Environmental Regulation

         We are subject to numerous foreign, federal, state and local laws and regulations concerning such matters as zoning, health and safety and protection of the environment. Laws and regulations protecting the environment may in certain circumstances impose "strict liability," rendering a person liable for environmental damage without regard to negligence or fault on the part of such person. In addition, from time to time, we may receive notices of violation or may be denied applications for environmental licenses or permits because the practices of the operating unit are not consistent with regulations or ordinances.

         We have made capital and maintenance expenditures over time to comply with these laws and regulations. While the amount of expenditures in future years will depend on legal and technological developments which cannot be predicted at this time, these expenditures may progressively increase if regulations become more stringent. In addition, while future costs for compliance cannot be predicted with precision, no information currently available reasonably suggests that these expenditures will have a material adverse effect on our financial condition, results of operations or cash flows.

                             REXAIR HOLDINGS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 6--COMMITMENTS AND CONTINGENCIES (CONTINUED)

         We are investigating contamination at a present operating site under the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA" or "Superfund"), the Federal Resource Conservation and Recovery Act or comparable state statutes. These proceedings are in various stages ranging from initial investigations to active settlement negotiations to the cleanup of the site. No information currently available reasonably suggests that projected expenditures associated with any of these proceedings or any remediation of the site will have a material adverse effect on our financial condition, results of operations or cash flows.

         As of September 30, 2003, we had accrued approximately $1.3 million (as non-current liabilities) for environmental liabilities recorded on an undiscounted basis. We accrue an amount for each case when the likelihood of an unfavorable outcome is probable and the amount of loss associated with such unfavorable outcome is reasonably estimable. We believe that the range of liability for these matters could reach $8.3 million if it included cases where the likelihood of an unfavorable outcome is only reasonably possible. We cannot predict whether future developments in laws and regulations concerning environmental protection or unanticipated enforcement actions will require material capital expenditures or otherwise affect our financial condition, results of operations or cash flows in a materially adverse manner, or whether we will be successful in meeting future demands of regulatory agencies in a manner which will not have a material adverse effect on our financial condition, results of operations or cash flows.

Litigation

         We are a party to legal proceedings that are considered to be either ordinary, routine litigation incidental to the business of present and former operations or immaterial to our financial condition, results of operations or cash flows.

         We are defendants or plaintiffs in lawsuits that have arisen in the normal course of business. While certain of these matters involve substantial amounts, it is management's opinion, based on the advice of counsel, that the ultimate resolution of such litigation and environmental matters will not have a material adverse effect on our financial condition, results of operations or cash flows.

NOTE 7--STOCKHOLDER'S EQUITY

The contribution from Parent in fiscal 2003 related to cash received from JUSI to repay the Restructured Facilities.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders of Jacuzzi Brands, Inc.

We have audited the consolidated balance sheets of Zurn Industries, Inc. (the "Company") (a wholly-owned subsidiary of Jacuzzi Brands, Inc.) as of September 30, 2003 and 2002, and the related consolidated statements of operations, cash flows, and changes in stockholders equity for each of the three years in the period ended September 30, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Zurn Industries, Inc. at September 30, 2003 and 2002, and the consolidated results of its operations and its cash flows for each of the three years in the period ended September 30, 2003, in conformity with accounting principles generally accepted in the United States.

As discussed in Note 2 to the consolidated financial statements, the Company changed its method of accounting for goodwill and other intangible assets in 2002.



                                         /s/Ernst & Young LLP

West Palm Beach, Florida
November 21, 2003

                              ZURN INDUSTRIES, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (IN MILLIONS )

                                                                                              FOR THE FISCAL YEARS ENDED
                                                                                                     SEPTEMBER 30,
                                                                                       ----------------------------------------
                                                                                        2003             2002             2001
                                                                                       ------           ------           ------
Net sales ...................................................................          $447.3           $424.9           $ 429.3
Operating costs and expenses:
 Cost of products sold ......................................................           314.3            296.8             305.8
 Selling, general and administrative expenses ...............................            79.7             76.3              81.3
 Management fee expense .....................................................             3.5              3.0               2.4
 Impairment, restructuring and other charges ................................             6.2              4.7              39.4
                                                                                       ------           ------           -------
  Operating income ..........................................................            43.6             44.1               0.4
Interest expense ............................................................           (11.0)            (0.7)             (1.5)
Interest income .............................................................             0.1              0.6               0.5
Interest expense to affiliates ..............................................           (13.3)           (13.8)            (13.9)
Other expense, net ..........................................................            (2.2)            (0.5)             (1.0)
                                                                                       ------           ------           -------
Income (loss) before income taxes and
 discontinued operations ....................................................            17.2             29.7             (15.5)
Provision for income taxes ..................................................            (7.7)           (12.4)            (32.4)
                                                                                       ------           ------           -------
 Income (loss) from continuing operations ...................................             9.5             17.3             (47.9)
Discontinued operations:
 Income (loss) from operations ..............................................              --              1.7             (61.1)
 Loss on disposals ..........................................................              --             (6.5)            (40.5)
                                                                                       ------           ------           -------
 Loss from discontinued operations ..........................................              --             (4.8)           (101.6)
                                                                                       ------           ------           -------

  Net income (loss) .........................................................          $  9.5           $ 12.5           $(149.5)
                                                                                       ======           ======           =======

                 See Notes to Consolidated Financial Statements.

                             ZURN INDUSTRIES, INC.
                          CONSOLIDATED BALANCE SHEETS
                        (in millions, except share data)

                                                                                            AT SEPTEMBER 30,
                                                                                       ---------------------------
                                                                                          2003              2002
                                                                                       ---------          --------
                                      ASSETS
Current assets:
 Cash and cash equivalents ..................................................          $     4.0          $    5.1
 Trade receivables, net of allowances of $1.6 in 2003
  and $3.2 in 2002 ..........................................................               76.4              79.2
 Inventories ................................................................               73.2              74.3
 Deferred income taxes ......................................................               30.7              35.0
 Other current assets .......................................................                8.2               8.3
                                                                                       ---------          --------
   Total current assets .....................................................              192.5             201.9

Property, plant and equipment, net ..........................................               39.8              48.3
Insurance for asbestos claims ...............................................              160.0             145.0
Goodwill ....................................................................               34.9              34.9
Due from affiliates .........................................................              764.5             248.3
Other non-current assets ....................................................               10.9              11.9
                                                                                       ---------          --------
TOTAL ASSETS ................................................................          $ 1,202.6          $  690.3
                                                                                       =========          ========

                      LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
 Current maturities of long-term debt .......................................          $    25.2          $    1.2
 Trade accounts payable .....................................................               21.3              24.2
 Deferred income taxes ......................................................               10.0               4.8
 Accrued expenses and other current liabilities .............................               45.3              33.9
                                                                                       ---------          --------
   Total current liabilities ................................................              101.8              64.1

Long-term debt ..............................................................              451.4               7.7
Notes payable to affiliates .................................................              203.0             203.0
Asbestos claims .............................................................              160.0             145.0
Other liabilities ...........................................................               56.4              53.5
                                                                                       ---------          --------
   Total liabilities ........................................................              972.6             473.3
                                                                                       ---------          --------

Commitments and contingencies

Stockholder's equity:
 Preferred stock (par value $1.00 per share, authorized 5,000,000
  shares; none issued or outstanding) .......................................                 --                --
 Common stock (par value $0.50 per share, authorized 100,000,000
  shares; 12,785,150 issued and outstanding shares) .........................                6.4               6.4
 Additional paid-in capital .................................................              151.5             151.5
 Retained earnings ..........................................................               70.6              61.1
 Accumulated other comprehensive income (loss) ..............................                1.5              (2.0)
                                                                                       ---------          --------
   Total stockholder's equity ...............................................              230.0             217.0
                                                                                       ---------          --------
TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY ..................................          $ 1,202.6          $  690.3
                                                                                       =========          ========

                 See Notes to Consolidated Financial Statements.

                              ZURN INDUSTRIES, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (IN MILLIONS)

                                                                                              FOR THE FISCAL YEARS ENDED
                                                                                                     SEPTEMBER 30,
                                                                                       ----------------------------------------
                                                                                        2003             2002             2001
                                                                                       ------           ------           ------
OPERATING ACTIVITIES:
 Income (loss) from continuing operations ...................................          $  9.5           $ 17.3           $(47.9)
 Adjustments to reconcile income (loss) from continuing operations to net cash provided by operating activities of continuing operations:
  Depreciation and amortization .............................................            10.5             10.2             16.7
  (Benefit) provision for deferred income taxes .............................            (3.8)             4.1             10.6
  Provision for doubtful accounts ...........................................             0.1              0.3              0.3
  Impairment, restructuring and other charges ...............................             9.2               --             39.3
Changes in operating assets and liabilities, excluding the effects of acquisitions and dispositions:
 Trade receivables ..........................................................             2.2             (9.4)            11.8
 Inventories ................................................................             0.1             (0.2)            15.5
 Other current assets .......................................................             0.1             (0.2)            (1.6)
 Other assets ...............................................................           (28.2)            (5.6)             2.4
 Trade accounts payable .....................................................            (2.9)            (1.6)            (2.7)
 Accrued expenses and other current liabilities .............................             7.7             (5.0)            (3.0)
 Other liabilities ..........................................................            38.0             (0.2)            (2.6)
                                                                                       ------           ------           ------
  Net cash provided by operating activities of
   continuing operations ....................................................            42.5              9.7             38.8
                                                                                       ------           ------           ------

Loss from discontinued operations ...........................................              --             (4.8)          (101.6)
Adjustments to reconcile loss from discontinued operations to net cash provided by discontinued operations:
 Loss on  disposal of discontinued operations ...............................              --              6.5             40.5
 Impairments and other non-cash charges .....................................              --               --             59.8
 Other decreases in net assets held for sale ................................              --              1.9              5.3
                                                                                       ------           ------           ------
   Net cash provided by discontinued operations .............................              --              3.6              4.0
                                                                                       ------           ------           ------
NET CASH PROVIDED BY OPERATING ACTIVITIES ...................................            42.5             13.3             42.8
                                                                                       ------           ------           ------

INVESTING ACTIVITIES:
 Proceeds from sale of businesses ...........................................              --             34.9              7.5
 Purchases of property, plant and equipment .................................            (2.9)            (2.3)            (4.7)
 Proceeds from sale of property, plant and equipment ........................              --              1.4              0.3
                                                                                       ------           ------           ------
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES .........................            (2.9)            34.0              3.1
                                                                                       ------           ------           ------

FINANCING ACTIVITIES:
 Proceeds from long-term debt ...............................................              --               --             (2.9)
 Repayment of long-term debt ................................................            (1.2)            (1.5)           (11.3)
 Contribution from parent ...................................................              --             10.6             91.7
 Repayment of notes payable to affiliates, net ..............................              --            (10.5)            (4.4)
 Net transfers with affiliates ..............................................           (43.6)           (48.0)          (113.8)
                                                                                       ------           ------           ------
NET CASH USED IN FINANCING ACTIVITIES .......................................           (44.8)           (49.4)           (40.7)
                                                                                       ------           ------           ------

Effect of exchange rate changes on cash and cash equivalents ................             4.1              0.1             (1.0)
                                                                                       ------           ------           ------

(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS ............................            (1.1)            (2.0)             4.2

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR ..............................             5.1              7.1              2.9
                                                                                       ------           ------           ------
CASH AND CASH EQUIVALENTS AT END OF YEAR ....................................          $  4.0           $  5.1           $  7.1
                                                                                       ======           ======           ======

                See Notes to Consolidated Financial Statements.

                              ZURN INDUSTRIES, INC.
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY
          FOR THE FISCAL YEARS ENDED SEPTEMBER 30, 2003, 2002 AND 2001
                                  (IN MILLIONS)

                                                                                          ACCUMULATED        COMPRE-
                                                             ADDITIONAL                      OTHER           HENSIVE
                                                  COMMON      PAID IN      RETAINED       COMPREHENSIVE       INCOME
                                                   STOCK      CAPITAL      EARNING        INCOME (LOSS)       (LOSS)         TOTAL
                                                  ------      -------     ----------      -------------      -------        ------
Balance at September 30, 2000 .............        $ 6.4      $49.2        $198.1            $(8.1)                         $245.6
                                                   -----      ------        ------           ------                         ------
Net loss....................................                                (149.5)                          $(149.5)       (149.5)
Capital contribution.......................                     91.7                                                          91.7
Translation adjustment.....................                                                     5.7              5.7           5.7
Minimum pension liability
 adjustment, net of tax....................                                                     0.2              0.2           0.2
Other comprehensive income.................                                                     0.2              0.2           0.2
                                                                                                             -------
Total comprehensive loss....................                                                                 $(143.4)
                                                   -----      ------        ------           ------          =======        ------
Balance at September 30, 2001..............          6.4       140.9          48.6             (2.0)                         193.9
                                                   -----      ------        ------           ------                         ------
Net income.................................                                   12.5                           $  12.5          12.5
Capital contribution.......................                     10.6                                                          10.6
Translation adjustment.....................                                                     0.1              0.1           0.1
Other comprehensive loss...................                                                    (0.1)            (0.1)         (0.1)
                                                                                                             -------
Total comprehensive income.................                                                                   $ 12.5
                                                   -----      ------        ------           ------          =======        ------
Balance at September 30, 2002..............          6.4       151.5          61.1             (2.0)                         217.0
                                                   -----      ------        ------           ------                         ------
Net income.................................                                    9.5                           $   9.5           9.5
Translation adjustment.....................                                                     4.1              4.1           4.1
Minimum pension liability
 adjustment, net of tax....................                                                    (0.6)            (0.6)         (0.6)
                                                                                                             -------
Total comprehensive income.................                                                                  $  13.0
                                                   -----      ------        ------           ------          =======        ------
Balance at September 30, 2003 .............        $ 6.4      $151.5        $ 70.6            $ 1.5                         $230.0
                                                   =====      ======        ======            =====                         ======

                 See Notes to Consolidated Financial Statements.

                              ZURN INDUSTRIES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1--BASIS OF PRESENTATION

         The accompanying consolidated financial statements include the consolidated operations of Zurn Industries, Inc., a wholly-owned subsidiary of Jacuzzi Brands, Inc. ("JBI"), formerly known as U.S. Industries, Inc. We manufacture and distribute a broad range of commercial and industrial bath & plumbing products.

         We operate on a 52- or 53-week fiscal year ending on the Saturday nearest to September 30. The fiscal year periods presented in our consolidated financial statements consists of the 52 weeks ending on September 27, 2003, September 28, 2002, and September 29, 2001, but are presented as of September 30 in each of those years for convenience. We eliminate inter-company balances and transactions when consolidating the account balances of the subsidiaries.

         JBI and certain subsidiaries of JBI (referred to herein as "Affiliates") have provided certain corporate general and administrative services to us including legal, finance, tax, risk management and employee benefits. A portion of the related costs has been allocated to us based on the percentage of our sales to the consolidated sales of JBI as management fees. Our management believes such amounts are reasonable; however, they may not be indicative of our ongoing costs as a separate entity.

         Any potential variable interest entity ("VIE") created after January 31, 2003 in which we hold a variable interest has been assessed to determine whether the VIE should be consolidated into our results based on criteria established by Financial Accounting Standards Board ("FASB") Interpretation Number 46, Consolidation of Variable Interest Entities ("FIN 46"). As of September 30, 2003, we do not hold any variable interests in any VIEs.

NOTE 2--ACCOUNTING POLICIES

         Use of Estimates: Generally accepted accounting principles require us to make estimates and assumptions that affect amounts reported in our financial statements and accompanying notes. Actual results could differ from those estimates.

         Foreign Currency Translation: Our subsidiaries outside of the U.S. record transactions using their local currency as their functional currency. In accordance with Statement of Financial Accounting Standards ("SFAS") No. 52, Foreign Currency Translation, the assets and liabilities of our foreign subsidiaries are translated into U.S. dollars using the exchange rates in effect at the balance sheet dates. Revenues, expenses and cash flow items are translated at average daily exchange rates for the period. The gains and losses resulting from the changes in exchange rates from year to year have been reported in other comprehensive income.

         Cash and Cash Equivalents: We consider all highly liquid investments with original maturities of three months or less to be cash equivalents.

         Trade Receivables and Concentration of Credit Risk: We record an allowance for doubtful accounts, reducing our receivables balance to an amount we estimate is collectible from our customers.

         We operate in the U. S., Canada and, to a lesser extent, in other regions of the world. We perform periodic credit evaluations of our customers' financial condition and generally do not require collateral. We encounter a certain amount of credit risk as a result of a concentration of receivables among a few significant customers. We have one customer, Home Depot, which accounted for 24%, 23% and 19% of our total sales in 2003, 2002 and 2001, respectively. Credit losses have not been significant and have been within management's expectations.

                              ZURN INDUSTRIES, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 2--ACCOUNTING POLICIES (CONTINUED)

         Income Taxes: Deferred tax assets and liabilities represent the tax effects, based on current law, of any temporary differences in the timing of when revenues and expenses are recognized for tax purposes and when they are recognized for financial statement purposes. The deferred tax assets are reviewed periodically for recoverability and valuation allowances are provided as necessary.

         Our United States earnings have been included in the consolidated federal income tax return filed by JBI. We provided for income taxes in the accompanying consolidated financial statements as if we were a stand-alone entity and filed separate income tax returns from JBI. Federal taxes currently payable have been included in amounts due to affiliates. Income taxes paid to state, local and foreign jurisdictions during fiscal 2003, 2002 and 2001 were $1.1 million, $0.7 million and $0.5 million, respectively.

         Inventories: Our inventories are stated at the lower of cost or market value. We use the last-in-first-out (LIFO) method for determining the cost of our inventories. The carrying value of our LIFO method inventories approximate their current replacement cost at September 30, 2003 and 2002. Our inventories are categorized as follows:

                                                                                  AT SEPTEMBER 30,
                                                                            ---------------------------
                                                                               2003             2002
                                                                            ---------          --------
                                                                                   (IN MILLIONS)
         Finished products .......................................          $    57.0          $   57.6
         In-process products .....................................                5.6               7.1
         Raw materials ...........................................               10.6               9.6
                                                                            ---------          --------
                                                                            $    73.2          $   74.3
                                                                            =========          ========

         Property, Plant and Equipment: We record our property, plant and equipment at cost. We record depreciation and amortization in a manner that recognizes the cost of our depreciable assets in operations over their estimated useful lives using the straight-line method. We estimate the useful lives of our depreciable assets to be 20-50 years for buildings and 1-15 years for machinery, equipment and furniture. Leasehold improvements are amortized over the shorter of the terms of the underlying leases, including probable renewal periods, or the estimated useful lives of the improvements.

         Property, plant and equipment consist of:

                                                                                  AT SEPTEMBER 30,
                                                                            ----------------------------
                                                                               2003               2002
                                                                            ---------           --------
                                                                                    (IN MILLIONS)
         Land and buildings ......................................          $    23.4           $   24.6
         Machinery, equipment and furniture ......................               89.1               88.7
         Accumulated depreciation and amortization ...............              (72.7)             (65.0)
                                                                            ---------           --------
                                                                            $    39.8           $   48.3
                                                                            =========           ========

         Depreciation and Amortization: Depreciation and amortization consist of:

                                                                                   FOR THE FISCAL YEARS ENDED
                                                                                         SEPTEMBER 30,
                                                                            --------------------------------------
                                                                             2003            2002            2001
                                                                            ------          ------          ------
                                                                                        (IN MILLIONS)
         Depreciation ............................................          $ 10.5          $ 10.2          $ 14.8
         Amortization of goodwill and intangible assets ..........              --              --             1.9
                                                                            ------          ------          ------
                                                                            $ 10.5          $ 10.2          $ 16.7
                                                                            ======          ======          ======

                              ZURN INDUSTRIES, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 2--ACCOUNTING POLICIES (CONTINUED)

         Goodwill and Other Intangible Assets: We adopted SFAS No. 142, Goodwill and Other Intangible Assets on October 1, 2001. Upon the adoption of SFAS No. 142, goodwill and intangible assets deemed to have indefinite lives are no longer amortized, but are subject to annual impairment tests. Finite-lived intangible assets are amortized over their useful lives and are subject to impairment evaluation under SFAS No. 144.

         We test our goodwill for impairment at the reporting unit level utilizing a two-step methodology. The initial step requires us to determine the Company's fair value. If the fair value exceeds the carrying value, no impairment loss is recognized and the second step, which is a calculation of the impairment, is not performed. However, if the carrying value exceeds the fair value, an impairment charge equal to the difference in the values should be recorded. We perform an impairment test annually, unless an event occurs earlier in the year that requires us to perform an interim test.

         We performed the initial step of the annual impairment test in the fourth quarter of 2003. The fair values of the Company exceeded the carrying value. Consequently, no impairment was recognized and the second step was not required.

         The following table presents a reconciliation of our reported net loss for fiscal 2001 to our adjusted net loss as if SFAS No. 142 had been applied in that year (in millions):

         Reported net loss .......................................          $(149.5)
         Add back: Goodwill amortization - after tax .............              3.8
                                                                            -------
          Adjusted net loss ......................................          $(145.7)
                                                                            =======

         Accrued Expenses and Other Current Liabilities: Accrued expenses and other current liabilities consist of the following:

                                                                              AT SEPTEMBER 30,
                                                                            --------------------
                                                                             2003           2002
                                                                            -----          -----
                                                                                (IN MILLIONS)
         Compensation related ....................................          $10.1          $10.0
         Insurance ...............................................            7.0            8.7
         Customer incentives .....................................            9.2            7.7
         Interest ................................................            8.6            0.3
         Warranty ................................................            0.7            0.8
         Other ...................................................            9.7            6.4
                                                                            -----          -----
                                                                            $45.3          $33.9
                                                                            =====          =====

                              ZURN INDUSTRIES, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 2--ACCOUNTING POLICIES (CONTINUED)

         We record a reserve for future warranty costs based on current unit sales, historical experience and management's judgment regarding anticipated rates of warranty claims and cost per claim. The adequacy of the recorded warranty reserves is assessed each quarter and adjustments are made as necessary. The specific terms and conditions of the warranties vary depending on the products sold and the countries in which we do business. Changes in our warranty reserves during 2003 and 2002 are as follows (in millions):

                                                                              2003            2002
                                                                             -----           -----
                                                                                (IN MILLIONS)
         Beginning balance .......................................          $ 0.8           $ 0.8
              Warranty accrual ...................................             --             0.6
              Cash payments ......................................           (0.1)           (0.6)
                                                                            -----           -----
         Ending balance ..........................................          $ 0.7           $ 0.8
                                                                            =====           =====

         Fair Value of Financial Instruments: SFAS No. 107, Disclosure about Fair Value of Financial Instruments, requires that we disclose the fair value of our financial instruments when it is practical to estimate. We have determined the estimated fair values of our financial instruments, which are either recognized in our consolidated balance sheets or disclosed within these notes, using available market information and appropriate valuation methodologies. However, considerable judgment is required in interpreting market data to develop estimates of fair value. Accordingly, the estimates presented are not necessarily indicative of the amounts we could realize in a current market exchange.

         Short-term Assets and Liabilities: The fair values of our cash and cash equivalents, trade receivables and accounts payable approximate their carrying values because of their short-term nature.

         Long-term Debt: The fair value of our senior notes were determined by reference to quoted market prices. The fair value of our remaining debt is determined by discounting the cash flows using current interest rates for financial instruments with similar characteristics and maturities. The fair value of our remaining debt approximates its carrying value as of September 30, 2003 and 2002.

         There were no other significant differences as of September 30, 2003 between the carrying value and fair value of our financial instruments except as disclosed below:

                                                                       CARRYING            FAIR
                                                                        AMOUNT             VALUE
                                                                       --------           -------
                                                                              (IN MILLIONS)
         9.625% Senior Notes..............................              $ 380.0           $ 394.3
                                                                        =======           =======

                             ZURN INDUSTRIES, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 2--ACCOUNTING POLICIES (CONTINUED)

         Revenue Recognition: We recognize revenue when all of the following criteria are met: persuasive evidence of the arrangement exists; delivery has occurred and we have no remaining obligations; prices are fixed or determinable; and collectibility is probable. We make shipments to approved customers based on orders placed. Prices are fixed when the customer places the order. An approved customer is one that has been subjected to our credit evaluation. We record revenue when title passes, which is either at the time of shipment or upon delivery to the customer. The passage of title is dependent on the arrangements made with each customer. Provisions are made for sales returns and allowances at the time of sale.

         Management uses significant judgment in estimating sales returns, considering numerous factors such as current overall and industry-specific economic conditions and historical sales return rates. Although we consider our sales return reserves to be adequate and proper, changes in historical customer patterns could require adjustments to the reserves. We also record reductions to our revenues for customer and distributor programs and incentive offerings including special pricing agreements, promotions and other volume-based incentives. We may take actions to increase customer incentive offerings possibly resulting in an incremental reduction of revenue at the time the incentive is offered.

         We adopted EITF Emerging Issues Task Force ("EITF") 01-09, Accounting for Consideration Given by a Vendor to a Customer (Including a Reseller of the Vendor's Products), in 2002. As required by this guidance, we account for sales incentives, such as discounts, rebates and volume incentives, as a reduction of revenue at the later of 1) the date that the related revenue is recognized or 2) the date when the sales incentive is offered. In the case of volume incentives, we recognize the reduction of revenue ratably over the period of the underlying transactions that result in progress by the customer toward earning the incentive. We record free product given to customers as a sales incentive in cost of products sold.

         Shipping and Handling Fees and Costs: We classify amounts charged to our customers for shipping and handling as revenues, while shipping and handling costs are recorded as cost of products sold.

         Advertising Costs: Advertising costs are charged to expense when incurred. Advertising expense totaled $5.2 million, $3.2 million and $5.0 million in 2003, 2002 and 2001, respectively.

         Research and Development Costs: Research and development costs are expensed as incurred. Such amounts totaled $1.2 million, $1.1 million and $1.1 million in 2003, 2002 and 2001, respectively.

         Stock-Based Compensation: We do not have stock-based compensation plans separate from JBI; however, we do participate in JBI's stock-based compensation plans. Consistent with JBI, we account for participation in these plans in accordance with Accounting Principles Board Opinion No. 25 ("APB 25"), Accounting for Stock Issued to Employees, and related Interpretations in measuring compensation costs for our stock options and disclose pro-forma net income as if compensation costs had been determined consistent with SFAS No. 123, Accounting for Stock-Based Compensation. The pro forma effects on net income had compensation cost for awards of stock-based compensation been determined using the fair value method prescribed by SFAS No. 123 were not materially different from the amounts presented in our consolidated statements of operations for the years ended September 30, 2003, 2002 and 2001; therefore, these amounts have not been presented.

Certain key employees of the Company participate in stock incentive plans of JBI that provide for awards of restricted stock and options to purchase JBI common stock at prices equal to the fair value of the underlying shares at the date of the grant. The Company recognized compensation expense of less than $0.1 million in fiscal 2003 for vesting restricted stock awards.

                              ZURN INDUSTRIES, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 2--ACCOUNTING POLICIES (CONTINUED)

         Comprehensive Income (Loss): Comprehensive income (loss) represents the change in stockholder's equity from transactions and other events and circumstances arising from non-stockholder sources. Our comprehensive income
(loss) consists of net income (loss), foreign currency translation adjustments and minimum pension liability adjustments, all net of applicable income taxes.

         Accumulated other comprehensive income (loss) consists of the following:

                                                                                               ADJUSTMENT
                                                                              MINIMUM            TO NET         ACCUMULATED
                                                             FOREIGN          PENSION          UNREALIZED          OTHER
                                                             CURRENCY        LIABILITY          GAINS ON       COMPREHENSIVE
                                                           TRANSLATION      ADJUSTMENT(1)     INVESTMENTS       INCOME(LOSS)
                                                           -----------      -------------     -----------      -------------
                                                                                     (IN MILLIONS)
September 30, 2000 ................................          $  (6.9)          $  (1.1)          $  (0.1)          $  (8.1)
Fiscal 2001 change ................................              5.7               0.2               0.2               6.1
                                                             -------           -------           -------           -------
September 30, 2001 ................................             (1.2)             (0.9)              0.1              (2.0)
Fiscal 2002 change ................................              0.1                --              (0.1)               --
                                                             -------           -------           -------           -------
September 30, 2002 ................................             (1.1)             (0.9)               --              (2.0)
Fiscal 2003 change ................................              4.1              (0.6)               --               3.5
                                                             -------           -------           -------           -------
September 30, 2003 ................................          $   3.0           $  (1.5)          $    --           $   1.5
                                                             =======           =======           =======           =======

(1) The minimum pension liability adjustment is net of an estimated tax benefit of $0.8 million in 2003 and $0.5 million in 2002 and 2001.

                              ZURN INDUSTRIES, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 2--ACCOUNTING POLICIES (CONTINUED)

         New Accounting Pronouncements: In December 2002, the FASB issued Statement No. 148, Accounting for Stock-Based Compensation - Transition and Disclosure - an Amendment of FASB Statement No. 123. This Statement provides alternative methods of transition for an entity that voluntarily changes to the fair value based method of accounting for stock-based employee compensation. Those methods include the Prospective Method, the Modified Prospective Method or the Retroactive Restatement Method. The statement also amends Accounting Principles Board ("APB") Opinion No. 28, Interim Financial Reporting, to require disclosure about the effects on reported net income of an entity's accounting policy decisions with respect to stock-based employee compensation in interim financial information.

         We do not plan to adopt SFAS No. 123 under the guidelines set forth in SFAS No. 148. We cannot determine, with any accuracy, the effect the adoption of the fair value method of accounting for stock-based compensation would have on our future operating results since the amount to be recorded as compensation expense is dependent on a number of unknown variables including the number of JBI options that will be granted during the year, the volatility of JBI's stock in the future and the option price at the time of the grant.

         In January 2003, the FASB issued FIN 46. This interpretation of Accounting Research Bulletin No. 51, Consolidated Financial Statements, addresses consolidation by business enterprises of variable interest entities. Under current practice, two enterprises generally have been included in consolidated financial statements because one enterprise controls the other through voting interests. FIN 46 defines the concept of "variable interests" and requires existing unconsolidated variable interest entities to be consolidated by their primary beneficiaries if the entities do not effectively disperse risks among the parties involved. This interpretation applies immediately to variable interest entities created after January 31, 2003. It applies as of the end of the first fiscal year or interim period ending after December 15, 2003, to variable interest entities in which an enterprise holds a variable interest that it acquired before February 1, 2003. The interpretation may be applied prospectively with a cumulative-effect adjustment as of the date on which it is first applied or by restating previously issued financial statements for one or more years with a cumulative-effect adjustment as of the beginning of the first year restated. We do not have any special purpose entities. We are in the process of evaluating our interests to determine if they meet the characteristics of interests that would qualify as variable interest entities based on the Interpretation.

         In May 2003, the FASB issued Statement No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity. This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument within its scope as a liability (or an asset in some circumstances). Many of those instruments were previously classified as equity. This Statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of this Statement did not have an impact on our financial position or results of operation.

                              ZURN INDUSTRIES, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 3--DISPOSITIONS AND DISCONTINUED OPERATIONS

         On December 28, 2001, JBI's Board of Directors approved a formal disposal plan of Selkirk in connection with JBI's obligation to pay debt amortization as set forth in its restructured debt agreements (the "Disposal Plan"). In connection with the Disposal Plan, we incurred a charge of $40.5 million, net of tax, in fiscal 2001, which represented the difference between the historical net carrying value and the estimated net realizable value of Selkirk. The operating results of Selkirk are classified as discontinued operations in 2001 and, in accordance with APB No. 30, the estimated fiscal 2002 operating income was included in our expected loss on disposal. The sale of Selkirk was completed in June 2002.

         Summarized results of Selkirk through the date of sale are as follows (in millions):

                                                                       FOR FISCAL YEARS ENDED
                                                                            SEPTEMBER 30,
                                                                   -------------------------------
                                                                    2002                    2001
                                                                   ------                  -------
         Net sales                                                 $ 73.6                  $ 102.1

         Operating income (loss)                                      1.7                    (56.9)

        In accordance with EITF 87-24, we allocated a portion of our interest expense related to the Restructured Facilities to discontinued operations. Amounts allocated reflect the interest expense on the estimated amount of debt that will be repaid as a result of the disposal transaction. Amounts reclassified to discontinued operations were $0.7 million, $0.8 million and $0.9 million for 2003, 2002 and 2001, respectively.

        Included in operating loss in 2001 are goodwill impairment charges of $59.8 million. In June 2001, we evaluated the recoverability of the goodwill based on a fair value methodology, leading us to record the charge at that time.

NOTE 4 -- IMPAIRMENT, RESTRUCTURING AND OTHER CHARGES

         The principal components of impairment, restructuring and other charges, including $0.9 million recorded in cost of products sold in 2003, are:

                                                                   FOR THE FISCAL YEARS ENDED SEPTEMBER 30,
                                                                   ----------------------------------------
                                                                    2003             2002             2001
                                                                   ------           ------           ------
                                                                                (IN MILLIONS)
Impairment of goodwill ..................................          $   --           $   --           $ 39.4
Impairment of other assets ..............................             8.2               --               --
Lease obligations and other commitments .................            (2.0)             4.1               --
Severance and related costs .............................             0.9              0.6               --
                                                                   ------           ------           ------
 Total ..................................................          $  7.1           $  4.7           $ 39.4
                                                                   ======           ======           ======

Cash charges ............................................          $ (1.1)          $  4.7           $   --
Non-cash charges ........................................             8.2               --             39.4
                                                                   ------           ------           ------
 Total ..................................................          $  7.1           $  4.7           $ 39.4
                                                                   ======           ======           ======

         Below is a summary of the charges we incurred in 2003 associated with initiatives we launched in 2003. Charges are recorded when a liability is incurred in accordance with SFAS No. 146 or other applicable guidance.

                              ZURN INDUSTRIES, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 4--IMPAIRMENT, RESTRUCTURING AND OTHER CHARGES (Continued)

                                                                          IMPAIRMENT, RESTRUCTURING AND
                                                                                  OTHER CHARGES
                                                                          ------------------------------
                                                                           RESTRUCTURING       PLANT
                                                               COST OF      AND SEVERANCE      CLOSURE
                                                            PRODUCTS SOLD     CHARGES          COSTS           TOTAL
                                                            ------------- ---------------      -------         -----
                                                                                   (IN MILLIONS)
          Closure of Salem, OH facility ...............          $ 0.9          $  --           $ 8.5          $ 9.4
          Adjustment of estimated lease obligation ....             --           (3.2)             --           (3.2)
          Dismissal of wholesale sales force ..........             --            0.9              --            0.9
                                                                 -----          -----           -----          -----
            Total .....................................          $ 0.9          $(2.3)          $ 8.5          $ 7.1
                                                                 =====          =====           =====          =====

         In fiscal 2003, management approved a plan to close the Salem, OH plant and exit the facility by the end of the second quarter of fiscal 2004. We have recorded a $9.4 million charge associated with the closure of the plant, including $0.9 million charged to cost of products sold related to inventory on hand at September 30 that is expected to be scrapped. Also, we performed a recoverability test of the long-lived assets and determined that an impairment charge of $5.2 million was required to reduce the carrying value of these long-lived assets to their estimated fair value. The estimated fair value of the plant was determined based on the value of comparable plants in the area. We also recorded a pension and post-employment benefit curtailment charge of $3.0 million and a $0.3 million charge for other commitments related to exiting the facility. As a result of this plant closing, approximately 253 employees will be terminated.

         Management also approved a plan to replace our entire domestic sanitary bath wholesale sales force with independent manufacturer representatives to market our ELJER(R) brand products to the wholesale channel on a commission basis. We incurred $0.9 million in severance costs in 2003 related to the dismissal of 26 employees in the first quarter of fiscal 2004.

         In 2002, we also recorded a charge of $3.4 million to increase reserves associated with a restructuring plan initiated in a prior year. The charge is related to the Zurn corporate lease obligation. When we initially estimated our lease obligation in 2000, we assumed that we would be able to sublease portions of the space over the course of the lease. In 2002, it became apparent, based on market conditions, that the space would likely remain empty for the remaining term of the lease.

         Operating results at a number of our subsidiaries declined during 2001. In the third quarter of fiscal 2001, we evaluated the recoverability of the goodwill of these subsidiaries based on a fair value methodology. This evaluation indicated that the carrying value of the goodwill of certain of our subsidiaries was impaired. As a result, we recorded goodwill impairment charges totaling $39.4 million.

         All 2002 and 2001 charges are classified as impairment, restructuring and other charges in our consolidated statement of operations.

                              ZURN INDUSTRIES, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 4--IMPAIRMENT, RESTRUCTURING AND OTHER CHARGES (Continued)

Restructuring Reserves

         As of September 30, 2003, we had remaining accruals of $5.5 million for restructuring costs. The activity in the restructuring liability account, which relates to lease and contract-related costs, is as follows (in millions):

Balance at September 30, 2001 .....          $ 8.2
2002 activity:
 Fiscal 2002 charges ..............            3.9
 Cash payments ....................           (2.7)
                                             -----
Balance at September 30, 2002 .....            9.4
2003 activity:
 Fiscal 2003 charges ..............           (1.7)
 Cash payments ....................           (2.2)
                                             -----
Balance at September 30, 2003 .....          $ 5.5
                                             =====

         Approximately $3.1 million of the reserves are included in the balance sheet caption "Accrued expenses and other current liabilities," while the remaining $2.4 million are recorded in the balance sheet caption "Other liabilities." We expect the remaining accruals to be paid with cash over the periods provided by the lease agreement over approximately the next four years. Included in 2003 charges is the adjustment of estimated lease obligations.

NOTE 5--LONG-TERM DEBT

Long-term debt consists of the following:

                                                      At September 30,
                                                  -----------------------
                                                   2003             2002
                                                  ------           ------
                                                      (in millions)
Senior Notes Payable:
  9.625% Senior Notes, net .............          $380.0           $   --
Bank Facilities:
  Asset-based facility .................            23.9               --
  Term loan ............................            65.0               --
Other long-term debt ...................             7.7              8.9
                                                  ------           ------
                                                   476.6              8.9
  Less current maturities ..............           (25.2)            (1.2)
                                                  ------           ------
  Long-term debt .......................          $451.4           $  7.7
                                                  ======           ======

                              ZURN INDUSTRIES, INC.

NOTE 5--LONG-TERM DEBT (Continued)

Refinancing

         On July 15, 2003, JBI completed a comprehensive re-financing of our corporate debt by closing on the issuance of $380.0 million in aggregate principal amount of 9.625% senior secured notes (the "New Notes"), as well as a new five year $200.0 million asset based revolving credit facility and a five-year $65.0 million term loan (collectively the "Bank Facilities"). The net proceeds from the New Notes, together with the initial borrowings under the Bank Facilities were used to repay the outstanding debt under our Restructured Facilities (as defined later in this note) and fund the redemption of the Old Notes (also defined later in this note). Zurn Industries, Inc. is a co-borrower under both the New Notes and Bank Facilities and therefore the amounts outstanding under the facilities are reflected in our balances as of September 30, 2003. We also have $10.0 million in interest expense related to these facilities included on our consolidated statement of operations in fiscal 2003. The amounts outstanding under these facilities and related interest expense are included in the due from affiliates balance in the accompanying consolidated balance sheet as of September 30, 2003.

         The net cash proceeds from the New Notes were approximately $368.6 million after transaction fees. The New Notes, which are due July 1, 2010 and pay interest semiannually on January 1 and July 1 of each year, are subject to registration with the Securities and Exchange Commission pursuant to a registration rights agreement.

         Under the five year asset-based revolving credit facility, up to $200.0 million can be borrowed subject to a borrowing base consisting of eligible accounts receivable and eligible inventory, plus eligible trademarks. The initial amount of eligible trademarks of $20.0 million is being amortized evenly over the first two years of the facility as a reduction of the borrowing base. The interest rate under the facility is currently 2.25% over LIBOR or 0.25% over Prime. This rate will reset each quarter based on JBI's Consolidated Leverage Ratio as defined in the agreement, and could range from 2.0% to 2.5% over LIBOR ("Applicable LIBOR Margin"). The weighted average interest rate for fiscal 2003 was 3.8%.

         The $65.0 million term loan matures July 15, 2008 along with the asset-based facility and carries an interest rate of 5.0% over Prime with a minimum rate of 9.25%. Mandatory prepayments of $10.0 million are required on the term loan annually beginning in September 2005, which are amortized evenly over each twelve month period. Additional prepayments are required for asset sale proceeds as well as an annual prepayment equal to 25% of JBI's annual consolidated excess cash flow, as determined in the agreement. Prepayments under each of these circumstances would, in most cases, first be applied to the term loan facility.

         The Bank Facilities require JBI to maintain certain consolidated fixed charged coverage, interest coverage and leverage ratios; comply with maximum annual capital expenditure limits and comply with other customary affirmative and negative covenants. There are also several fees including an unused commitment fee of 0.5%, a letter of credit fee equal to the Applicable LIBOR Margin and a fronting fee of 0.125% on all outstanding letters of credit.

         Certain of JBI's existing and future domestic restricted subsidiaries guarantee the New Notes, jointly and severally, on a senior basis. The New Notes are secured by a first-priority lien on and security interest in substantially all our domestic real property, plant and equipment (referred to as Notes Collateral). The New Notes are also secured by a second-priority lien on and security interests in the Bank Collateral which consists of existing and future domestic subsidiaries and 65% of the capital stock of, or other equity interest in, existing and future first-tier foreign subsidiaries and substantially all of the other assets (other than the assets that constitute Notes Collateral), in each case that are held by Jacuzzi Brands, Inc. or any of the subsidiary guarantors. Obligations under the Bank Facilities are secured by a first priority lien on the Bank Collateral and a second priority lien on the Notes Collateral.

                              ZURN INDUSTRIES, INC.

NOTE 5--LONG-TERM DEBT (Continued)

         Principal reductions of senior debt and other borrowings for the next five years ended September 30 and thereafter are as follows (in millions):

          2004 ..............................          $ 25.2
          2005 ..............................             2.2
          2006 ..............................            11.5
          2007 ..............................            11.7
          2008 ..............................            46.0
          Thereafter ........................           380.0
                                                       ------
                                                       $476.6
                                                       ======

Interest Paid

         Interest paid was $1.0 million, $1.1 million and $0.8 million for 2003, 2002 and 2001, respectively.

Commitments

         Below is a summary of JBI's standby letters of credit, bankers' acceptances and commercial letters of credit as of September 30, 2003. All but $2.2 million of these commitments reduced the availability for borrowings under the Bank Facilities (in millions).

          Standby letters of credit .........          $ 48.5
          Bankers' acceptances ..............             2.3
          Commercial letters of credit ......             0.6
                                                       ------
            Total ...........................          $ 51.4
                                                       ======

NOTE 6--PENSION AND RETIREMENT PLANS

         We sponsor a number of non-contributory defined benefit pension plans covering the majority of our employees. The benefits under these plans are based primarily on years of credited service and/or compensation as defined under the respective plan provisions. Our funding policy is to contribute amounts to the plans sufficient to meet the minimum funding requirements set forth in the Employee Retirement Income Security Act of 1974, plus such additional amounts as we may determine to be appropriate from time to time.

         We also sponsor a number of defined contribution plans. Contributions relating to defined contribution plans are made based upon the respective plans' provisions. Additionally, we provide health care and life insurance benefits to certain groups of retirees with most retirees contributing a portion of our costs. These are presented as other benefits in the tables that follow.

                              ZURN INDUSTRIES, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 6--PENSION AND RETIREMENT PLANS (Continued)

         The assumptions used for the calculation of net periodic expense (income) for our defined benefit plans covering employees in the U.S. are presented below:

                                                      PENSION BENEFITS                         OTHER BENEFITS
                                                ------------------------------         ------------------------------
                                                2003         2002         2001         2003         2002         2001
                                                ----         ----         ----         ----         ----         ----
Assumptions:
  Discount rate ........................        6.00%        6.75%        7.50%        6.00%        6.75%        7.50%
  Rate of compensation increases .......        3.25%        3.25%        4.50%          --           --           --
  Expected rate of return on assets ....        8.75%        8.75%        9.50%          --           --           --

The components of net periodic cost are presented below:

                                                          PENSION BENEFITS                     OTHER BENEFITS
                                                    -----------------------------       ------------------------------
                                                    2003        2002        2001         2003       2002         2001
                                                    -----       -----       -----       -----       -----        -----
                                                                               (IN MILLIONS)
Service cost ................................       $  --       $  --       $  --       $ 0.6       $ 0.1        $ 0.2
Interest cost ...............................         0.3         0.3         0.3         3.1         2.2          2.2
Expected return on plan assets ..............          --          --          --          --          --           --
Prior service cost ..........................         0.1         0.1         0.1          --          --         (0.1)
Net actuarial loss (gain) ...................         0.1         0.1         0.1         0.6        (1.3)        (1.8)
Curtailments ................................          --          --          --         0.4          --           --
                                                    -----       -----       -----       -----       -----        -----
  Periodic cost of defined benefit plans ....         0.5         0.5         0.5         4.7         1.0          0.5
  cost of participation in JBI Group Plan ...         4.0         3.0         2.8          --          --           --
  Curtailment in JBI Group Plan .............         2.6          --          --          --          --           --
                                                    -----       -----       -----       -----       -----        -----
Net periodic cost:
  Defined benefit plans .....................         7.1         3.5         3.3         4.7         1.0          0.5
  Defined contribution plans ................         0.7         0.4         0.8          --          --           --
                                                    -----       -----       -----       -----       -----        -----

Net periodic cost ...........................       $ 7.8       $ 3.9       $ 4.1       $ 4.7       $ 1.0        $ 0.5
                                                    =====       =====       =====       =====       =====        =====

                              ZURN INDUSTRIES, INC.
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 6--PENSION AND RETIREMENT PLANS (Continued)

         The following table provides a reconciliation of changes in the projected benefit obligation, fair value of plan assets and the funded status of our defined benefit pension and post-employment benefit plans to the amounts recorded in our balance sheets at September 30:

                                                                          PENSION BENEFITS                      OTHER BENEFITS
                                                                        ----------------------             ----------------------
                                                                         2003            2002              2003              2002
                                                                        -----            -----             -----             -----
                                                                                             (IN MILLIONS)
CHANGE IN PROJECTED BENEFIT OBLIGATION:
  Benefit obligation at beginning of year ..................            $ 4.2            $ 4.5             $ 40.9           $ 31.1
  Service cost .............................................               --               --               0.5               0.1
  Interest cost ............................................              0.3              0.3               3.1               2.2
  Plan amendments ..........................................               --               --              (3.5)               --
  Actuarial losses .........................................              1.0              0.3              27.0              12.1
  Benefits paid ............................................             (0.5)            (0.9)             (4.6)             (4.6)
  Curtailments .............................................               --               --              (2.0)               --
                                                                        -----            -----             ------           ------
    Benefit obligation at end of year ......................            $ 5.0            $ 4.2             $ 61.4           $ 40.9
                                                                        =====            =====             ======           ======

CHANGE IN FAIR VALUE OF PLAN ASSETS:
  Contributions ............................................            $ 0.5            $ 0.9             $  4.6           $  4.6
  Benefits paid ............................................             (0.5)            (0.9)              (4.6)            (4.6)
                                                                        -----            -----             ------           ------
    Fair value of plan assets at end of year ...............            $  --            $  --             $   --           $   --
                                                                        =====            =====             ======           ======


FUNDED STATUS OF PLANS:
  Plan assets less than projected
    benefit obligation .....................................            $(5.0)           $(4.2)            $(61.4)          $(40.9)
  Unrecognized prior service (income) cost .................               --              0.2               (4.1)            (0.2)
  Unrecognized net actuarial losses ........................              2.4              1.3               28.0              3.6
                                                                        -----            -----             ------            ------
    Total recognized .......................................            $(2.6)           $(2.7)            $(37.5)          $(37.5)
                                                                        =====            =====             ======           ======

AMOUNTS RECORDED IN THE BALANCE SHEETS:
  Accrued  benefits ........................................            $(5.0)           $(4.2)            $(37.5)          $(37.5)
  Intangible assets ........................................              0.1              0.1                 --               --
  Accumulated other comprehensive income ...................              2.3              1.4                 --               --
                                                                        -----            -----             ------           ------
    Total recognized .......................................            $(2.6)           $(2.7)            $(37.5)          $(37.5)
                                                                        =====            =====             ======           ======

         At September 30, 2003 and 2002, we have no pension asset or liability in the recorded balance that is included in a JBI group pension plan. As of September 30, 2003, the JBI group pension plan's fair value of the plan assets of $342.5 million exceeds the present value of its accumulated benefit obligation by approximately $35.5 million.

         The JBI group pension plan's aggregate projected benefit obligation and the aggregate fair value of plan assets, for the plans that have a projected benefit obligation in excess of plan assets, are $39.8 million and $12.3 million, respectively, in 2003 and $33.3 million and $10.3 million, respectively, in 2002.

         The JBI group pension plan's aggregate accumulated benefit obligation and the aggregate fair value of plan assets, for the plans that have an accumulated benefit obligation in excess of plan assets, are $36.6 million and $12.3 million, respectively, in 2003 and $29.8 million and $10.3 million, respectively, in 2002.

                              ZURN INDUSTRIES, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 6--PENSION AND RETIREMENT PLANS (Continued)

         The JBI weighted average annual assumed rate of increase in the per capita cost of covered benefits (i.e., the health care cost trend rate) for the other post-employment benefit plans was 7.5% for 2003. The rate used as of September 30, 2003 was 10% and is assumed to decrease 0.5% a year to 5.0%. A one-percentage-point change in the assumed health care cost trend rate would have the following effects at and for the year ended September 30, 2003 (in millions):

                                                                         Increase (Decrease)
                                                                          Costs/Obligations
                                                                         -------------------
Effect of a 1% increase in the health care cost trend rate on:
         Service cost plus interest cost .............................          $ 0.3
         Accumulated post-retirement benefit obligation ..............            4.5


Effect of a 1% decrease in the health care cost trend rate on:

         Service cost plus interest cost .............................          $(0.3)
         Accumulated post-retirement benefit obligation ..............           (4.1)

         The tables above and on the previous pages set forth the historical components of net periodic pension cost and a reconciliation of the funded status of the pension and other post-employment benefit plans for our domestic employees is not necessarily indicative of the amounts we will recognize on a prospective basis.

NOTE 7--INCOME TAXES

         Income (loss) from continuing operations before income taxes consists of the following:

                                                  FOR THE FISCAL YEARS ENDED
                                                         SEPTEMBER 30,
                                             -------------------------------------
                                             2003            2002            2001
                                             -----           -----           -----
                                                         (IN MILLIONS)
          United States ...........          $17.7           $30.6           $(14.6)
          Foreign .................           (0.5)           (0.9)           (0.9)
                                             -----           -----           -----
                                             $17.2           $29.7           $(15.5)
                                             =====           =====           =====

         The provision for income taxes attributable to our (loss) income from continuing operations before income taxes consists of the following:

                                                 FOR THE FISCAL YEARS ENDED
                                                       SEPTEMBER 30,
                                             ------------------------------------
                                             2003            2002            2001
                                             -----           -----          -----
                                                        (IN MILLIONS)
          Current:
            Federal ...............          $ 9.1           $ 5.4          $18.9
            State .................            2.4             2.9            2.9
          Deferred ................           (3.8)            4.1           10.6
                                             -----           -----          -----
                                             $ 7.7           $12.4          $32.4
                                             =====           =====          =====

         We are able to carry back net operating losses in 2002 for which we had previously established a valuation allowance in 2001 as a result of a change in tax law under the Job Creation and Worker's Assistance Act of 2002. In accordance with SFAS No. 109, the release of a valuation allowance due to a change in tax law is reflected through continuing operations. We had established the valuation allowance in 2001 to reflect the uncertainty of the future realization of losses recognized in connection with the 2001 Disposal Plan (see
Note 4).

                              ZURN INDUSTRIES, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 7--INCOME TAXES (Continued)

         The components of deferred income tax assets and liabilities are as follows:

                                                                          AT SEPTEMBER 30,
                                                                      -----------------------
                                                                       2003             2002
                                                                      ------           ------
                                                                          (IN MILLIONS)
          Deferred tax assets:
            Accruals and allowances ........................          $ 34.4           $ 57.6
            Post-employment benefits .......................             9.3              8.9
                                                                      ------           ------
              Total deferred tax assets ....................            43.7             66.5
                                                                      ------           ------

          Deferred tax liabilities:
            Property, plant and equipment ..................            (8.9)            11.2
            Inventory ......................................             3.7              4.7
            Net pension assets .............................             8.5             11.0
            Deductible goodwill ............................            (0.3)            (0.2)
                                                                      ------           ------
              Total deferred tax liabilities ...............             3.0             26.7
                                                                      ------           ------

              Net deferred tax assets ......................          $ 40.7           $ 39.8
                                                                      ======           ======

                              ZURN INDUSTRIES, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 7--INCOME TAXES (Continued)

         The deferred tax balances have been classified in the balance sheet as follows:

                                                                          AT SEPTEMBER 30,
                                                                      -----------------------
                                                                       2003             2002
                                                                      ------           ------
                                                                           (IN MILLIONS)
          Current assets ...................................          $ 34.4           $ 39.7
          Current liabilities ..............................            (3.7)            (4.7)
                                                                      ------           ------
            Net current assets .............................            30.7             35.0
                                                                      ------           ------

          Non-current assets ...............................             9.3             26.7
          Non-current liabilities ..........................             0.7            (21.9)
                                                                      ------           ------
            Net non-current liabilities ....................            10.0              4.8
                                                                      ------           ------

            Net deferred tax assets ........................          $ 40.7           $ 39.8
                                                                      ======           ======

         Our effective tax rate is based on expected income, statutory tax rates and tax planning opportunities available to us in the various jurisdictions in which we operate. Significant judgment is required in determining our effective tax rate and in evaluation of our tax provisions. Despite our belief that our tax return positions are fully supportable, we estimate tax exposures and establish accruals when in our judgment we believe that certain positions are likely to be challenged and that we may not succeed. We adjust these reserves in light of changing facts and circumstances, such as the progress of a tax audit.

         The following is a reconciliation of income taxes at the federal statutory rate of 35% to the provision for income taxes attributable to continuing operations:

                                                                                           FOR THE FISCAL YEARS ENDED
                                                                                                 SEPTEMBER 30,
                                                                                       -----------------------------------
                                                                                       2003            2002          2001
                                                                                       -----          -----          -----
                                                                                                  (IN MILLIONS)

          Federal tax (benefit) provision computed at the statutory rate ....          $ 6.0          $10.4          $(5.4)
          State income taxes (net of federal benefit) .......................            1.6            1.9            1.9
          Non-deductible items ..............................................            0.1            0.1           36.0
                                                                                       -----          -----          -----
                                                                                       $ 7.7          $12.4          $32.5
                                                                                       =====          =====          =====

                              ZURN INDUSTRIES, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 8--COMMITMENTS AND CONTINGENCIES

Operating Leases

         The table below shows our future minimum lease payments due under non-cancelable leases as of September 30, 2003. Certain of these leases contain stated escalation clauses while others contain renewal options. These minimum lease payments (presented in millions) do not include facility leases that were accrued as restructuring costs (in millions) (see Note 4).

          2004 ..................................................          $ 1.8
          2005 ..................................................            1.4
          2006 ..................................................            1.0
          2007 ..................................................            0.8
          2008 ..................................................            0.4
          Thereafter ............................................            1.8
                                                                           -----
            Total (which has not been reduced by minimum
              sublease rental income of $2.3 million) ...........          $ 7.2
                                                                           =====

         Rent expense, including equipment rental, was approximately $1.1 million, $2.6 million and $4.7 million in 2003, 2002 and 2001, respectively.

Environmental Regulation

         We are subject to numerous foreign, federal, state and local laws and regulations concerning such matters as zoning, health and safety and protection of the environment. Laws and regulations protecting the environment may, in certain circumstances, impose "strict liability," rendering a person liable for environmental damage without regard to negligence or fault on the part of such person. In addition, from time to time, we may receive notices of violation or may be denied applications for environmental licenses or permits because the practices of the operating unit are not consistent with regulations or ordinances.

         We have made capital and maintenance expenditures over time to comply with these laws and regulations. While the amount of expenditures in future years will depend on legal and technological developments which cannot be predicted at this time, these expenditures may progressively increase if regulations become more stringent. In addition, while future costs for compliance cannot be predicted with precision, no information currently available reasonably suggests that these expenditures will have a material adverse effect on our financial condition, results of operations or cash flows.

         We are investigating and remediating contamination at a number of present and former operating sites under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA" or "Superfund"), the federal Resource Conservation and Recovery Act or comparable state statutes or agreements with third parties. These proceedings are in various stages ranging from initial investigations to active settlement negotiations to the cleanup of sites. We have been named as a potentially responsible party at a number of Superfund sites under CERCLA or comparable state statutes. Under these statutes, responsibility for the entire cost of cleanup of a contaminated site can be imposed upon any current or former site owner or operator, or upon any party who sent waste to the site, regardless of the lawfulness of the original activities that led to the contamination. No information currently available reasonably suggests that projected expenditures associated with any of these proceedings or any remediation of these sites will have a material adverse effect on our financial condition, results of operations or cash flows.

         As of September 30, 2003, we had accrued approximately $1.3 million ($0.5 million accrued as current liabilities and $0.8 million as non-current liabilities), which have not been discounted. We accrue an amount for each case when the likelihood of an unfavorable outcome is probable and the amount of loss associated with such unfavorable outcome is reasonably estimable. We believe that the range of liability for these matters could reach $1.3 million if it included cases where the likelihood of an unfavorable outcome is only reasonably possible. We cannot predict whether future developments in laws and regulations concerning environmental protection or unanticipated enforcement actions will require material capital expenditures or otherwise

                              ZURN INDUSTRIES, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 8--COMMITMENTS AND CONTINGENCIES (Continued)

affect our financial condition, results of operations or cash flows in a materially adverse manner, or whether our businesses will be successful in meeting future demands of regulatory agencies in a manner which will not have a material adverse effect on our financial condition, results of operations or cash flows.

Litigation

         We and our subsidiaries are parties to legal proceedings that are considered to be either ordinary, routine litigation incidental to the business of present and former operations or immaterial to our financial condition, results of operations or cash flows. For information concerning environmental proceedings, see "Environmental Regulation".

         Certain of our subsidiaries are defendants or plaintiffs in lawsuits that have arisen in the normal course of business. While certain of these matters involve substantial amounts, it is management's opinion, based on the advice of counsel, that the ultimate resolution of such litigation and environmental matters will not have a material adverse effect on our financial condition, results of operations or cash flows.

         We, along with many other unrelated companies, are co-defendants in numerous asbestos related lawsuits pending in the U.S. Plaintiffs' claims primarily allege personal injuries allegedly caused by exposure to asbestos used primarily in industrial boilers formerly manufactured by one of our segments which has been presented as a discontinued operation. We did not manufacture asbestos or asbestos components but purchased it from other suppliers.

         As of September 30, 2003, the number of asbestos claims pending against us were approximately 59,000. These 59,000 claims were included in approximately 5,600 lawsuits, in which we and an average of 100 other companies are named as defendants, and which cumulatively allege damages of approximately $12 billion against all defendants. Asbestos claims pending against us as of September 30, 2002 and September 30, 2001 were approximately 65,000 and 52,000, respectively. Asbestos claims filed against us and settled unfiled claims treated as if filed, for the years ended September 30, 2003, 2002 and 2001 were approximately 32,400, 31,000 and 33,500, respectively.

         Since we received our first asbestos claim in the 1980's, we have settled or agreed to settle approximately 84,000 asbestos claims including dismissals of approximately 6,400 of such claims through September 30, 2003. During the fiscal year ended September 30, 2003 and as of such date, settlements paid and/or pending payment amounted to approximately 45,000 claims and approximately 3,000 claims were dismissed and/or pending dismissal. During the fiscal year ended September 30, 2002 and as of such date, settlements paid and/or pending payment amounted to approximately 20,000 claims (including approximately 4,000 unfiled claims) and approximately 3,000 claims were dismissed and/or pending dismissal. Finally, during the fiscal year ended September 30, 2001 and as of such date, settlements paid and/or pending payment amounted to approximately 17,000 claims and approximately 1,000 claims were dismissed and/or pending dismissal. Our insurers have paid or agreed to pay all settlement costs relating to these claims. Defense costs are currently being paid by our insurers without eroding the coverage amounts of our insurance policies, although a few policies that will be accessed in the future may count defense costs toward aggregate limits.

         At September 30, 2003, we and our actuarial consultant estimated that our potential liability for asbestos claims pending and for claims estimated to be filed through 2013 is approximately $160 million. This accrual comprises (i) approximately $8 million in claims that had been settled but unpaid as of September 30, 2003; (ii) approximately $36 million in proposed settlements of pending and future claims; and (iii) approximately $116 million for other future claims. At September 30, 2002, it was estimated that our potential liability for asbestos claims pending against us and for claims estimated to be filed through 2012 was approximately $145 million. This estimate was comprised of (i) $10 million in claims that had been settled but unpaid as of September 30, 2002;
(ii) $58 million in proposed settlements of pending and future claims; and (iii) $77 million for other future claims. These estimates are based on the current and anticipated number of future asbestos claims, the timing and amounts of asbestos payments, the status of ongoing litigation and the potential impact of defense strategies and settlement initiatives. However, there are inherent uncertainties involved in estimating both the number of future asbestos claims as well as future settlement costs, and the actual liability could exceed our estimate due to changes in law and other factors beyond our control.

         Our present estimate of asbestos liability assumes (i) our recent vigorous defense strategy will enable us to reduce both our claim frequency and claim severity in the future; (ii) approximately 178,000 other future asbestos claims; and (iii) our insurers will continue to pay defense costs without eroding the coverage amounts of our insurance policies.

                              ZURN INDUSTRIES, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 8--COMMITMENTS AND CONTINGENCIES (Continued)

While we believe there is evidence, in recent claims settlements, for such an impact of a successful defense strategy, if the defense strategy ultimately is not successful, to the extent we assumed, the severity and frequency of asbestos claims could increase substantially above our estimates. Further, while our current asbestos liability is based on an estimate of claims through 2013, such liability may continue beyond 2013, and such liability could be substantial.

         Our analysis of available insurance to cover potential asbestos liability as of September 30, 2003 is approximately $314 million. This total includes the remaining limits of $68 million in insurance coverage under certain excess policies which were a subject of a settlement of an action we commenced in the U.S. District Court of the Western District of Pennsylvania which sought, among other things, a declaration that the insurance coverage limits of certain excess policies provided $68 million in coverage. As part of the settlement, we agreed to pay our insurer $5.0 million over four years. The first payment in the sum of $1.25 million was paid in March 2003, and we have secured the balance of the obligation with a letter of credit in the amount of $1.25 million.

         We believe, based on our experience in defending and dismissing such claims and the amount of insurance coverage available, that we have sufficient insurance to cover the pending and reasonably estimable future claims. This conclusion was reached after considering our experience in asbestos litigation, the insurance payments made to date by our insurance carriers, existing insurance policies, the industry ratings of the insurers and the advice of insurance coverage counsel with respect to applicable insurance coverage law relating to the terms and conditions of those policies. However, there is no assurance that this amount of insurance will ultimately be available or that our asbestos liabilities will not ultimately exceed this amount. Factors that could cause a decrease in the amount of available coverage include insolvencies of one or more of our carriers, changes in law governing the policies and potential disputes with the carriers on the scope of coverage. After review of the foregoing with our consultants, we believe that the resolution of our pending and reasonably estimable asbestos claims will not have a material adverse effect on our financial condition, results of operations or cash flows.

NOTE 9--STOCKHOLDER'S EQUITY

The contributions from parent in fiscal 2003 related to the inter-company notes with Selkirk which were forgiven upon its sale. The contributions from parent in fiscal 2002 related to the pay-down of inter-company balances.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders of Jacuzzi Brands, Inc.

We have audited the consolidated balance sheets of JUSI Holdings, Inc. (the "Company") (a wholly-owned subsidiary of USI Global Corporation) as of September 30, 2003 and 2002, and the related consolidated statements of operations, cash flows and changes in stockholder's equity for each of the three years in the period ended September 30, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of JUSI Holdings, Inc. at September 30, 2003 and 2002, and the consolidated results of its operations and its cash flows for each of the three years in the period ended September 30, 2003, in conformity with accounting principles generally accepted in the United States.

As discussed in Note 1, the Company restated its 2001 and 2002 consolidated financial statements to treat approximately $17.4 million of costs, which had previously been expensed, as additional purchase price in connection with the re-acquisition of Rexair, Inc. in fiscal 2001. The Company also restated its 2001 and 2002 consolidated financial statements for the reallocation of the purchase price in the re-acquisition of Rexair, Inc., among identifiable intangible assets, goodwill and deferred tax liabilities and for the change in designation of the distributor network to a finite-lived intangible asset with a 40-year estimated life.

As discussed in Note 2 to the consolidated financial statements, the Company changed its method of accounting for goodwill and other intangible assets in 2002.




                                                           /s/Ernst & Young LLP

West Palm Beach, Florida
November 21, 2003

                              JUSI HOLDINGS, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                 (IN MILLIONS)


                                                                         FOR THE FISCAL YEARS ENDED
                                                                                 SEPTEMBER 30,
                                                                       -----------------------------
                                                                               (RESTATED) (RESTATED)
                                                                        2003      2002      2001
                                                                       ------  ---------- ----------
Net sales ..........................................................   $458.9    $399.8   $ 363.0
Operating costs and expenses:
   Cost of products sold ...........................................    324.4     273.5     269.1
   Selling, general and administrative expenses ....................    110.3      98.3      87.1
   Management fees .................................................      3.4       7.9       7.5
   Impairment, restructuring and other charges .....................      7.9       0.8        --
                                                                       ------    ------   -------
      Operating income (loss) ......................................     12.9      19.3      (0.7)
Interest income from affiliates ....................................     20.5      20.5      20.6
Interest expense to affiliates .....................................    (16.2)    (20.8)    (27.1)
Other intercompany expense with affiliates, net ....................      0.3        --        --
Interest income ....................................................      0.9       0.1       0.2
Interest expense ...................................................    (15.9)    (12.9)     (2.4)
Equity losses of investees .........................................       --        --      (1.4)
Other expense, net .................................................     (2.1)     (7.1)     (4.5)
                                                                       ------    ------   -------
Income (loss) before income taxes, discontinued operations
   and cumulative effect of accounting change ......................      0.4      (0.9)    (15.3)
Benefit (provision) for income taxes ...............................     (1.1)     13.7       6.4
                                                                       ------    ------   -------
   (Loss) income from continuing operations ........................     (0.7)     12.8      (8.9)
Discontinued operations:
   (Loss) income from operations (net of tax benefit of $0.5 in
      2003 and tax provisions of $0.4 in 2002 and $7.3 in 2001) ....     (1.4)      0.7       0.2
   (Loss) gain on disposals (net of tax benefit of $10.4 in 2003) ..    (13.8)     31.1    (149.8)
                                                                       ------    ------   -------
   (Loss) income from discontinued operations ......................    (15.2)     31.8    (149.6)
Cumulative effect of accounting change, net of taxes of $0.8
   in 2001 .........................................................       --        --      (0.7)
                                                                       ------    ------   -------
      Net (loss) income ............................................   $(15.9)   $ 44.6   $(159.2)
                                                                       ======    ======   =======

                            See accompanying notes.

                              JUSI HOLDINGS, INC.

                          CONSOLIDATED BALANCE SHEETS
                        (IN MILLIONS, EXCEPT SHARE DATA)

                                                                          SEPTEMBER 30,
                                                                    -------------------------
                                                                                    (RESTATED)
                                                                      2003              2002
                                                                    --------        ---------
                                      ASSETS
Current assets:
   Cash and cash equivalents ...............................        $    1.1         $    1.0
   Trade receivables, net of allowances of $2.9 in 2003
      and $3.7 in 2002 .....................................            67.5             51.5
Inventories ................................................            54.4             56.1
Deferred income taxes ......................................            20.2              1.7
Assets held for sale .......................................            24.1            208.1
Other current assets .......................................             3.8              3.2
                                                                    --------         --------
        Total current assets ...............................           171.1            321.6
Property, plant and equipment, net .........................            44.5             41.7
Due from Parent and affiliates .............................         1,450.0          1,073.7
Goodwill ...................................................           154.6            154.6
Other intangibles, net .....................................            60.8             62.0
Notes receivable from affiliate ............................           315.9            315.9
Other non-current assets ...................................             5.7             13.9
                                                                    --------         --------
TOTAL ASSETS ...............................................        $2,202.6         $1,983.4
                                                                    ========         ========

            LIABILITIES AND STOCKHOLDER'S EQUITY
   Current liabilities:
   Current maturities of long-term debt ....................        $   23.9         $   22.3
   Trade accounts payable ..................................            37.1             26.7
   Liabilities associated with assets held for sale ........             4.9             71.9
   Accrued expenses and other current liabilities ..........            54.9             43.8
   Notes payable to Parent and affiliates ..................            91.7             91.7
                                                                    --------         --------
        Total current liabilities ..........................           212.5            256.4

Long-term debt .............................................           445.0             70.5
Deferred income taxes .....................................             27.8             33.3
Other liabilities ..........................................            47.8             41.4
Notes payable to Parent ....................................           121.7            121.7
                                                                    --------         --------
        Total liabilities ..................................           854.8            523.3

Commitments and contingencies

Stockholder's equity:
   Common stock (par value $0.01 per share, authorized
        1,000 shares; issued and outstanding 100 shares) ...              --               --
   Paid in capital .........................................           957.8          1,053.9
   Retained earnings .......................................           392.5            408.4
   Accumulated other comprehensive loss ....................            (2.5)            (2.2)
                                                                    --------         --------
        Total stockholder's equity .........................         1,347.8          1,460.1
                                                                    --------         --------
TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY .................        $2,202.6         $1,983.4
                                                                    --------         --------

                            See accompanying notes.

                              JUSI HOLDINGS, INC.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN MILLIONS)

                                                                               FOR THE FISCAL YEARS ENDED
                                                                                       SEPTEMBER 30,
                                                                               ---------------------------
                                                                                       (RESTATED) (RESTATED)
                                                                                2003      2002       2001
                                                                               ------    ------   ---------
OPERATING ACTIVITIES:
   (Loss) income from continuing operations ................................   $ (0.7)   $ 12.8     $ (8.9)
   Adjustments to reconcile (loss) income from continuing operations to net cash provided by operating activities of continuing operations:
        Depreciation and amortization ......................................      8.2       9.0        9.7
        Amortization of financing costs ....................................      0.6       3.9         --
        Benefit from deferred income taxes .................................     (5.4)    (13.0)      (0.2)
        Provision for doubtful accounts ....................................      2.3       2.1        2.0
        Gain on sale of excess real estate .................................     (3.5)     (0.8)        --
        Equity losses of investee ..........................................       --        --        1.4
        Loss on sale of property, plant and equipment ......................      0.3       1.7         --
        Impairment, restructuring and other charges ........................      3.1        --         --
   Changes in operating assets and liabilities, excluding the effects of acquisitions and dispositions:
        Trade receivables ..................................................    (18.4)     11.4       23.0
        Inventories ........................................................      1.6      (2.0)       2.1
        Other current assets ...............................................     (1.1)      2.7        0.1
        Other assets .......................................................      1.4       0.1        2.3
        Trade accounts payable .............................................     10.3       2.9       (3.2)
        Accrued expenses and current other liabilities .....................      7.3       2.1       (4.7)
        Other liabilities ..................................................      9.8       4.9       (4.5)
        Other, net .........................................................       --        --        6.9
                                                                               ------    ------     ------
           Net cash provided by operating activities of
              continuing operations ........................................     15.8      37.8       26.0
                                                                               ------    ------     ------
   (Loss) income from discontinued operations ..............................    (15.2)     31.8     (149.6)
   Adjustments to reconcile (loss) income from discontinued operations to net cash provided by (used in) discontinued operations:
        Loss (gain) on disposal of discontinued operations .................     13.8     (31.1)     149.8
        Impairments and other charges ......................................       --        --       54.0
         Other (increases) decreases in net assets held for sale ............    (7.1)     19.1       18.6
                                                                               ------    ------     ------
           Net cash (used in) provided by discontinued operations ..........     (8.5)     19.8       72.8
                                                                               ------    ------     ------
NET CASH PROVIDED BY OPERATING ACTIVITIES ..................................      7.3      57.6       98.8
                                                                               ------    ------     ------
INVESTING ACTIVITIES:
   Proceeds from sale of businesses ........................................    107.1     334.3         --
   Purchases of property, plant and equipment ..............................    (12.1)     (6.8)      (9.9)
   Proceeds from sales of property, plant and equipment ....................       --       0.1        0.3
   Proceeds from sale of excess real estate ................................     11.1       0.5         --
                                                                               ------    ------     ------
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES ........................    106.1     328.1       (9.6)
                                                                               ------    ------     ------
FINANCING ACTIVITIES:
   Proceeds from long-term debt ............................................       --       5.3        9.3
   Repayment of long-term debt .............................................    (92.9)    (81.7)     (12.5)
   Payment of debt issuance and other financing costs ......................     (1.0)       --         --
   Net transfers with affiliates ...........................................    (19.9)   (318.3)     (80.7)
                                                                               ------    ------     ------
NET CASH USED IN FINANCING ACTIVITIES ......................................   (113.8)   (394.7)     (83.9)
                                                                               ------    ------     ------
Effect of exchange rate changes on cash and cash equivalents ...............      0.5      (0.2)       1.7
                                                                               ------    ------     ------
(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS ...........................      0.1      (9.2)       7.0

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR .............................      1.0      10.2        3.2
                                                                               ------    ------     ------
CASH AND CASH EQUIVALENTS AT END OF YEAR ...................................   $  1.1    $  1.0     $ 10.2
                                                                               ------    ------     ------

                             See accompanying notes

                              JUSI HOLDINGS, INC.
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY
          FOR THE FISCAL YEARS ENDED SEPTEMBER 30, 2003, 2002 AND 2001
                                 (IN MILLIONS)

                                                                                        ACCUMULATED
                                                                                           OTHER       COMPREHENSIVE
                                                    COMMON      PAID-IN     RETAINED   COMPREHENSIVE       (LOSS)
                                                     STOCK      CAPITAL     EARNINGS       LOSS            INCOME        TOTAL
                                                   ---------   ---------   ---------   -------------   --------------  ---------
Balance at September 30, 2000 ..................   $      --   $   890.0   $   523.0     $   (17.2)                    $ 1,395.8
                                                   ---------   ---------   ---------     ---------                     ---------

Net loss (Restated) ............................                              (159.2)                        (159.2)      (159.2)
Purchase price reallocation ....................                   (39.6)                                                  (39.6)
Translation adjustment (discontinued
operations) ....................................                                              14.3             14.3         14.3
Minimum pension liability adjustment, net of
tax (discontinued operations) ..................                                               7.2              7.2          7.2
Fair value of derivatives adjustment,
  net of tax ...................................                                              (1.4)            (1.4)        (1.4)
Translation adjustment .........................                                               1.7              1.7          1.7
Minimum pension liability adjustment,
  net of tax ...................................                                              (5.9)            (5.9)        (5.9)
                                                                                                          ---------
Other comprehensive loss .......................                                                               15.9           --
                                                                                                          ---------
Total comprehensive loss .......................                                                          $  (143.3)          --
                                                   ---------   ---------   ---------     ---------        =========    ---------
Balance at September 30, 2001 (Restated) .......          --       850.4       363.8          (1.3)                       1212.9
                                                   ---------   ---------   ---------     ---------                     ---------

Net income (Restated) ..........................                                44.6                           44.6         44.6
Capital contributions from Parent ..............                   203.5                                                   203.5
Fair value of derivatives adjustment,
  net of tax ...................................                                               1.4              1.4          1.4
Translation adjustment .........................                                              (0.1)            (0.1)        (0.1)
Minimum pension liability adjustment,
  net of tax ...................................                                              (2.2)            (2.2)        (2.2)
                                                                                                          ---------
Other comprehensive loss .......................                                                               (0.9)          --
                                                                                                          ---------
Total comprehensive income .....................                                                          $    43.7           --
                                                   ---------   ---------   ---------     ---------        =========    ---------
Balance at September 30, 2002 (Restated) .......          --      1053.9       408.4          (2.2)                       1460.1
                                                   ---------   ---------   ---------     ---------                     ---------

Net loss .......................................                               (15.9)                         (15.9)       (15.9)
Dividend to Parent .............................                   (96.1)                                                  (96.1)
Translation adjustment .........................                                               0.4              0.4          0.4
Minimum pension liability adjustment,
  net of tax ...................................                                              (0.7)            (0.7)        (0.7)
                                                                                                          ---------
Other comprehensive income .....................                                                               (0.3)          --
                                                                                                          ---------
Total comprehensive loss .......................                                                          $   (16.2)          --
                                                   ---------   ---------   ---------     ---------        =========    ---------
Balance at September 30, 2003 ..................   $      --   $   957.8   $   392.5     $    (2.5)                    $ 1,347.8
                                                   =========   =========   =========     =========                     =========

                             See accompanying notes

                              JUSI HOLDINGS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1--BASIS OF PRESENTATION

         The accompanying consolidated financial statements include the consolidated operations of JUSI Holdings, Inc. ("we" or "JUSI") a wholly-owned subsidiary of USI Global Corporation ("Global" or "the Parent") and an indirect subsidiary of Jacuzzi Brands, Inc. ("JBI"), formerly known as U.S. Industries, Inc. JUSI is a holding company whose principal operating subsidiaries are Jacuzzi, Inc. and Rexair, Inc. These entities manufacture and distribute a full line of whirlpool baths, spas, and premium vacuum cleaners through two business segments. Jacuzzi, Inc. comprises the Bath Products segment, formerly called Bath & Plumbing, and Rexair, Inc. comprises the Rexair segment.

         JBI and certain subsidiaries of JBI (referred to herein as "Affiliates") have provided certain corporate general and administrative services to us including legal, financial, tax, risk management and employee benefits. A portion of the related costs have been allocated to us, based on the percentage of our sales to the consolidated sales of JBI, as management fees. We believe such amounts are reasonable; however, they may not be indicative of our costs as a separate entity.

         We operate on a 52- or 53-week fiscal year ending on the Saturday nearest to September 30. The fiscal year periods presented in our consolidated financial statements consisted of the 52 weeks ending on September 27, 2003, September 28, 2002, and September 29, 2001, but are presented as of September 30 in each of those years for convenience. Businesses over which we have the ability to exercise significant influence, but are not consolidated into our results, were accounted for using the equity method. In March 2000, we completed the disposition of a majority equity interest in our Diversified businesses to Strategic Industries LLC ("Strategic Industries"). We accounted for our retained interest in Strategic Industries under the equity method of accounting from March 2000 until January 2002, when we sold all remaining interests in that company. We eliminate intercompany balances and transactions when combining the account balances of our subsidiaries.

         Certain amounts have been reclassified in our prior year statements to conform them to the presentation used in the current year.

         RESTATEMENT

         In October 2003, we completed a review of our accounting for the Rexair re-acquisition in response to comments received from the staff of the Securities and Exchange Commission arising as a result of their normal periodic review of the Company's filings. As a result of this review, we changed the accounting for our August 2001 re-acquisition of Rexair and the related amortization expense. Consequently, we capitalized as goodwill $17.4 million in transaction costs that had been previously expensed in our fiscal 2001 results. These transaction costs were deferred in connection with the March 2000 sale of our interest in Rexair to Strategic Industries and were charged to operations upon the re-acquisition of Rexair in August 2001.

         We also revised the amount allocated to the Rexair distributor network in connection with the 2001 re-acquisition. We originally recorded the distributor network as an indefinite-lived intangible asset with a carrying value of $64 million. We reassigned a value of $36 million to the distributor network, recognized the distributor network as a finite-lived asset, and will amortize it on a straight-line basis over 40 years. We also recorded a deferred tax liability of $24.7 million for purchased intangibles and accrued expenses of $4.8 million, increasing the excess purchase price, and thus goodwill, by the same amount. The deferred tax liability will be reversed and a deferred tax benefit is being recognized over the amortization period of the intangible assets. We have restated our results for fiscal 2002 and 2001 as a result of these changes.

         The revised allocation of the purchase price as of September 30, 2002 is as follows:

                                                     REXAIR SEGMENT
                                     -------------------------------------------
                                      ORIGINAL     REVISED           REVISED
                                     ALLOCATION   ALLOCATION    AMORTIZABLE LIFE
                                     ----------   ----------    ----------------
                                          (IN MILLIONS)
Distributor Network                    $ 64.0      $  36.0        40 years
Trade name                                8.8         24.7        Indefinite
Patent                                    0.9          2.6        10 years
Goodwill                                    -         52.5        Indefinite
                                       ------      -------
                                       $ 73.7      $ 115.8
                                       ======      =======

                              JUSI HOLDINGS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 2--ACCOUNTING POLICIES

         USE OF ESTIMATES: Generally accepted accounting principles require us to make estimates and assumptions that affect amounts reported in our financial statements and accompanying notes. Actual results could differ from those estimates.

         FOREIGN CURRENCY TRANSLATION: Our subsidiaries outside of the United States record transactions using their local currency as their functional currency. In accordance with Statement of Financial Accounting Standards ("SFAS") No. 52, Foreign Currency Translation, the assets and liabilities of our foreign subsidiaries are translated into U.S. dollars using the exchange rates in effect at the balance sheet dates. Revenues, expenses and cash flow items are translated at average daily exchange rates for the period. The gains and losses resulting from the changes in exchange rates from year to year have been reported in other comprehensive income.

         CASH AND CASH EQUIVALENTS: We consider all highly liquid investments with original maturities of three months or less to be cash equivalents. Except for certain cash balances we own, cash accounts have been controlled on a centralized basis by JBI, which sweeps our cash receipts and funds cash disbursements. The net results of cash transactions between us or on our behalf, including intercompany advances, are included in the consolidated balance sheets due from Parent and Affiliates.

         TRADE RECEIVABLES AND CONCENTRATION OF CREDIT RISK: We record an allowance for doubtful accounts, reducing our receivables balance to an amount we estimate is collectible from our customers.

         We principally operate in the United States. We perform periodic credit evaluations of our customers' financial condition and generally do not require collateral. We encounter a certain amount of credit risk as a result of a concentration of receivables among a few significant customers. Credit losses have not been significant and have been within management's expectations.

         INCOME TAXES: Deferred tax assets and liabilities represent the tax effects, based on current law, of any temporary differences in the timing of when revenues and expenses are recognized for tax purposes and when they are recognized for financial statement purposes. The deferred tax assets are reviewed periodically for recoverability and valuation allowances are provided as necessary.

         Our U.S. earnings are included in the consolidated federal income tax return filed by JBI. We provided for income taxes in the accompanying consolidated financial statements as if we were a stand-alone entity and filed separate income tax returns from JBI. Federal taxes currently payable have been included in payable to Affiliates. Income taxes paid to state, local and foreign jurisdictions during fiscal 2003, 2002 and 2001 were $14.1 million, $2.2 million and $1.1 million, respectively.

         INVENTORIES: Our inventories are valued at the lower of cost, determined under the first-in, first-out method, or market value. Our inventories can be categorized as follows:

                                        AT SEPTEMBER 30,
                                       ------------------
                                       2003          2002
                                       -----        -----
                                          (IN MILLIONS)
       Finished products ......        $25.9        $27.0
       In-process products ....          4.0          4.2
       Raw materials ..........         24.5         24.9
                                       -----        -----
                                       $54.4        $56.1
                                       =====        =====

         PROPERTY, PLANT AND EQUIPMENT: We record property, plant and equipment at cost. We record depreciation and amortization in a manner that recognizes the cost of our depreciable assets in operations over their estimated useful lives using the straight-line method. We estimate the useful lives of our depreciable assets to be 20-50 years for buildings and 1-15 years for machinery, equipment and furniture. Leasehold improvements are amortized over the shorter of the terms of the underlying leases, including probable renewal periods, or the estimated useful lives of the improvements.

                              JUSI HOLDINGS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


NOTE 2--ACCOUNTING POLICIES (CONTINUED)

         Property, plant and equipment consist of:

                                                       AT SEPTEMBER 30,
                                                     -------------------
                                                      2003         2002
                                                     -----         -----
                                                        (IN MILLIONS)

       Land and buildings ...................        $17.9         $18.9
       Machinery, equipment and furniture ...         54.3          47.2
       Accumulated depreciation .............        (27.7)        (24.4)
                                                     -----         -----
                                                     $44.5         $41.7
                                                     =====         =====

         DEPRECIATION AND AMORTIZATION: Depreciation and amortization consist of:

                                                                      FOR THE FISCAL YEARS ENDED
                                                                             SEPTEMBER 30,
                                                                 ------------------------------------
                                                                  2003          2002          2001
                                                                             (RESTATED)    (RESTATED)
                                                                 ------     ----------     ----------
                                                                            (IN MILLIONS)
       Depreciation .....................................        $  7.0        $  7.9        $  4.4
       Amortization of goodwill and intangible assets ...           1.2           1.1           5.3
                                                                 ------        ------        ------
                                                                 $  8.2        $  9.0        $  9.7
                                                                 ======        ======        ======

         GOODWILL AND OTHER INTANGIBLE ASSETS: We adopted SFAS No. 142, Goodwill and Other Intangible Assets on October 1, 2001. Upon the adoption of SFAS No. 142, goodwill and intangible assets deemed to have indefinite lives are no longer amortized, but are subject to annual impairment tests. Finite-lived intangible assets are amortized over their useful lives and are subject to impairment evaluation under SFAS No. 144.

         We test our goodwill and indefinite-lived intangible assets for impairment at the reporting unit level utilizing a two-step methodology. The initial step requires us to determine the fair value of each reporting unit and of each indefinite-lived intangible asset and compare it to the carrying value, including goodwill and other intangible assets, of such reporting unit or of such intangible asset. If the fair value exceeds the carrying value, no impairment loss is recognized and the second step, which is a calculation of the impairment, is not performed. However, if the carrying value of the intangible asset exceeds its fair value, an impairment charge equal to the difference in the values should be recorded. We perform an impairment test annually, unless an event occurs earlier in the year that requires us to perform an interim test.


         Goodwill by reporting unit is as follows:


                                    AT SEPTEMBER 30,
                                 ---------------------
                                  2003         2002
                                            (RESTATED)
                                 ------     ----------
                                    (IN MILLIONS)

       Bath Products ....        $102.1       $102.1
       Rexair ...........         52.5         52.5
                                 ------       ------
                                 $154.6       $154.6
                                 ======       ======

         The goodwill balances were allocated to each reporting unit in April 2003 based on their relative fair values, as determined by a third party at the time we redefined our business segments. An interim impairment test was performed in accordance with SFAS No. 142 when the segments were redefined. No impairment was indicated as a result of such test.

                              JUSI HOLDINGS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 2--ACCOUNTING POLICIES (CONTINUED)

         In connection with the re-acquisition of Rexair in August 2001, we recorded as goodwill the amount of the purchase price that remained after allocating it to tangible assets and liabilities and identified intangible assets. See Note 1 for a discussion of the restated allocation of Rexair's purchase price.

         In connection with our decision to dispose of our swimming pool & equipment and water systems businesses, which were included in our previously defined Bath & Plumbing segment, we performed an interim impairment test in March 2003 for the remaining goodwill within that reporting unit in accordance with SFAS No. 142. No impairment was indicated as a result of such test.

         We perform our annual impairment test of our goodwill and indefinite-lived intangible assets in the fourth quarter of each fiscal year. In 2003 and 2002, the fair values of each of our reporting units exceeded their respective carrying values. Consequently, no impairment of our goodwill was indicated. In 2003 and 2002, the fair value of our indefinite-lived intangible assets exceeded their carrying values, thus no impairment was indicated.

         Identifiable intangible assets, which are included in the Rexair segment, are comprised of:

                                                                                               (RESTATED)
                                                          SEPTEMBER 30, 2003              SEPTEMBER 30, 2002
                                                    -----------------------------    ----------------------------
                                                    GROSS CARRYING    ACCUMULATED    GROSS CARRYING   ACCUMULATED
                                                        AMOUNT       AMORTIZATION       AMOUNT       AMORTIZATION
                                                    --------------   ------------    --------------  ------------
                                                                             (IN MILLIONS)
         Finite-lived intangible assets ............     $38.6           $ 2.5           $38.6           $ 1.3
         Indefinite-lifed intangible assets ........      24.7              --            24.7              --
                                                         -----           -----           -----           -----
            Total identifiable intangible assets ...     $63.3           $ 2.5           $63.3           $ 1.3
                                                         =====           =====           =====           =====

         Finite-lived intangible assets include patented technology of $2.6 million and a distributor network of $36.0 million, which are being amortized over their estimated lives of 10 years and 40 years, respectively. Amortization expense should be approximately $1.2 million per year through 2011 and $0.9 million per year thereafter through 2041. The indefinite-lived intangible asset consists of a trade name.

         The following table presents a reconciliation of our reported net loss for the fiscal year ended September 30, 2001 to our adjusted net loss as if SFAS No. 142 had been applied that year (in millions).

         Reported net loss:
              Reported loss ....................................      $(159.2)
              Add back: Goodwill amortization - after tax ......          5.5
                                                                      -------
                Adjusted net loss ..............................      $(153.7)
                                                                      =======

         ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES: Accrued expenses and other current liabilities consist of the following:

                                           AT SEPTEMBER 30,
                                         ------------------
                                          2003         2002
                                         -----        -----
                                            (IN MILLIONS)
         Compensation related ...        $10.4        $ 7.8
         Customer incentives ....          5.8          2.6
         Warranty ...............         15.5          9.1
         Other ..................         23.2         24.3
                                         -----        -----
                                         $54.9        $43.8
                                         =====        =====

         We record a reserve for future warranty costs based on current unit sales, historical experience and management's judgment regarding anticipated rates of warranty claims and cost per claim. The adequacy of the recorded warranty reserves is assessed each quarter and adjustments are made as necessary. The specific terms and conditions of the warranties vary depending on the products sold and the countries in which we do business.

                              JUSI HOLDINGS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 2--ACCOUNTING POLICIES (CONTINUED)

         Changes in our warranty reserves, a portion of which are classified as long-term on our consolidated balance sheets, during 2003 and 2002 are as follows:

                                             2003         2002
                                            -----        -----
                                              (IN MILLIONS)
         Beginning balance .........        $ 9.5        $ 6.1
            Warranty accrual .......         17.5         14.2
            Cash payments ..........        (11.0)       (10.8)
                                            -----        -----
         Ending balance ............        $16.0        $ 9.5
                                            =====        =====

         FAIR VALUE OF FINANCIAL INSTRUMENTS: SFAS No. 107, requires that we disclose the fair value of our financial instruments when it is practical to estimate. We have determined the estimated fair values of our financial instruments, which are either recognized in our consolidated balance sheets or disclosed within these notes, using available market information and appropriate valuation methodologies. However, considerable judgment is required in interpreting market data to develop estimates of fair value. Accordingly, the estimates presented are not necessarily indicative of the amounts we could realize in a current market exchange.

         SHORT-TERM ASSETS AND LIABILITIES: The fair values of our cash and cash equivalents, trade receivables and accounts payable approximate their carrying values because of their short-term nature.

         LONG-TERM DEBT: The fair value of our debt is determined by discounting the cash flows using current interest rates for financial instruments with similar characteristics and maturities. The fair value of our remaining debt approximates its carrying value as of September 30, 2003 and 2002.

         There were no other significant differences as of September 30, 2003 and 2002 between the carrying value and fair value of our financial instruments except our 9.625% Senior Notes which have a carrying value of $380.0 million and fair value of $394.3 million at September 30, 2003.

         REVENUE RECOGNITION: We recognize revenue when all of the following criteria are met: persuasive evidence of the arrangement exists; delivery has occurred and we have no remaining obligations; prices are fixed or determinable; and collectibility is probable. We make shipments to approved customers based on orders placed. Prices are fixed when the customer places the order. An approved customer is one that has been subjected to our credit evaluation. We record revenue when title passes, which is either at the time of shipment or upon delivery to the customer. The passage of title is dependent on the arrangements made with each customer. Provisions are made for sales returns and allowances at the time of sale.

         Management uses significant judgment in estimating sales return costs, considering numerous factors such as current overall and industry-specific economic conditions and historical sales return rates. Although we consider our sales return reserves to be adequate and proper, changes in historical customer patterns could require adjustments to the reserves. Historically, however, actual results have not deviated significantly from those previously estimated by management. We also record reductions to our revenues for customer and distributor programs and incentive offerings including special pricing agreements, promotions and other volume-based incentives. We may take actions to increase customer incentive offerings possibly resulting in an incremental reduction of revenue at the time the incentive is offered.

         We adopted Emerging Issues Task Force ("EITF") 01-09, Accounting for Consideration Given by a Vendor to a Customer (Including a Reseller of the Vendor's Products) in 2002. As required by this guidance, we account for sales incentives, such as discounts, rebates and volume incentives, as a reduction of revenue at the later of 1) the date that the related revenue is recognized or
2) the date when the sales incentive is offered. In the case of volume incentives, we recognize the reduction of revenue ratably over the period of the underlying transactions that result in progress by the customer toward earning the incentive. We record free product given to customers as a sales incentive in cost of products sold.

                              JUSI HOLDINGS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 2--ACCOUNTING POLICIES (CONTINUED)

         ACCOUNTING CHANGE: In December 1999, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin ("SAB") No. 101, Revenue Recognition in Financial Statements, which, along with other guidance, clarified the SEC's views on various revenue recognition and reporting matters. As a result, we changed the method of accounting for certain sales transactions. Historically, we recognized revenue upon shipment of products to the customer because, even though some products were shipped FOB destination, we used a common carrier and thus gave up substantially all the risks of ownership. Under the new accounting method adopted retroactive to October 1, 2000, we recognize revenue when title passes. The net effect of the accounting change was not material to the results for the year ended September 30, 2001. The pro forma amounts, had the new revenue recognition method been applied retroactively to prior periods, were not materially different from the amounts shown in our consolidated statement of income for the year ended September 30, 2000. Therefore, these amounts have not been presented.

         SHIPPING AND HANDLING FEES AND COSTS: We classify amounts charged to our customers for shipping and handling as revenues, while shipping and handling costs are recorded as cost of products sold.

         ADVERTISING COSTS: Advertising costs are charged to expense when incurred. Advertising expense totaled $9.6 million, $5.1 million and $14.4 million in 2003, 2002 and 2001, respectively.

         RESEARCH AND DEVELOPMENT COSTS: Research and development costs are expensed as incurred. Such amounts totaled $3.4 million, $2.2 million and $2.9 million in 2003, 2002 and 2001, respectively.

         DERIVATIVE FINANCIAL INSTRUMENTS: We report all derivative instruments on the balance sheet at fair value and establish criteria for designation and assessment of the effectiveness of hedging relationships in accordance with SFAS No. 133. In 2002, we hedged a portion of our variable-rate debt by entering into an interest rate swap in which we agreed to exchange, at specified intervals, the calculated difference between fixed and variable interest amounts on $90 million of our debt. The swap, which was designated a cash flow hedge, matured on June 30, 2002. We recorded additional interest expense of $1.4 million during 2002 related to this contract. We have not entered into any derivative instruments since the swap expired.

         COMPREHENSIVE INCOME (LOSS): Comprehensive income (loss) represents the change in stockholder's equity from transactions and other events and circumstances arising from non-stockholder sources. Our comprehensive income
(loss) consists of net income (loss), foreign currency translation adjustments, fair value of derivatives adjustment and minimum pension liability adjustments, all net of applicable income taxes.

         Accumulated other comprehensive income (loss) consist of the following:

                                               MINIMUM                        ACCUMULATED
                                FOREIGN        PENSION        FAIR VALUE         OTHER
                               CURRENCY       LIABILITY    OF DERIVATIVES   COMPREHENSIVE
                             TRANSLATION    ADJUSTMENT(1)    ADJUSTMENT      INCOME(LOSS)
                             ------------   -------------  --------------   -------------
                                                     (IN MILLIONS)

September 30, 2000 .....        $(15.8)        $ (1.4)          $   --          $(17.2)
Fiscal 2001 change .....          16.0            1.3             (1.4)           15.9
                                ------         ------           ------          ------
September 30, 2001 .....           0.2           (0.1)            (1.4)           (1.3)
Fiscal 2002 change .....          (0.1)          (2.2)             1.4            (0.9)
                                ------         ------           ------          ------
September 30, 2002 .....           0.1           (2.3)              --            (2.2)
Fiscal 2003 change .....           0.4           (0.7)              --            (0.3)
                                ------         ------           ------          ------
September 30, 2003 .....        $  0.5         $ (3.0)          $   --          $ (2.5)
                                ======         ======           ======          ======

(1) The minimum pension liability adjustment is net of an estimate tax benefit of $1.6 million, $1.3 million and $0.1 million in 2003, 2002 and 2001, respectively.

         STOCK-BASED COMPENSATION: We do not have stock-based compensation plans separate from JBI; however, we do participate in JBI's stock-based compensation plans. Consistent with JBI, we account for participation in these plans in accordance with Accounting Principles Board Opinion No. 25 ("APB 25"), Accounting for Stock

                              JUSI HOLDINGS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 2--ACCOUNTING POLICIES (CONTINUED)

Issued to Employees, and related interpretations in accounting for stock based compensation. The pro forma effect on net income had compensation cost for awards of stock-based compensation been determined using the fair value method prescribed by Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation, were not materially different from the amounts presented in our consolidated statements of operations for the years ended September 30, 2003, 2002 and 2001. Therefore these amounts have not been presented.

         Certain key employees participate in stock incentive plans of JBI that provide for awards of restricted stock and options to purchase JBI common stock at prices equal to the fair value of the underlying shares at the date of the grant. We recognized compensation expense of $0.1 million in fiscal 2003 for vesting restricted stock awards.

         DIVIDEND TO PARENT: During fiscal 2003 we paid a dividend of $96.1 million to our parent related to the proceeds of asset sales.

         NEW ACCOUNTING PRONOUNCEMENTS: In December 2002, the FASB issued Statement No. 148, Accounting for Stock-Based Compensation - Transition and Disclosure - an amendment of FASB Statement No. 123. This Statement provides alternative methods of transition for an entity that voluntarily changes to the fair value based method of accounting for stock-based employee compensation. Those methods include the Prospective Method, the Modified Prospective Method or the Retroactive Restatement Method. The statement also amends Accounting Principles Board ("APB") Opinion No. 28, Interim Financial Reporting, to require disclosure about the effects on reported net income of an entity's accounting policy decisions with respect to stock-based employee compensation in interim financial information.

         We do not plan to adopt SFAS No. 123 under the guidelines set forth in SFAS No. 148. We cannot determine, with any accuracy, the effect the adoption of the fair value method of accounting for stock-based compensation would have on our future operating results since the amount to be recorded as compensation expense is dependent on a number of unknown variables including the number of options that will be granted during the year, the volatility of JBI's stock in the future and the option price at the time of the grant.

         In January 2003, the FASB issued FIN 46. This interpretation of Accounting Research Bulletin No. 51, Consolidated Financial Statements, addresses consolidation by business enterprises of variable interest entities. Under current practice, two enterprises generally have been included in consolidated financial statements because one enterprise controls the other through voting interests. FIN 46 defines the concept of "variable interests" and requires existing unconsolidated variable interest entities to be consolidated by their primary beneficiaries if the entities do not effectively disperse risks among the parties involved. This interpretation applies immediately to variable interest entities created after January 31, 2003. It applies as of the end of the first fiscal year or interim period ending after December 15, 2003, to variable interest entities in which an enterprise holds a variable interest that it acquired before February 1, 2003. The interpretation may be applied prospectively with a cumulative-effect adjustment as of the date on which it is first applied or by restating previously issued financial statements for one or more years with a cumulative-effect adjustment as of the beginning of the first year restated. We do not have any special purpose entities. We are in the process of evaluating our interests to determine if they meet the characteristics of interests that would qualify as variable interest entities based on the Interpretation.


         In April 2003, the FASB issued Statement No. 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities. This Statement amends and clarifies financial accounting and reporting for derivative instruments and for hedging activities under SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. Effective October 1, 2000, we adopted SFAS No. 133, as amended, which requires that all derivative instruments be reported on the balance sheet at fair value and establishes criteria for designation and effectiveness of hedging relationships. The adoption of this new guidance did not have an impact on our financial position or results of operations.

                              JUSI HOLDINGS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 2--ACCOUNTING POLICIES (CONTINUED)

         In May 2003, the FASB issued Statement No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument within its scope as a liability (or an asset in some circumstances). Many of those instruments were previously classified as equity. This Statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of this Statement did not have an impact on our financial position or results of operations.

NOTE 3--ACQUISITION OF BUSINESSES

         In connection with our sale of a 75% interest in Rexair to Strategic Industries in March 2000, JBI guaranteed Rexair's $200 million credit facility ("Rexair Guarantee"). This guarantee required JBI to maintain certain credit rating levels. In response to a downgrade of JBI's credit ratings in March 2001, JBI obtained waivers of the ratings default from Rexair's lenders while we pursued the re-acquisition of Rexair from Strategic Industries and the restructuring of JBI's debt. On August 15, 2001, we re-acquired the 75% equity interest in Rexair previously sold to Strategic Industries. The purchase consideration included the return to Strategic Industries of $27.4 million in face value of Strategic Industries notes and the assumption of borrowings outstanding under Rexair's $200 million credit facility.

         In connection with the re-acquisition, we reduced our basis in Rexair by our previously deferred gain of $69.6 million and our previously recorded share of Rexair's net liabilities of $29.3 million and increased our basis by $17.4 million in deferred transaction costs related to the original sale of Rexair in March 2000. The allocation of the purchase consideration (adjusted by the deferred gain, the carrying value of the retained liabilities and the deferred transaction costs) to the assets acquired and liabilities assumed resulted in goodwill of $52.5 million and other intangible assets of approximately $63.3 million. Finite-lived intangible assets include patented technology of $2.6 million and a distributor network of $36.0 million that are being amortized over their useful lives of 10 years and 40 years, respectively. The balance of the intangible assets is related to a trade name, which has an indefinite life. The results of Rexair have been included in the Rexair segment from the date of re-acquisition. We accounted for Rexair under the equity method of accounting during the time period from March 24, 2000 to August 15, 2001 when we held only a 25% interest.

NOTE 4--DISPOSITIONS AND DISCONTINUED OPERATIONS

         On December 28, 2001, JBI's Board of Directors approved a formal disposal plan for three businesses--Ames True Temper, Lighting Corporation of America and SiTeco (the "2001 Disposal Plan"). In connection with the disposal plan, we recorded a charge in 2001 of $149.8 million, net of tax, which represented the difference between the historical net carrying value and the estimated net realizable value of the those businesses (Ames True Temper domestic businesses, Lighting Corporation of America and SiTeco Lighting) which are included within the consolidated operations of JUSI. In fiscal 2002, we recorded a gain on the disposal of discontinued operations of $31.1 million, as we re-evaluated the estimated loss on disposal of our discontinued operations.

         In February 2003, the Board of Directors adopted a formal disposal plan to dispose of our swimming pool & equipment and water systems businesses (the "2003 Disposal Plan"). In connection with the disposal plan we recorded a charge in 2003 of $13.8 million, net of tax, which represents the difference between the historical net carrying value and the estimated net realizable value of these businesses.

         Each of these disposal plans qualified for treatment as discontinued operations. The assets and liabilities of these businesses are included in assets held for sale and liabilities associated with assets held for sale, respectively, for all periods presented through their respective sale date. Thus, included in these balances at September 30, 2003 are the assets and liabilities of our swimming pool & equipment and water systems business, and included in these balances at September 30, 2002 are the assets and liabilities of SiTeco and our swimming pools & equipment and water systems businesses.

                              JUSI HOLDINGS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 4--DISPOSITIONS AND DISCONTINUED OPERATIONS (CONTINUED)

         The major classes of assets and liabilities classified as held for sale are as follows (in millions):


                                                                  SEPTEMBER 30,    SEPTEMBER 30,
                                                                      2003             2002
                                                                  -------------    -------------
         Cash ...............................................        $   --           $ 16.7
         Trade receivables, net .............................           5.0             58.1
         Inventories ........................................           6.7             43.3
         Other current assets ...............................           1.7              5.0
         Property, plant and equipment, net .................           5.9             58.2
         Other assets .......................................           4.8             14.3
         Goodwill ...........................................            --             12.5
                                                                     ------           ------
            Assets held for sale ............................        $ 24.1           $208.1
                                                                     ======           ======
         Trade accounts payable .............................           2.6             14.2
         Other current liabilities ..........................           1.5             25.3
         Other liabilities ..................................           0.8             32.4
                                                                     ------           ------
            Liabilities associated with assets held
              for sale ......................................        $  4.9           $ 71.9
                                                                     ======           ======

         Included in assets held for sale under the classification of property, plant and equipment are properties being held for sale of $2.0 million at September 30, 2003 and $3.6 million at September 30, 2002. These properties are currently being marketed for sale and meet all of the criteria for classification as held for sale at September 30, 2003 as required by SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. The properties are recorded at the lower of their carrying value or fair value less cost to sell.

         We sold Ames True Temper in January 2002, Lighting Corporation of America in April 2002 and SiTeco in October 2002. We sold the swimming pool & equipment business in May 2003 and the water systems business in October 2003.

         The estimated 2002 operating income of the businesses in the 2001 Disposal Plan were included in our expected loss on disposal of $149.8 million, net of tax, which was recorded in 2001 and adjusted in 2002 in accordance with APB No. 30. The expected operating income of the businesses in the 2003 Disposal Plan was not included in our loss on disposal of $13.8 million, net of tax. Instead, the results of operations were recorded as income (loss) from discontinued operations in the period in which they occurred in accordance with SFAS No. 144.

         Summarized results of our discontinued operations through the date of sale are as follows:


                                2003           2002        2001
                                ----           ----        ----
                                          (IN MILLIONS)

Net sales .................      $ 41.1       $592.9     $1,173.5
Operating (loss) income ...        (1.6)        28.7          8.5

         In accordance with EITF 87-24, we allocated a portion of our interest expense related to the Restructured Facilities to discontinued operations. Amounts allocated reflect the interest expense on the estimated amount of debt that will be repaid as a result of the disposal transaction. Amounts reclassified to discontinued operations were $0.3 million for the fiscal year ended 2003.

         Included in operating income in fiscal 2001 are goodwill impairment charges totaling $60.8 million. In June 2001, we evaluated the recoverability of the goodwill based on a fair value methodology, leading us to record the charge at that time.

                              JUSI HOLDINGS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 5-- IMPAIRMENT, RESTRUCTURING AND OTHER CHARGES

         The principal components of impairment, restructuring and other charges are:

                                                        2003            2002
                                                      --------        --------
                                                            (IN MILLIONS)
Impairment of other assets ...................        $    3.1        $     --
Lease obligations and other commitments ......             0.5              --
Severance and related costs ..................             4.3             0.8
                                                      --------        --------
   Total .....................................        $    7.9        $    0.8
                                                      ========        ========
Cash charges .................................        $    4.8        $    0.8
Non-cash charges .............................             3.1              --
                                                      --------        --------
   Total .....................................        $    7.9        $    0.8
                                                      ========        ========

         Below is a summary of the charges we incurred in 2003 associated with initiatives we launched in 2003. Charges are recorded when a liability is incurred in accordance with SFAS No. 146 or other applicable guidance.

                                                      IMPAIRMENT,
                                                     RESTRUCTURING
                                                     AND SEVERANCE     PLANT CLOSURE
                                                        CHARGES            COSTS        TOTAL
                                                     --------------    -------------    ------
BATH PRODUCTS:
Closure of Plant City, FL manufacturing plant ...        $   --           $  3.9        $  3.9
Consolidation of administrative functions .......           0.4               --           0.4
                                                         ------           ------        ------
   Sub-total Bath Products segment ..............           0.4              3.9           4.3
                                                         ------           ------        ------
CORPORATE/OTHER:
Corporate Headquarters restructuring ............           3.6               --           3.6
                                                         ------           ------        ------
   Total ........................................        $  4.0           $  3.9        $  7.9
                                                         ======           ======        ======

         JBI's management approved a plan to close our Plant City, FL plant, which was closed in November 2003. During fiscal 2003, we recorded a $3.9 million charge associated with the closure of this facility. As a result of the decision to close the plant, we performed a recoverability test of the long-lived assets and determined that an impairment charge of $3.1 million was required to reduce the carrying value of the property, plant and equipment to their estimated fair value. The estimated fair value of the plant was determined based on the value of comparable plants in the area plus the value of the equipment that was transferred to our Chino facility. Approximately 120 employees were terminated as a result of this plant closing.

         In fiscal 2003, JBI's management approved the consolidation of a number of administrative functions into a shared services operations center. These functions are presently being performed by our domestic whirlpool bath, spa and sanitary bath operations in multiple locations. We incurred severance charges of $0.4 million in 2003 associated with this initiative. Approximately 44 employees will be terminated as a result of this plan.

         In April 2003, JBI's management initiated a restructuring and consolidation of the corporate headquarters that included a number of management changes and the relocation and consolidation of the Jacuzzi headquarters in Walnut Creek, California into JBI's principal offices in West Palm Beach, Florida. This resulted in the termination of seventeen employees from California, all of whom have been terminated as of September 2003. Charges of $3.6 million were recorded during fiscal 2003 related to the closure of the Walnut Creek office. These charges consist primarily of employee severance and lease expenses.

                              JUSI HOLDINGS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 5--IMPAIRMENT, RESTRUCTURING AND OTHER CHARGES (CONTINUED)

         During the third quarter of 2002, we recorded $0.8 million in charges related to management changes in our Jacuzzi operations.

         As of September 30, 2003, we had remaining accruals of $3.3 million for restructuring costs. The activity in the restructuring liability accounts is as follows:

                                           LEASE AND
                                            CONTRACT    SEVERANCE
                                            RELATED     AND RELATED      TOTAL
                                             COSTS         COSTS         COSTS
                                           ---------    -----------      ------
                                                       (IN MILLIONS)
Balance at September 30, 2001 ......        $   --        $   --         $   --
2002 activity:
   Fiscal 2002 charges .............            --           1.9            1.9
   Cash payments ...................            --          (1.5)          (1.5)
                                            ------        ------         ------
Balance at September 30, 2002 ......            --           0.4            0.4
2003 activity:
   Fiscal 2003 charges .............           0.5           4.3            4.8
   Cash payments ...................            --          (1.9)          (1.9)
                                            ------        ------         ------
Balance at September 30, 2003 ......        $  0.5        $  2.8         $  3.3
                                            ======        ======         ======

         Approximately $3.4 million of the reserves are included in the balance sheet caption "Accrued expenses and other current liabilities," while the remaining $1.0 million are recorded in the balance sheet caption "Other liabilities." We expect the remaining accruals to be paid with cash over the periods provided by the severance and lease agreements over the next four years.

NOTE 6--LONG-TERM DEBT

         Long-term debt consists of the following:

                                             AT SEPTEMBER 30,
                                        -------------------------
                                          2003              2002
                                        --------         --------
                                              (IN MILLIONS)
Senior Notes Payable:
   9.625% Senior Notes, net ....        $  380.0         $     --
Bank Facilities:
   Asset-based facility ........            23.9               --
   Term loan ...................            65.0               --
Restructured Facilities:
   Rexair ......................              --             92.8
                                        --------         --------
                                           468.9             92.8
   Less current maturities .....           (23.9)           (22.3)
                                        --------         --------
   Long-term debt ..............        $  445.0         $   70.5
                                        ========         ========

Refinancing

         On July 15, 2003, JBI completed a comprehensive re-financing of its corporate debt by closing on the issuance of $380.0 million in aggregate principal amount of 9.625% senior secured notes (the "New Notes"), as well as a new five year $200.0 million asset based revolving credit facility and a five-year $65.0 million term loan (collectively the "Bank Facilities"). The net proceeds from the New Notes, together with the initial borrowings under the Bank Facilities were used to repay the outstanding debt under our Restructured Facilities (as defined later in this note) and fund the redemption of the Old Notes (also defined later in this note). JUSI is a co-borrower under both the New Notes and Bank Facilities and therefore the amounts outstanding under the facilities are reflected in our balances as of September 30, 2003. We also have $10.0 million in interest expense related to these facilities included on our consolidated statement of operations in fiscal 2003. The amounts outstanding under these facilities and related interest expense is included in the due from affiliates in the accompanying consolidated balance sheet as of September 30, 2003.

                              JUSI HOLDINGS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 6--LONG-TERM DEBT (Continued)

         The Restructured Facilities were obligations of JUSI, JBI and certain other affiliates. These facilities were paid down simultaneously with the closing of the Bank Facilities and New Notes on July 15, 2003. Funds required for the redemption of the Old Notes (obligations of JBI and other affiliates, as defined later in this note) were placed into an escrow account on July 15, 2003. These funds, totaling $243.2 million, were used for the redemption of the Old Notes on August 14, 2003. The amount deposited reflected the principal, accrued interest and redemption premium payable to the Old Note holders.

         The net cash proceeds from the New Notes were approximately $368.6 million after transaction fees. The New Notes, which are due July 1, 2010 and pay interest semiannually on January 1 and July 1 of each year, are subject to registration with the Securities and Exchange Commission pursuant to a registration rights agreement.

         Under the five year asset-based revolving credit facility, up to $200.0 million can be borrowed subject to a borrowing base consisting of eligible accounts receivable and eligible inventory, plus eligible trademarks. The initial amount of eligible trademarks of $20.0 million is being amortized evenly over the first two years of the facility as a reduction of the borrowing base. The interest rate under the facility is currently 2.25% over LIBOR or 0.25% over Prime. This rate will reset each quarter based on JBI's Consolidated Leverage Ratio as defined in the agreement, and could range from 2.0% to 2.5% over LIBOR ("Applicable LIBOR Margin"). The weighted average interest rate for fiscal 2003 was 3.8%.

         The $65.0 million term loan matures July 15, 2008 along with the asset-based facility and carries an interest rate of 5.0% over Prime with a minimum rate of 9.25%. Mandatory prepayments of $10.0 million are required on the term loan annually beginning in September 2005, which are amortized evenly over each twelve month period. Additional prepayments are required for asset sale proceeds as well as an annual prepayment equal to 25% of JBI's annual consolidated excess cash flow, as determined in the agreement. Prepayments under each of these circumstances would, in most cases, first be applied to the term loan facility.

         The Bank Facilities require JBI to maintain certain consolidated fixed charged coverage, interest coverage and leverage ratios; comply with maximum annual capital expenditure limits and comply with other customary affirmative and negative covenants. There are also several fees including an unused commitment fee of 0.5%, a letter of credit fee equal to the Applicable LIBOR Margin and a fronting fee of 0.125% on all outstanding letters of credit.

         Certain of JBI's existing and future domestic restricted subsidiaries guarantee the New Notes, jointly and severally, on a senior basis. The New Notes are secured by a first-priority lien on and security interest in substantially all our domestic real property, plant and equipment (referred to as Notes Collateral). The New Notes are also secured by a second-priority lien on and security interests in the Bank Collateral which consists of existing and future domestic subsidiaries and 65% of the capital stock of, or other equity interest in, existing and future first-tier foreign subsidiaries and substantially all of the other assets (other than the assets that constitute Notes Collateral), in each case that are held by Jacuzzi Brands, Inc. or any of JBI's subsidiary guarantors. Obligations under the Bank Facilities are secured by a first priority lien on the Bank Collateral and a second priority lien on the Notes Collateral.

         Principal reductions of senior debt and other borrowings for the next five years ended September 30 and thereafter are as follows (in millions):

         2004...........        $ 23.9
         2005...........           0.8
         2006...........          10.0
         2007...........          10.0
         2008...........          44.2
         Thereafter ....         380.0
                                ------
                                $468.9
                                ======

                              JUSI HOLDINGS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 6--LONG-TERM DEBT (Continued)

Debt Structure Prior to July 15, 2003

         During 2001, JBI and JUSI had a $300 million 364-day credit facility (the "Credit Facility") scheduled to expire on October 26, 2001. JBI and JUSI also had a five-year revolving line of credit, which had original availability of $500 million (the "Credit Agreement"), scheduled to terminate on December 12, 2001. The Credit Facility and Credit Agreement (together, the "Revolving Facilities") were restructured on August 15, 2001. We completed the re-acquisition of Rexair and restructured the Rexair Credit Facilities on the same date. The amended facilities (including the Rexair Credit Facility, the "Restructured Facilities") extended the final maturity date of our debt under the Revolving Facilities to November 30, 2002. On October 21, 2002, JBI announced that it had obtained an amendment to our Restructured Facilities, providing for an extension of the maturity date to October 2004.

         Under the Restructured Facilities, substantially all proceeds from the sale of assets were required to be applied to reduce JBI and JUSI's funded and unfunded senior debt, including, in certain circumstances, the Old Notes. Proceeds allocable to the Old Notes and other defined obligations were required to be deposited in restricted cash collateral accounts for the benefit of the relevant holders.

Commitments

         Below is a summary of JBI's standby letters of credit, bankers' acceptances and commercial letters of credit as of September 30, 2003. All but $2.2 million of these commitments reduced the availability for borrowings under the Bank Facilities (in millions).

         Standby letters of credit ........        $ 48.5
         Bankers' acceptances .............           2.3
         Commercial letters of credit .....           0.6
                                                   ------
         Total ............................        $ 51.4
                                                   ======

Interest Paid

         Interest paid was $6.1 million, $13.3 million and $1.9 million for 2003, 2002 and 2001, respectively.

NOTE 7--PENSION AND RETIREMENT PLANS

Domestic Benefit Arrangements

         We sponsor a number of non-contributory defined benefit pension plans covering the majority of our U.S. employees. The benefits under these plans are based primarily on years of credited service and/or compensation as defined under the respective plan provisions. Our funding policy is to contribute amounts to the plans sufficient to meet the minimum funding requirements set forth in the Employee Retirement Income Security Act of 1974, plus such additional amounts as we may determine to be appropriate from time to time.

         We also sponsor a number of defined contribution plans. Contributions relating to defined contribution plans are made based upon the respective plans provisions. Additionally, we provide health care and life insurance benefits to certain groups of retirees with most retirees contributing a portion of the costs. These other post-employment benefits are presented as other benefits in the tables that follow.

         The assumptions used for the calculation of net periodic (income) expense of our defined benefit plans covering employees in the U.S. are presented below:

                                                 PENSION BENEFITS                OTHER BENEFITS
                                             ------------------------      ------------------------
                                             2003      2002      2001      2003      2002      2001
                                             ----      ----      ----      ----      ----      ----
Assumptions:
   Discount rate .......................     6.00%     6.75%     7.50%     6.00%     6.75%     7.50%
   Rate of compensation increases ......     3.25%     3.25%     4.50%       --        --        --
   Expected rate of return on assets ...     8.75%     8.75%     9.50%       --        --        --

                              JUSI HOLDINGS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 7--PENSION AND RETIREMENT PLANS (CONTINUED)

         The components of net periodic (income) expense for our defined benefit plans and our defined contribution plans are presented below:

                                                        PENSION BENEFITS             OTHER BENEFITS
                                                   --------------------------    ----------------------
                                                    2003      2002      2001     2003      2002    2001
                                                   ------    ------    ------    ----     ------   ----
                                                                         (IN MILLIONS)
Service cost ...................................   $  1.1    $  0.9    $  0.1    $0.1        0.1   $ --
Interest cost ..................................      1.3       1.2       0.2     0.1        0.1     --
Expected return on plan assets .................     (1.1)     (1.1)     (0.1)     --         --     --
Net actuarial loss .............................      0.1        --        --      --         --     --
                                                   ------    ------    ------    ----     ------   ----
   Periodic expense of defined benefit plans ...      1.4       1.0       0.2     0.2        0.2     --
   Expense (income) of participation in
     JBI Group Plan(1) .........................      1.0      (0.7)     (1.3)     --         --     --
                                                   ------    ------    ------    ----     ------   ----
Net periodic expense (income):
   Defined benefit plans .......................      2.4       0.3      (1.1)    0.2        0.2     --
   Defined contribution plans ..................      0.7       0.4       0.2      --         --     --
                                                   ------    ------    ------    ----     ------   ----
Net periodic expense (income) ..................   $  3.1    $  0.7    $ (0.9)   $0.2     $  0.2   $ --
                                                   ======    ======    ======    ====     ======   ====

(1) In Fiscal 2003, JBI's management changed the method of allocating (income) expense related to the JBI Group Plan. In the current year, we were allocated service costs related to the plan, while in prior years, we recognized a portion of the expected return on plan assets as well.

         The following table provides a reconciliation of changes in the projected benefit obligation, fair value of plan assets and the funded status of our defined benefit pension and post-employment benefit plans to the amounts recorded in our balance sheets at September 30:

                                                                PENSION BENEFITS              OTHER BENEFITS
                                                             ---------------------          -------------------
                                                              2003          2002            2003           2002
                                                             -----         ------           ----           ----
                                                                                (IN MILLIONS)
CHANGE IN PROJECTED BENEFIT OBLIGATION:
   Benefit obligation at beginning of year ..........        $ 19.8         $ 16.6         $  2.2         $  1.9
   Service cost .....................................           1.0            0.9            0.1            0.1
   Interest cost ....................................           1.2            1.2            0.1            0.1
   Actuarial losses .................................           2.1            1.8            0.9            0.2
   Benefits paid ....................................          (0.7)          (0.7)          (0.1)          (0.1)
   Plan amendments ..................................            --             --           (0.5)            --
                                                             ------         ------         ------         ------
        Benefit obligation at end of year ...........        $ 23.4         $ 19.8         $  2.7         $  2.2
                                                             ======         ======         ======         ======
CHANGE IN FAIR VALUE OF PLAN ASSETS:
   Fair value of plan assets at beginning of year ...        $ 10.3         $ 11.7         $   --         $   --
   Actual return on plan assets .....................           2.0           (1.6)            --             --
   Contributions ....................................           0.7            0.9            0.1            0.1
   Benefits paid ....................................          (0.7)          (0.7)          (0.1)          (0.1)
                                                             ------         ------         ------         ------
        Fair value of plan assets at end of year ....        $ 12.3         $ 10.3         $   --         $   --
                                                             ======         ======         ======         ======

                              JUSI HOLDINGS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 7--PENSION AND RETIREMENT PLANS (CONTINUED)

                                                                          PENSION BENEFITS               OTHER BENEFITS
                                                                       ---------------------         ---------------------
                                                                        2003           2002           2003           2002
                                                                       ------         ------         ------         ------
FUNDED STATUS OF PLANS:
   Plan assets less than projected
     benefit obligation .......................................        $(11.1)        $ (9.5)        $ (2.7)        $ (2.2)
   Unrecognized prior service income ..........................            --             --           (0.4)            --
   Unrecognized net actuarial losses ..........................           6.5            5.3            1.2            0.3
                                                                       ------         ------         ------         ------
        Total recognized ......................................        $ (4.6)        $ (4.2)        $ (1.9)        $ (1.9)
                                                                       ======         ======         ======         ======

AMOUNTS RECORDED IN THE BALANCE SHEET:
   Accrued benefits ...........................................        $ (9.3)        $ (7.9)        $ (1.9)        $ (1.9)
   Accumulated other comprehensive income .....................           4.7            3.7             --             --
                                                                       ------         ------         ------         ------
        Total recognized ......................................          (4.6)          (4.2)          (1.9)          (1.9)
   Participation in JBI Group Plan ............................            --            3.5             --             --
                                                                       ------         ------         ------         ------
        Total amount recorded in consolidated balance sheet ...        $ (4.6)        $ (0.7)        $ (1.9)        $ (1.9)
                                                                       ======         ======         ======         ======

         The aggregate projected benefit obligation and the aggregate fair value of plan assets, for the plans that have a projected benefit obligation in excess of plan assets, are $23.4 million and $12.3 million, respectively, in 2003 and $19.8 million and $10.3 million, respectively, in 2002.

         The aggregate accumulated benefit obligation and the aggregate fair value of plan assets, for the plans that have an accumulated benefit obligation in excess of plan assets, are $21.6 million and $12.3 million, respectively, in 2003 and $18.1 million and $10.3 million, respectively, in 2002.

         The assets for our domestic plans are included in a master trust which principally invests in listed stocks and bonds, including our common stock. At both September 30, 2003 and 2002, 1,333,100 shares of JBI's common stock, representing $8.3 million of the master trust's assets, as of September 30, 2003, were included in plan assets.

         The weighted average annual assumed rate of increase in the per capita cost of covered benefits (i.e., the health care cost trend rate) for the other post-employment benefit plans was 7.5% for 2003. The rate used as of September 30, 2003 was 10.0% and is assumed to decrease 0.5% a year to 5.0%. A one-percentage-point change in the assumed health care cost trend rate would have had the following effects as of and for the year ended September 30, 2003 (in millions):

                                                                          Increase (Decrease)
                                                                           Costs/Obligations
                                                                          -------------------
         Effect of a 1% increase in the health care cost trend rate on:
                 Service cost plus interest cost ........................        $   --
                 Accumulated post-employment benefit obligation .........           0.3

         Effect of a 1% decrease in the health care cost trend rate on:
                 Service cost plus interest cost ........................        $   --
                 Accumulated post-employment benefit obligation .........          (0.2)

         The tables above and on the previous pages set forth the historical components of net periodic pension cost and a reconciliation of the funded status of the pension and other post-employment benefit plans for our domestic employees is not necessarily indicative of the amounts we will recognize on a prospective basis.

                              JUSI HOLDINGS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 8--INCOME TAXES

         Income (loss) from continuing operations before income taxes consists of the following:

                                        FOR THE FISCAL YEARS ENDED
                                                SEPTEMBER 30,
                                   ------------------------------------
                                    2003           2002           2001
                                   ------         ------         ------
                                               (IN MILLIONS)
         United States ....        $  0.4         $  1.9         $(14.1)
         Foreign ..........            --           (2.8)          (1.2)
                                   ------         ------         ------
                                   $  0.4         $ (0.9)        $(15.3)
                                   ======         ======         ======

         The provision (benefit) for income taxes attributable to our (loss) income from continuing operations before income taxes consists of the following:

                                        FOR THE FISCAL YEARS ENDED
                                                SEPTEMBER 30,
                                   ------------------------------------
                                    2003           2002           2001
                                   ------         ------         ------
                                               (IN MILLIONS)
         Current:
            Federal .......        $  5.4         $   --         $ (6.5)
            State .........           1.1            0.3            0.9
            Foreign .......            --           (0.6)          (0.6)
         Deferred .........          (5.4)         (13.4)          (0.2)
                                   ------         ------         ------
                                   $  1.1         $(13.7)        $ (6.4)
                                   ======         ======         ======

                              JUSI HOLDINGS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 8--INCOME TAXES (CONTINUED)

         The components of deferred income tax assets and liabilities are as follows:

                                                                                      AT SEPTEMBER 30,
                                                                                 -------------------------
                                                                                   2003             2002
                                                                                 --------         --------
                                                                                       (IN MILLIONS)
         Deferred tax assets:
            Accruals and allowances .....................................        $   19.5         $   13.3
            Inventory ...................................................              --              1.1
            Post-employment benefits ....................................            (1.3)              --
                                                                                 --------         --------
                 Gross deferred tax assets ..............................            18.2             (9.8)
                                                                                 --------         --------
                 Total deferred tax assets ..............................            18.2             (9.8)
                                                                                 --------         --------
         Deferred tax liabilities:
            Property, plant and equipment ...............................        $   (1.9)        $   (1.6)
            Inventory ...................................................             0.8               --
            Net pension assets ..........................................             0.1             (5.1)
            Deductible goodwill .........................................            (2.3)              --
            Purchased intangibles .......................................           (24.2)           (24.2)
            Post retirement .............................................              --             (1.1)
            Disposal tax liability ......................................              --            (12.8)
            Other .......................................................             1.7             (1.2)
                                                                                 --------         --------
                 Total deferred tax liabilities .........................           (25.8)           (21.8)
                                                                                 --------         --------
                 Net deferred tax liability .............................        $   (7.6)        $  (31.6)
                                                                                 ========         ========

                              JUSI HOLDINGS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 8--INCOME TAXES (CONTINUED)

         The deferred tax balances have been classified in the balance sheet as follows:

                                                                AT SEPTEMBER 30,
                                                             ---------------------
                                                              2003           2002
                                                             ------         ------
                                                                 (IN MILLIONS)

         Current assets .............................        $ 19.5         $ 14.4
         Current liabilities ........................           0.7          (12.7)
                                                             ------         ------
            Net current assets ......................          20.2            1.7
                                                             ------         ------
         Non-current assets .........................           0.4             --
         Non-current liabilities ....................         (28.2)         (33.3)
                                                             ------         ------
            Net non-current liabilities .............         (27.8)         (33.3)
                                                             ------         ------
         Net deferred tax liabilities ...............        $ (7.6)        $(31.6)
                                                             ======         ======

         The following is a reconciliation of income taxes at the federal statutory rate of 35% to the (benefit) provision for income taxes attributable to continuing operations:

                                                                                          FOR THE FISCAL YEARS ENDED
                                                                                               SEPTEMBER 30,
                                                                                    ------------------------------------
                                                                                     2003           2002           2001
                                                                                    ------         ------         ------
                                                                                               (IN MILLIONS)
         Federal tax (benefit) provision computed at the statutory rate ....        $  0.1         $ (0.3)        $ (5.4)
         Foreign income tax differential ...................................            --            0.2           (0.1)
         State income taxes (net of federal benefit) .......................           0.7            0.2            0.6
         Non-deductible goodwill amortization ..............................            --             --            1.4
         Non-deductible items ..............................................           0.3             --            3.1
         Valuation allowance ...............................................            --          (13.1)            --
         Other, net ........................................................            --           (0.7)          (6.0)
                                                                                    ------         ------         ------
                                                                                    $  1.1         $(13.7)        $ (6.4)
                                                                                    ======         ======         ======

         Income taxes paid during 2003, 2002 and 2001 were $13.7 million, $2.2 million and $4.1 million, respectively.

                              JUSI HOLDINGS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 9--COMMITMENTS AND CONTINGENCIES

Operating Leases

         The table below shows our future minimum lease payments due under non-cancelable leases as of September 30, 2003 (presented in millions). Certain of these leases contain stated escalation clauses while others contain renewal options.

         2004..............        $  3.8
         2005..............           3.4
         2006..............           2.8
         2007..............           1.9
         2008..............           1.3
         Thereafter .......            --
                                   ------
            Total .........        $ 13.2
                                   ======

         Rent expense, including equipment rental, was approximately $4.2 million, $7.5 million and $7.8 million in 2003, 2002 and 2001, respectively.


Environmental Regulations

         We are investigating and remediating contamination at a number of present and former operating sites under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA" or "Superfund"), the federal Resource Conservation and Recovery Act or comparable state statutes or agreements with third parties. These proceedings are in various stages ranging from initial investigations to active settlement negotiations to the cleanup of sites. We have been named as a potentially responsible party at a number of Superfund sites under CERCLA or comparable state statutes. Under these statutes, responsibility for the entire cost of cleanup of a contaminated site can be imposed upon any current or former site owners or operators, or upon any party who sent waste to the site, regardless of the lawfulness of the original activities that led to the contamination. No information currently available reasonably suggests that projected expenditures associated with any of these proceedings or any remediation of these sites will have a material adverse effect on our financial condition, results of operations or cash flows.

         As of September 30, 2003, we had accrued approximately $2.9 million ($0.3 million accrued as current liabilities and $2.6 million as non-current liabilities) for environmental liabilities recorded on an undiscounted basis. We accrue an amount for each case when the likelihood of an unfavorable outcome is probable and the amount of loss associated with such unfavorable outcome is reasonably estimable. We believe that the range of liability for these matters could reach $10.0 million if it included cases where the likelihood of an unfavorable outcome is only reasonably possible. We cannot predict whether future developments in laws and regulations concerning environmental protection or unanticipated enforcement actions will require material capital expenditures or otherwise affect our financial condition, results of operations or cash flows in a materially adverse manner, or whether our businesses will be successful in meeting future demands of regulatory agencies in a manner which will not have a material adverse effect on our financial condition, results of operations or cash flows.

Litigation

         Certain of our subsidiaries are defendants or plaintiffs in lawsuits that have arisen in the normal course of business. While certain of these matters involve substantial amounts, it is management's opinion, based on the advice of counsel, that the ultimate resolution of such litigation and environmental matters will not have a material adverse effect on the Company's financial condition, results of operations or cash flows.

                              JUSI HOLDINGS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 10 - SEGMENT INFORMATION

         We currently operate in two reportable business segments - Bath Products (formerly called Bath & Plumbing) and Rexair. Bath Products manufactures whirlpools, spas, faucets, chinaware, bathtubs, showertub enclosures, bath accessories, plumbing fittings and other behind the wall plumbing products. Bath Products primarily sells to the home improvement and home construction markets through mass merchandisers, hardware stores, home centers, distributors, wholesalers and other outlets. Rexair is a leading manufacturer of premium vacuum cleaner systems. Its RAINBOW(R) vacuum cleaners collect dirt particles by means of a water filtration and separator system. Rexair distributes the RAINBOW(R) and its accessories through a network of independent authorized distributors and subdistributors.

         The financial information of the segments is regularly evaluated by the corporate operating executives in determining resource allocation and assessing performance and is periodically reviewed by the Company's Board of Directors. Our senior management evaluates the performance of each business segment based on its operating results and, other than general corporate expenses, allocates specific corporate overhead to each segment. Accounting policies for the segments are the same as those for the Company (see Note 2).

         The following is a summary of our financial information by segment, reconciled to the consolidated totals.

                                     BATH                                           CONSOLIDATED
                                   PRODUCTS           REXAIR        CORPORATE          TOTAL
                                   --------           ------        ---------       ------------
                                                            (IN MILLIONS)
NET SALES
   2003                            $  356.7         $  102.2        $     --         $  458.9
   2002                            $  301.0             98.8              --            399.8
   2001                            $  349.7             13.3              --            363.0

TOTAL OPERATING INCOME (LOSS) (1)
   2003                            $  (13.7)        $   26.6        $   (7.2)        $   12.9
   2002 (Restated)                 $   (8.1)            27.4            (2.9)            19.3
   2001 (Restated)                 $   (3.6)             2.9            (2.0)            (0.7)

CAPITAL EXPENDITURES
   2003                            $    9.2         $    2.9        $     --         $   12.1
   2002                            $    5.5              1.3              --              6.8
   2001                            $    9.7              0.2              --              9.9

DEPRECIATION AND AMORTIZATION
   2003                            $    4.7         $    3.5        $     --         $    8.2
   2002                            $    4.8              4.2              --              9.0
   2001                            $    9.2              0.5              --              9.7

ASSETS (2)
   2003                            $  969.1         $  156.6        $1,076.9         $2,202.6
   2002                            $  491.6            158.2         1,333.6          1,983.4

(1) Operating losses for corporate included management fees charged to the Company by JBI of $3.4 million, $3.0 million, and $1.1 million in fiscal 2003, 2002 and 2001, respectively.

(2) Corporate assets include net assets held for sale of $24.1 million and $208.1 million for fiscal 2003 and 2002, respectively.

(3)      Rexair was re-acquired on August 15, 2001.

         Aside from the operating income (loss) amounts noted above, our income from continuing operations includes interest income and expense, other income and expense items and income taxes, none of which are included in our measurement of segment operating profit. Corporate assets consist primarily of real property, net assets held for sale, due from parent and affiliates, cash and cash equivalents and other investments.

         Our operations are principally located in North America. Our country of domicile is the United States. Export sales represented 16% of total sales for fiscal years 2003 and 2002 and 7% for fiscal year 2001. Principal international markets served include Europe, South America, Canada and Asia.